    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997

                                                           REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------

                             F.N.B. CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ----------------------

              PENNSYLVANIA                                 6711                      25-1255406
     (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)


               HERMITAGE SQUARE                                           JOHN D. WATERS
         HERMITAGE, PENNSYLVANIA 16148                                  F.N.B. CORPORATION
                (412) 981-6000                                           HERMITAGE SQUARE
       (ADDRESS, INCLUDING ZIP CODE, AND                          HERMITAGE, PENNSYLVANIA 16148
    TELEPHONE NUMBER, INCLUDING AREA CODE,                                (412) 981-6000
 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                   (NAME, ADDRESS, INCLUDING ZIP CODE
                                                             AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                         OF AGENT FOR SERVICE)


                            ----------------------
                                  COPIES TO:

                MARLON F. STARR                                          RICHARD A. DENMON
        SMITH, GAMBRELL & RUSSELL, LLP                            CARLTON, FIELDS, WARD, EMMANUEL,
           3343 Peachtree Road, N.E.                                    SMITH & CUTLER, P.A.
                  Suite 1800                                             One Harbour Place
            Atlanta, Georgia  30326                               777 S. Harbour Island Boulevard
                (404) 264-2620                                       Tampa, Florida  33602-5799
                                                                           (813) 223-7000

                           ----------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                   PUBLIC:
      Upon the effective date of the merger of West Coast Bancorp, Inc.
          with and into a wholly-owned subsidiary of the Registrant.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     [ ]

                       CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                   PROPOSED       PROPOSED
                                                    MAXIMUM        MAXIMUM
                                   AMOUNT          OFFERING       AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF              TO BE            PRICE        OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED(1)     PER SHARE         PRICE             FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value  1,367,193 shares       (2)       $33,792,406(3)      $10,240
===========================================================================================================

(1) Based on the maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger ("Merger") of West Coast Bancorp, Inc. ("West Coast") with and into Southwest Banks, Inc., a wholly-owned subsidiary of the Registrant ("Southwest"). In accordance with Rule 416, this
     Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.
(2)  Not applicable.
(3) Computed in accordance with Rule 457(f) based on the average of the high bid and low ask prices reported by the Nasdaq Stock Market on February 28, 1997 of the maximum number of securities (1,721,906 shares of common stock of West Coast, par value $1.00) to be received by the Registrant in exchange for the securities registered hereby. A filing fee of $6,023 was paid at the time of filing of the preliminary proxy materials for this transaction on January 6, 1997 and, therefore, pursuant to Securities Exchange Act Rule 0-11(a)(2), an additional $4,217 is being paid with the filing of this Registration Statement.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                          WEST COAST BANCORP, INC.
                       2724 Del Prado Boulevard South
                          Cape Coral, Florida 33904



                                March 7, 1997


Dear Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of West Coast Bancorp, Inc. ("West Coast") to be held in the lobby of the First National Bank of Southwest Florida headquarters at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, on Tuesday, April 15, 1997, at 5:00 p.m., local time.

     As described in the enclosed Proxy Statement-Prospectus, West Coast shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 15, 1996 and amended as of February 28, 1997 (the "Merger Agreement") among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly-owned subsidiary of FNB ("Southwest") and West Coast, providing for the merger (the "Merger") of West Coast with and into Southwest, with Southwest being the corporation surviving the Merger. Upon consummation of the Merger, each issued and outstanding West Coast common share will be converted into the right to receive 0.794 shares of FNB common stock, $2.00 par value ("FNB Common Stock"), subject to certain adjustments as described in the Proxy Statement-Prospectus, with cash to be paid in lieu of fractional shares, which is expected to result in the issuance of up to 1,367,193 shares, or approximately 10.6% of the then outstanding FNB common stock.

     Further information concerning the Merger is contained in the accompanying Notice of Special Meeting and the Proxy Statement-Prospectus. The Proxy Statement-Prospectus contains a detailed description of the Merger Agreement, its terms and conditions, and the transactions contemplated thereby. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER THOUGHTFULLY THE INFORMATION SET FORTH THEREIN.

     THE BOARD OF DIRECTORS OF WEST COAST BELIEVES THE MERGER IS IN THE BEST INTERESTS OF WEST COAST'S SHAREHOLDERS, HAS APPROVED UNANIMOUSLY THE MERGER AGREEMENT, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     YOUR VOTE IS IMPORTANT! West Coast's management team would greatly appreciate your attendance at the Special Meeting. However, since the affirmative vote of the holders of a majority of the outstanding West Coast common shares is necessary to adopt the Merger Agreement and to approve the Merger, it is important that your shares be represented at the meeting, whether or not you plan to attend the Special Meeting. Accordingly, we urge you to complete, sign, and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible, even if you currently plan to attend the Special Meeting. Submitting a proxy will not prevent you from voting in person, but will assure that your vote is counted if you should be unable to attend the Special Meeting. If you do attend the Special Meeting and desire to vote in person, you may do so by withdrawing your proxy at that time. Your prompt cooperation will be greatly appreciated.

      Very truly yours,



            Thomas R. Cronin                         Michael P. Geml
         Chairman of the Board             President and Chief Executive Officer

                          WEST COAST BANCORP, INC.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON APRIL 15, 1997

To the Shareholders of
West Coast Bancorp, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of West Coast Bancorp, Inc. ("West Coast"), will be held in the lobby of the First National Bank of Southwest Florida headquarters at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, on Tuesday, April 15, 1997, at 5:00 p.m., local time, for the following purposes:

                 (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 15, 1996 and amended as of February 28, 1997 (the "Merger Agreement"), among F.N.B. Corporation ("FNB") Southwest Banks, Inc., a wholly-owned subsidiary of FNB ("Southwest") and West Coast, pursuant to which West Coast will be merged with and into Southwest, and in which each issued and outstanding West Coast common share will be converted into the right to receive 0.794 of a share of FNB Common Stock; and

                 (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Merger Agreement is more completely described in the accompanying Proxy Statement-Prospectus, and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.

         Action may be taken on the foregoing proposal at the Special Meeting on the date specified above or on any date or dates to which the Special Meeting may be adjourned. Only holders of record of West Coast common shares at the close of business on February 28, 1997 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the outstanding West Coast common shares is required for adoption of the Merger Agreement.

         Each shareholder, whether or not he or she plans to attend the Special Meeting in person, is requested to complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. This will assure your representation at the Special Meeting and may avoid the costs of additional communications. This will not prevent a shareholder from voting in person at the Special Meeting. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of West Coast a written revocation bearing a later date, or by attending and voting at the Special Meeting.


                                        By Order of the Board of Directors



                                        Stephen R. Zellner
                                        Secretary
Cape Coral, Florida
March 7, 1997

                     ----------------------------------
                           WHETHER OR NOT YOU PLAN
                           TO ATTEND THIS MEETING
                         PLEASE COMPLETE, SIGN, DATE
                     AND RETURN THE ENCLOSED PROXY CARD
                    ------------------------------------

                               PROXY STATEMENT
                                     OF
                          WEST COAST BANCORP, INC.

                       SPECIAL MEETING OF SHAREHOLDERS
                                TO BE HELD ON
                               APRIL 15, 1997

                          _________________________

                                 PROSPECTUS
                                     OF
                             F.N.B. CORPORATION

                        COMMON STOCK, $2.00 PAR VALUE

         This Proxy Statement-Prospectus (this "Proxy Statement-Prospectus") is being furnished to holders (the "Shareholders") of common stock, par value $1.00 per share ("West Coast Common Shares"), of West Coast Bancorp, Inc., a Florida corporation ("West Coast"), in connection with the solicitation of proxies by the Board of Directors of West Coast (the "West Coast Board") for use at a special meeting of such holders to be held on Tuesday, April 15, 1997, commencing at 5:00 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). At the Special Meeting, holders of West Coast Common Shares will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 15, 1996 and amended as of February 28, 1997, by and among F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and wholly-owned subsidiary of FNB ("Southwest"), and West Coast (the "Merger Agreement"), and the transactions contemplated thereby, pursuant to which, among other things, West Coast would be acquired by FNB by means of a merger of West Coast with and into Southwest (the "Merger"). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

         Pursuant to the Merger Agreement, upon consummation of the Merger, except as described herein, each issued and outstanding West Coast Common Share (other than shares held by West Coast, FNB or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid) will be converted into 0.794 of a share of common stock, par value $2.00 per share, of FNB ("FNB Common Stock"), subject to certain further adjustments as described in this Proxy Statement- Prospectus (the "Exchange Ratio"). See "THE MERGER -- Modification, Waiver, Termination." Any options, warrants or other rights to purchase West Coast Common Shares pursuant to stock options, warrants, or stock appreciation rights
(collectively, the "West Coast Options") remaining unexercised upon consummation of the Merger will become options, warrants, or other rights to purchase an adjusted number of shares of FNB Common Stock at an adjusted exercise price, both of which are computed in accordance with the Exchange Ratio. See "THE MERGER -- Conversion of West Coast Options." Each holder of
West Coast Common Shares or West Coast Options who would otherwise be entitled to receive a fraction of a share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fraction of a share, without interest. See "THE MERGER -- Description of the Merger." In addition, the Merger Agreement permits West Coast to declare and pay quarterly cash dividends to its shareholders in an amount equivalent to the regular quarterly cash dividend paid by FNB to its shareholders multiplied by the Exchange Ratio.
                                                        (continued on next page)
                               _______________

         THE FNB COMMON STOCK TO BE ISSUED IN THE MERGER, IF ANY, HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF FNB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF FNB, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                               _______________

       The date of this Proxy Statement-Prospectus is March __, 1997.

         Consummation of the Merger is subject to several conditions, including, among others, the affirmative vote to approve the Merger Agreement by the holders of a majority of the issued and outstanding West Coast Common Shares as of the Record Date entitled to vote on the matter and the approval of appropriate regulatory authorities. See "THE MERGER -- Conditions Precedent to the Merger."

         The FNB Common Stock trades on the SmallCap Market Tier of the Nasdaq Stock Market (the "Nasdaq SmallCap Market") under the trading symbol "FBAN." The last reported bid price of FNB Common Stock as reported by the Dow Jones News Retrieval Service (the "Dow Jones") on November 14, 1996, the last trading day preceding public announcement of the proposed Merger, was $23.50 per share. The last reported bid price of FNB Common Stock as reported by the Dow Jones on February 28, 1997 was $25.00 per share. Based on such last reported bid price, as of February 28, 1997, the Exchange Ratio would have resulted in a per share purchase price for the West Coast Common Shares of $19.85. The West Coast Common Shares trade on the Nasdaq Stock Market as a National Market Security (the "Nasdaq National Market") under the trading symbol "WBAN." The last sale price per share of West Coast Common Shares as reported by the Dow Jones on November 14, 1996, the last trading day preceding public announcement of the proposed Merger, was $15.375 per share. The last sale price of West Coast Common Shares as reported by the Dow Jones on February 28, 1997 was $19.375 per share. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

         Because the Exchange Ratio is fixed, a change in the market price of FNB Common Stock before the Merger would affect the value of the FNB Common Stock to be received in the Merger in exchange for the West Coast Common Shares. However, if the average of the high bid and low ask prices of FNB Common Stock during a specified period of time prior to the Merger is less than $20.625, West Coast will not be required to consummate the Merger and, at its option, may terminate the Merger Agreement. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF THE FNB COMMON STOCK AT ANY TIME BEFORE THE DATE ON WHICH THE MERGER BECOMES EFFECTIVE (THE "EFFECTIVE TIME") OR AS TO THE MARKET PRICE
OF THE FNB COMMON STOCK AT ANY TIME THEREAFTER.   The Board of Directors of
West Coast may, consistent with its fiduciary duties under Florida law to act in the best interests of its shareholders, determine not to exercise its option to terminate and consummate the Merger without any additional shareholder action or solicitation. Shareholders are urged to obtain current market quotations.

         Advest, Inc. ("Advest") has rendered its opinion, dated March 4, 1997, confirming and updating its prior opinion of November 15, 1996, to the West Coast Board that the consideration as provided in the Merger Agreement is fair, from a financial point of view, to the holders of West Coast Common Shares.
See "THE MERGER -- Opinion of West Coast's Financial Advisor."

THE WEST COAST BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF WEST COAST VOTE TO APPROVE THE MERGER AGREEMENT. FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE MERGER AGREEMENT.

         West Coast shareholders should note that certain members of management and directors of West Coast have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         This Proxy Statement-Prospectus also constitutes a prospectus of FNB with respect to the shares of FNB Common Stock issuable to shareholders of West Coast upon consummation of the Merger. FNB has supplied all information contained in this Proxy Statement-Prospectus relating to FNB and its subsidiaries, and West Coast has supplied all information contained in this Proxy Statement-Prospectus relating to West Coast and its subsidiaries.

         This Proxy Statement-Prospectus is included as part of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by FNB relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,367,193 shares of FNB Common Stock to be issued in connection with the Merger.

         This Proxy Statement-Prospectus, Notice of Special Meeting, and the accompanying form of proxy for the Special Meeting are first being sent to the shareholders of West Coast on or about March 7, 1997.

                              TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . .          1
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
  The Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
    FNB   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
    West Coast  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
  Special Meeting and Vote Required to Approve the Merger   . . . . . . . . . . . . . . . . . .          4
  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
  Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
  Recommendation of the West Coast Board  . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
  Opinion of West Coast's Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . .          6
  Certain Differences in the Rights of Shareholders   . . . . . . . . . . . . . . . . . . . . .          7
  Modification, Waiver and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
  Certain Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . .          7
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . .          8
  Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
  Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
  Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
  Resales by Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
  Share Information and Market Prices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
  Comparative Unaudited Per Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  Selected Financial Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
THE SPECIAL MEETING OF SHAREHOLDERS OF WEST COAST . . . . . . . . . . . . . . . . . . . . . . .         14
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
  Voting and Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
  Solicitation of Proxies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
  Record Date and Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
  Recommendation of the West Coast Board  . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17
  Description of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17
  Conversion of West Coast Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
  Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
  Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
  Background of and Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .         20
    Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
    West Coast Reasons for the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
    FNB Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
  Opinion of West Coast's Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . .         25
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
    Valuation Methodologies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Conditions Precedent to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         29
  Conduct of Business Prior to the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . .         30
  Modification, Waiver and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         33
  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34
  Certain Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . .         34
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . .         35
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         35
    Management Post-Merger; West Coast Employment Agreements  . . . . . . . . . . . . . . . . .         35
    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
    West Coast Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
    Other Matters Relating to West Coast Employee Benefit Plans   . . . . . . . . . . . . . . .         37
    Ownership of West Coast Common Shares by FNB and Southwest  . . . . . . . . . . . . . . . .         37
  Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         38
  Dissenters'  Rights of West Coast Shareholders  . . . . . . . . . . . . . . . . . . . . . . .         42
  Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42

                              TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
  Bank Regulatory Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42
    Federal Reserve Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42
    Status of Regulatory Approvals and Other Information  . . . . . . . . . . . . . . . . . . .         43
  Restrictions on Resales by Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . .         43
  Voluntary Dividend Reinvestment and Stock
    Purchase Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
PRICE RANGE OF COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
  Market Prices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
  Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
INFORMATION ABOUT FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
INFORMATION ABOUT WEST COAST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
DESCRIPTION OF FNB CAPITAL STOCK AND WEST COAST CAPITAL STOCK . . . . . . . . . . . . . . . . .         49
  FNB Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
    Voting and Other Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
    Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
  FNB Preferred Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
    FNB Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
    FNB Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
  West Coast Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
  West Coast Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51
COMPARISON OF SHAREHOLDER RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51
  Removal of Directors; Filling Vacancies on the Board of Directors   . . . . . . . . . . . . .         51
  Quorum of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         52
  Adjournment and Notice of Shareholder Meetings  . . . . . . . . . . . . . . . . . . . . . . .         52
  Call of Special Shareholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         52
  Shareholder Consent in Lieu of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . .         52
  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         53
  Derivative Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         53
  Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         54
  Director Qualifications and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         54
  Indemnification of Officers and Directors   . . . . . . . . . . . . . . . . . . . . . . . . .         54
  Director Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         56
  Amendment of Articles of Incorporation and Bylaws   . . . . . . . . . . . . . . . . . . . . .         56
  Vote Required for Extraordinary Corporate Transactions  . . . . . . . . . . . . . . . . . . .         57
  Interested Shareholder Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         58
  Fiduciary Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         59
  Provisions with Possible Anti-Takeover Effects  . . . . . . . . . . . . . . . . . . . . . . .         60
LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         62
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         62
SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         63
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         63
APPENDIX A -- Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .        A-1
APPENDIX B -- Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        B-1
APPENDIX C -- Opinion of Advest, Inc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        C-1

                            AVAILABLE INFORMATION

         FNB has filed with the Commission the Registration Statement under the Securities Act, relating to the shares of FNB Common Stock to be issued in connection with the Merger. For further information pertaining to the shares of FNB Common Stock to which this Proxy Statement-Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. This Proxy Statement-Prospectus constitutes the Prospectus of FNB filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. In addition, FNB and West Coast are subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such documents may also be obtained at the Web site maintained by the Commission (http://www.sec.gov). In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning FNB and West Coast also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed by FNB (SEC File No. 0-8144) with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the FNB Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment No. 1 on Form 10-K/A filed on June 27, 1996; (b) the FNB Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (c) the FNB Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (d) the FNB Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; (e) the description of FNB Common Stock contained in the FNB registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description; (f) the FNB Current Reports on Form 8-K filed February 9, 1996, May 15, 1996, June 28, 1996, August 13, 1996, November 13, 1996, November 25, 1996, January 24,
1997 and March 5, 1997.

         In addition, all documents filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the time at which the Special Meeting has been finally adjourned are hereby deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement- Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         The following documents previously filed by West Coast (SEC File No. 0-21564) with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the West Coast Annual Report on Form 10-KSB for the year ended December 31, 1996; and (b) the West Coast Current Report on Form 8-K filed December 2, 1996.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO FNB (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DAVID B. MOGLE, SECRETARY AND TREASURER, F.N.B. CORPORATION, HERMITAGE SQUARE, HERMITAGE, PENNSYLVANIA 16148, TELEPHONE (412) 981-6000. THE DOCUMENTS RELATING TO WEST COAST (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM NICHOLAS J. PANICARO, CHIEF FINANCIAL OFFICER, WEST COAST BANCORP, INC., 2724 DEL PRADO BOULEVARD SOUTH, CAPE CORAL, FLORIDA 33904, TELEPHONE (941) 772-2220. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 1, 1997. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                               ---------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FNB OR WEST COAST.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

         THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED.

         NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THIS SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WEST COAST OR FNB SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS OR THAT THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE IS CORRECT AT ANY TIME SUBSEQUENT TO THAT DATE.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT COVER ANY RESALES OF THE FNB COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF WEST COAST DEEMED TO BE "AFFILIATES" OF WEST COAST OR FNB UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF HIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

                                   SUMMARY

         The following is a brief summary of certain information set forth elsewhere in this Proxy Statement-Prospectus and is not intended to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the accompanying Appendices, and the documents incorporated herein by reference.

         Certain statements contained or incorporated by reference in this Proxy Statement-Prospectus are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results, plans for future business development activities, capital spending or financing sources, capital structure and the effects of regulation and competition and are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in West Coast's and FNB's filings with the Commission.

GENERAL

         This Proxy Statement-Prospectus, Notice of Special Meeting of West Coast shareholders to be held on Tuesday, April 15, 1997, and form of proxy solicited in connection therewith are first being mailed to West Coast shareholders on or about March 7, 1997. At the Special Meeting, the holders of West Coast Common Shares will consider and vote on whether to approve the Merger Agreement and the transactions contemplated thereby. A copy of the Merger Agreement is attached hereto as Appendix A.

THE COMPANIES

         FNB. FNB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FNB was organized under the laws of the Commonwealth of Pennsylvania in 1974 and has as its principal assets the stock of its subsidiaries. FNB provides a full range of financial services, primarily to consumers and small- to medium-sized businesses through its subsidiaries and their network of 94 offices in Pennsylvania, eastern Ohio and southwestern New York. On January 21, 1997, FNB acquired 100% of the outstanding common shares of Southwest, a Florida corporation and registered bank holding company under the BHCA. Through its two subsidiary banks, Southwest provides commercial banking services through a network of seven offices in southwestern Florida, including Collier and Lee Counties. On September 30, 1996, Southwest had total assets of $425 million. On September 30, 1996, FNB had total assets of approximately $1.7 billion and total deposits of approximately $1.4 billion, before giving effect to the acquisition of Southwest, which was accounted for as a pooling-of-interests. The principal executive offices of FNB are located at Hermitage Square, Hermitage, Pennsylvania 16148, and its telephone number is (412) 981-6000. All references herein to FNB refer to FNB Corporation and its subsidiaries, unless the context otherwise requires.

         FNB continues to evaluate additional potential acquisition candidates, and may after the date of this Proxy Statement-Prospectus, enter into one or more agreements with one or more such candidates.

         For additional information regarding FNB and the combined company that would result from the Merger, see "THE MERGER" and "INFORMATION ABOUT FNB."

         WEST COAST. West Coast is a bank holding company registered under the BHCA. It was organized under the laws of the State of Florida in 1987, and has as its principal asset the shares of its subsidiary bank, First National Bank of Southwest Florida. West Coast provides commercial banking services through a network of five offices in Lee County, Florida. On September 30, 1996, West Coast had total assets of approximately $155 million and total deposits of approximately $138 million. West Coast's principal executive offices are located at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, and its telephone number is (941) 772-2220.

         For additional information regarding West Coast, see "THE MERGER" and "INFORMATION ABOUT WEST COAST."

SPECIAL MEETING AND VOTE REQUIRED TO APPROVE THE MERGER

         The Special Meeting will be held in the lobby of the First National Bank of Southwest Florida headquarters at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, on Tuesday, April 15, 1997 at 5:00 p.m., local time, at which time the shareholders of West Coast will be asked to approve the Merger Agreement and the transactions contemplated thereby. Only the record holders of West Coast Common Shares at the close of business on February 28, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were approximately 419 holders of record of West Coast Common Shares and 1,553,419 West Coast Common Shares outstanding.

         The affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding West Coast Common Shares is required to approve the Merger Agreement and the transactions contemplated thereby. As of the Record Date, directors and executive officers of West Coast and their affiliates held approximately 227,272 shares, or 14.6% of the West Coast Common Shares entitled to vote at the Special Meeting. The banking subsidiary of West Coast, in a fiduciary capacity for third parties, does not have sole or shared voting power as to any West Coast Common Shares.

         Pursuant to the terms of the Merger Agreement, the members of the West Coast Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

         See "THE SPECIAL MEETING OF SHAREHOLDERS OF WEST COAST" and "THE MERGER -- Interests of Certain Persons in the Merger."

         Approval of the Merger Agreement by the shareholders of FNB is not required.

THE MERGER

         Subject to the terms and conditions of the Merger Agreement and at the Effective Time, West Coast will merge with and into Southwest. Southwest will be the surviving entity and will continue to be governed by the laws of the State of Florida. At the Effective Time, each outstanding West Coast Common Share (other than shares held by West Coast or FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid) will be converted into and exchanged for
0.794 of a share (subject to possible adjustment as provided below) of FNB Common Stock, with cash to be paid in lieu of any resulting fractional shares of FNB Common Stock and each share of FNB capital stock outstanding prior to the Merger will continue to be outstanding after the Effective Time. The Merger Agreement provides that the Exchange Ratio may be adjusted to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. As of the Record Date, there were 1,553,419 West Coast Common Shares outstanding. West Coast has represented that, as of the Effective Time, there will be no more than 1,721,906 West Coast Shares issued and outstanding.

         Because the Exchange Ratio is fixed and because the market price of FNB Common Stock is subject to fluctuation, the value of the shares of FNB Common Stock that holders of West Coast Common Shares will receive in the Merger may increase or decrease prior to and following the Merger.

         Immediately following the Effective Time and assuming that 1,721,906 West Coast Common Shares are outstanding immediately prior to the Effective Time, the former shareholders of West Coast would own 1,367,193 shares, or approximately 10.6%, of the then outstanding FNB Common Stock (assuming 12,856,401 shares of FNB Common Stock outstanding immediately prior to the Effective Time). The number of shares of FNB Common Stock to be issued in the Merger will be reduced if fewer than 1,721,906 West Coast Common Shares are outstanding immediately prior to the Effective Time. To the extent that all existing West Coast options and warrants are not exercised in full prior to the Effective Time, the number of West Coast Common Shares outstanding will be less than 1,721,906.

         As of the Record Date, there were West Coast Options outstanding, which are defined in the Merger Agreement to include options, warrants, and stock appreciation rights, with respect to 168,487 West Coast Common Shares. Except as described below, at the Effective Time, each West Coast Option, whether or not vested or exercisable, will be assumed by FNB and will be converted into an option, warrant, stock appreciation right, or other right to purchase the number of shares of FNB Common Stock equal to the number of West Coast Common Shares subject to such West Coast Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at a per share exercise price adjusted by dividing the per share exercise price under each such West Coast Option by the Exchange Ratio and rounding down to the nearest cent, with cash to be paid in lieu of any fractional shares upon exercise of each converted option, warrant, stock appreciation right, or other right, upon the otherwise same terms and conditions under the relevant West Coast Option as were applicable immediately prior to the Effective Time. In addition, notwithstanding the foregoing, each West Coast Option that is an "incentive stock option" shall be adjusted in accordance with the Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

         The Merger Agreement also permits West Coast to declare and pay quarterly cash dividends to its shareholders in an amount equivalent to the regular quarterly cash dividend paid by FNB on its common stock multiplied by the Exchange Ratio.

         The Merger is subject to the satisfaction or waiver of certain conditions. Such conditions include, among others, approval of the Merger Agreement by West Coast shareholders, the effectiveness under the Securities Act of the Registration Statement for shares of FNB Common Stock to be issued in the Merger, receipt of the opinion of Advest as to the fairness of the transaction to West Coast shareholders, and approval of appropriate regulatory agencies. The obligation of FNB to effect the Merger also is subject to, among other things, the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated hereby will qualify for pooling-of- interests accounting treatment, of agreements from affiliates of West Coast restricting their ability to sell or otherwise transfer their West Coast Common Shares prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger. See "THE MERGER -- Conditions Precedent to the Merger."

         West Coast has agreed to take all steps necessary to exempt the Merger from any applicable Florida anti- takeover laws.

         For additional information relating to the Merger, see "THE MERGER."

EFFECTIVE TIME OF THE MERGER

         Unless otherwise agreed by FNB and West Coast, the Effective Time is expected to occur on the date and at the time the Articles of Merger to be filed with the Florida Department of State (the "Articles of Merger") are accepted for filing by the Florida Department of State. The parties have agreed to use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day but not prior to the second business day (as designated by FNB) following the last to occur of (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of West Coast approve the Merger Agreement, unless otherwise agreed upon by FNB and West Coast. If approved by the West Coast shareholders and applicable regulatory authorities, the parties expect that the Effective Time will occur on or before May 31, 1997, although there can be no assurance as to whether or when the Merger will occur. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions Precedent to the Merger."

RECOMMENDATION OF THE WEST COAST BOARD

         THE WEST COAST BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE WEST COAST BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF WEST COAST AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF WEST COAST VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         West Coast shareholders should note that certain members of management and directors of West Coast have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the West Coast Board consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Advest, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of West Coast Common Shares. For a discussion of the factors considered by the West Coast Board in reaching its conclusions, see "THE MERGER -- Background of and Reasons for the Merger."

OPINION OF WEST COAST'S FINANCIAL ADVISOR

         Advest, which has served as financial advisor to West Coast, has rendered its opinion to the West Coast Board that the Exchange Ratio as provided in the Merger Agreement is fair to the shareholders of West Coast from a financial point of view. A copy of such opinion, dated March 4, 1997, is attached hereto as Appendix C and should be read in its entirety with respect to assumptions made, matters considered and limitations of the review undertaken by Advest in rendering such opinion. See "THE MERGER -- Opinion of West Coast's Financial Advisor."

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

         The rights of FNB shareholders and other corporate matters relating to FNB Common Stock are controlled by the FNB Articles of Incorporation (the "FNB Charter"), the FNB Bylaws (the "FNB Bylaws") and the Pennsylvania Business Corporation Law (the "PBCL"). The rights of West Coast shareholders and other corporate matters relating to West Coast Common Shares are controlled by the West Coast Articles of Incorporation (the "West Coast Charter"), the West Coast Bylaws (the "West Coast Bylaws"), and the Florida Business Corporation Act (the "FBCA"). Upon consummation of the Merger, shareholders of West Coast will become shareholders of FNB whose rights will be governed by the FNB Charter, the FNB Bylaws, and the provisions of the PBCL. See "DESCRIPTION OF FNB CAPITAL STOCK AND WEST COAST CAPITAL STOCK" and "COMPARISON OF SHAREHOLDERS RIGHTS."

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, no amendment that reduces or modifies in any material respect the consideration to be received by the holders of West Coast Common Shares in connection with the Merger may be made after the Special Meeting without the further approval of such shareholders. The Merger Agreement provides that each party may waive any of the conditions precedent to its obligations to consummate the Merger, to the extent legally permitted.

         The Merger Agreement may be terminated by mutual agreement of the Board of Directors of FNB (the "FNB Board") and the West Coast Board. The Merger Agreement may also be terminated by either the FNB Board or the West Coast Board (i) in the event of breach of the Merger Agreement by the other party that cannot or has not been cured within 30 days of notice of such breach, (ii) if the required approval of the West Coast shareholders or any applicable regulatory authority is not obtained, (iii) if the Merger is not consummated by September 30, 1997, or (iv) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by September 30, 1997.

         In addition, the Merger Agreement may be terminated by the West Coast Board, if at any time prior to the Effective Time, the fairness opinion of Advest is withdrawn, or at its sole option, upon written notice to FNB at least 24 hours prior to closing, if the average of the high bid and low asked prices of the FNB Common Stock in the over-the- counter market for the ten consecutive trading day period ending on the fifth business day prior to the Effective Time is less than $20.625.

         See "THE MERGER -- Modification, Waiver and Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. Smith, Gambrell & Russell, LLP has delivered an opinion, based upon certain customary assumptions and representations, to the effect that, for federal income tax purposes, no gain or loss will be recognized by the West Coast shareholders as a result of the Merger to the extent that they receive FNB Common Stock solely in exchange for their West Coast Common Shares. For a more complete description of the federal income tax consequences, see "THE MERGER -- Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of West Coast's management and of the West Coast Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of West Coast generally. These interests include, among others, (i) certain employment and severance agreements with certain officers of West Coast that FNB agreed either to assume or to replace with new employment agreements; (ii) the election or appointment of all remaining members of the West Coast Board to the board of directors of one of Southwest's subsidiary banks for a period of one year; and (iii) agreements by FNB to indemnify present and former directors, officers, employees and agents of West Coast and its subsidiary from and after the Merger against certain liabilities arising prior to the Merger to the fullest extent permitted under Florida law, the West Coast Charter, and the West Coast Bylaws. Pursuant to the severance agreements referred to above, three current West Coast executives may be entitled to severance payments aggregating $506,000, payable in monthly installments.

         FNB, Southwest, and certain of their directors own West Coast Common Shares.

         See "THE MERGER -- Interests of Certain Persons in the Merger."

STOCK OPTION AGREEMENT

         As a condition to FNB's entering into the Merger Agreement and to increase the probability that the Merger will be consummated, West Coast granted FNB an option (the "Stock Option") to purchase, under certain circumstances and subject to certain adjustments, up to 340,010 West Coast Common Shares (the "Stock Option Shares") at a price, subject to certain adjustments, of $15.00 per share pursuant to the terms of the Stock Option Agreement dated November 15, 1996 and amended as of February 28, 1997, by and between FNB and West Coast (the "Stock Option Agreement"). The Stock Option, if exercised, would equal (when combined with the West Coast Common Shares already owned by FNB) 19.9% of the total number of West Coast Common Shares outstanding as of its date of exercise. The Stock Option is exercisable only upon the occurrence of certain events generally indicating a change of control of West Coast not involving FNB occurring within 12 months of a termination of the Merger Agreement, and the receipt of any required regulatory approvals, neither of which has occurred as of the date hereof. Under certain circumstances, West Coast may be required to repurchase the Stock Option or the Stock Option Shares acquired pursuant to the exercise of the Stock Option. The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire West Coast. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 340,010 West Coast Common Shares to be issued may be considered a deterrent to other potential acquisitions of control of West Coast, as it is likely to increase the cost of an acquisition of all the West Coast Common Shares which would then be outstanding. See "THE MERGER -- Stock Option Agreement."

DISSENTERS' RIGHTS

         Under the provisions of Section 607.1302 of the FBCA, holders of West Coast Common Shares are not entitled to dissenters' rights with respect to payment for the value of their shares. See "THE MERGER -- Dissenters' Rights of West Coast Shareholders."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles ("GAAP"). See "THE MERGER -- Accounting Treatment."

REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve Board. The Merger may not be consummated until expiration of all applicable waiting periods.

         FNB and West Coast have filed all required applications for regulatory review and approval or notice with the Federal Reserve Board in connection with the Merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals.

         See "THE MERGER -- Conditions Precedent to the Merger" and "-- Bank Regulatory Matters."

RESALES BY AFFILIATES

         West Coast has agreed to use its reasonable efforts to obtain from each of those individuals identified by it as an affiliate an appropriate agreement that such individual will not transfer any shares of FNB Common Stock received by it as a result of the Merger, except in compliance with the applicable provisions of the Securities Act and as required by pooling-of-interests accounting treatment. See "THE MERGER -- Restrictions on Resales by Affiliates."

SHARE INFORMATION, MARKET PRICES, AND DIVIDENDS

         The FNB Common Stock trades on the Nasdaq SmallCap Market under the trading symbol "FBAN." As of February 25, 1997, there were 12,129,920 shares of FNB Common Stock outstanding held by approximately 5,010 holders of record. The West Coast Common Shares trade on the Nasdaq National Market under the trading symbol "WBAN." As of the Record Date, there were 1,553,419 West Coast Common Shares outstanding held by approximately 419 holders of record, representing approximately 1,275 beneficial holders.

         The following table sets forth the last sale price reported by the Dow Jones for shares of FNB Common Stock and for the West Coast Common Shares on November 14, 1996, the last trading day preceding public announcement of the proposed Merger, and on February 28, 1997, the Record Date. The "West Coast Equivalent" represents the last sales price of a share of FNB Common Stock on such date multiplied by the Exchange Ratio.

                                                                                     WEST COAST
                MARKET PRICE PER SHARE AT:            FNB         WEST COAST        EQUIVALENT(1)
                -------------------------          --------       ----------        -------------

              November 14, 1996                    $ 23.50         $ 15.375          $ 18.659
              February 28, 1997                    $ 25.00         $ 19.375          $ 19.85

-------------------

(1)    Based on the Exchange Ratio of 0.794.

         For additional information regarding the market prices of the FNB Common Stock and the West Coast Common Shares during the previous two years, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS -- Market Prices."

         The Merger Agreement permits West Coast to declare and pay quarterly cash dividends to its shareholders in an amount equivalent to the regular quarterly cash dividend currently paid by FNB to its shareholders multiplied by the Exchange Ratio.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth (a) selected comparative per share data for FNB and West Coast on an historical basis and with respect to FNB, on a supplemental basis giving effect to the acquisition of Southwest, which has been accounted for as a pooling-of-interests and (b) selected unaudited pro forma comparative per share data assuming that FNB, Southwest, and West Coast have been combined during the periods presented. The unaudited pro forma data have been prepared giving effect to the mergers as poolings-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The West Coast pro forma equivalent amounts are presented with respect to each set of pro forma information.

         The comparative per share data presented are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of FNB and West Coast and the supplemental financial statements and related notes thereto of FNB, incorporated by reference herein. The pro forma amounts are not necessarily indicative of results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated or which will be attained in the future.

                                                                                   NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                                                           ----------------------  -----------------
                                                           1995    1994    1993     1996     1995
                                                           ----    ----    ----     ----     ----
 EARNINGS PER COMMON SHARE
   FNB COMMON STOCK
      Historical (primary) . . . . . . . . . . . . . .     $1.90   $1.41   $1.07   $1.40    $1.38
      Historical (fully diluted) . . . . . . . . . . .      1.82    1.37    1.06    1.34     1.33
      Supplemental (primary)   . . . . . . . . . . . .      1.56    1.14    0.99    1.26     1.12
      Supplemental (fully diluted)   . . . . . . . . .      1.52    1.13    0.99    1.22     1.09
      Pro forma combined (primary) . . . . . . . . . .      1.52    1.11    0.97    1.21     1.10
      Pro forma combined (fully diluted) . . . . . . .      1.48    1.11    0.97    1.18     1.07
   WEST COAST COMMON STOCK
      Historical . . . . . . . . . . . . . . . . . . .      0.84    0.65    0.56    0.55     0.70
      Pro forma equivalent (1)
           Primary . . . . . . . . . . . . . . . . . .      1.21    0.88    0.77    0.96     0.87
           Fully Diluted . . . . . . . . . . . . . . .      1.18    0.88    0.77    0.94     0.85
 CASH DIVIDENDS DECLARED PER COMMON SHARE
   FNB historical  . . . . . . . . . . . . . . . . . .      0.35    0.25    0.24    0.47     0.23
   FNB supplemental  . . . . . . . . . . . . . . . . .      0.35    0.25    0.24    0.47     0.23
   West Coast historical . . . . . . . . . . . . . . .      0.22    0.20    0.10    0.18     0.16
   West Coast pro forma equivalent (2) . . . . . . . .      0.28    0.20    0.19    0.37     0.18

                                                                      AT              AT
                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     1996            1995
                                                                 -------------    ------------
 BOOK VALUE PER COMMON SHARE (PERIOD END)
      FNB historical . . . . . . . . . . . . . . . . . . . . .       $15.48         $14.67
      FNB supplemental . . . . . . . . . . . . . . . . . . . .        14.38          13.50
      FNB pro forma combined . . . . . . . . . . . . . . . . .        14.32          13.49
      West Coast historical  . . . . . . . . . . . . . . . . .        10.98          10.67
      West Coast pro forma equivalent (1)  . . . . . . . . . .        11.37          10.71

_______________

(1) West Coast pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts for FNB by the Exchange Ratio of 0.794 of a share of FNB Common Stock for each West Coast Common Share. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE MERGER -- Modification, Waiver and Termination." The equivalent pro forma per share information can be used for a comparison with the historical per share data of West Coast.
(2) West Coast pro forma equivalent amounts are calculated by multiplying the supplemental amounts for FNB by the Exchange Ratio of 0.794 of a share of FNB Common Stock for each West Coast Common Share. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE MERGER -- Modification, Waiver and Termination." The equivalent pro forma per share information can be used for a comparison with the historical per share data of West Coast.

SELECTED FINANCIAL DATA

         The following tables present summary selected financial data for (i) FNB, on supplemental basis giving effect to the acquisition of Southwest by FNB, which has been accounted for as a pooling-of-interests and (ii) West Coast, on an historical basis. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The summary selected financial data are based on and derived from, and should be read in conjunction with, the supplemental consolidated financial statements and the related notes thereto of FNB and the historical financial statements and the related notes thereto of West Coast. The selected financial data for the nine month periods ended September 30, 1996 and 1995 are derived from the unaudited supplemental consolidated financial statements of FNB and the unaudited consolidated financial statements of West Coast. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which the respective managements consider necessary for a fair presentation of the consolidated financial condition and results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1996.

                                                                                                     Nine Months Ended
                                                            Year Ended December 31,                     September 30,
                                            ----------------------------------------------------   ----------------------
                                            1995         1994       1993        1992        1991       1996        1995
                                            ----         ----       ----        ----        ----       ----        ----
F.N.B. CORPORATION:
Earnings (In thousands, except per
  share data)
     Interest income......................  $160,740   $140,294    $136,698    $134,857   $131,100    $127,052   $119,385
     Interest expense.....................    69,812     56,534      59,998      66,726     76,699      53,679     51,884
     Net interest income..................    90,928     83,760      76,700      68,131     54,401      73,373     67,501
     Provision for loan losses............     6,487      9,055       9,738      15,443      5,608       4,966      4,810
     Net income...........................    19,790     14,195      11,477       7,492     10,332      16,064     14,159
     Earnings per common share
          Primary.........................      1.56       1.14        0.99        0.68       1.03        1.26       1.14
          Fully diluted...................      1.52       1.13        0.99        0.68       1.02        1.22       1.10

     Cash dividends declared per
       common share.......................      0.35       0.25        0.24        0.23       0.21        0.47       0.23



                                                                 As of December 31,                    As of September 30,
                                          ----------------------------------------------------------  ----------------------
                                            1995         1994        1993        1992        1991        1996        1995
                                            ----         ----        ----        ----        ----        ----        ----
Balance sheet (period end in thousands)
     Total assets.......................  $2,091,417  $1,949,393  $1,867,785  $1,844,123  $1,465,747  $2,170,683  $2,042,008
     Total loans and leases net of
       unearned income and
       allowance for loan losses........   1,438,011   1,358,515   1,231,605   1,136,226   1,051,222   1,574,437   1,415,570
     Total deposits.....................   1,766,940   1,626,650   1,616,109   1,611,984   1,257,422   1,778,922   1,712,300
     Other borrowings...................      73,501      86,938      72,404      59,338      68,605     142,961      93,799
     Long-term debt and obligations
       under capital leases.............      49,755      55,517      31,297      32,823      18,520      33,956      40,656
     Stockholders' equity...............     171,823     152,020     127,255     118,081      99,608     180,873     166,436


                                                                                          Nine Months Ended
                                                    Year Ended December 31,                 September 30,
                                          ---------------------------------------------    ---------------
                                           1995      1994     1993      1992       1991     1996      1995
                                           ----      ----     ----      ----       ----     ----      ----
 West Coast Bancorp, Inc.:
 Earnings (In thousands, except per
   share data)
      Interest income  . . . . . . . .    $11,772    $8,981   $7,553    $6,987   $6,375    $9,356   $8,660
      Interest expense . . . . . . . .      4,942     3,361    2,860     3,072    3,401     3,890    3,609
      Net interest income  . . . . . .      6,830     5,620    4,693     3,915    2,974     5,466    5,054
      Provision for loan losses  . . .        443       122      125       353      562       551      244
      Net income before
        extraordinary items  . . . . .      1,289       995      742       508       39       847    1,071
      Earnings per common share
           Primary . . . . . . . . . .       0.84      0.65     0.56      0.97     0.06      0.55     0.70
           Fully diluted . . . . . . .       0.84      0.65     0.56      0.97     0.06      0.55     0.70
      Cash dividends declared per
        common share . . . . . . . . .       0.22      0.20     0.10      0.00     0.00      0.18     0.16

                                                       As of December 31,                 As of September 30,
                                         ---------------------------------------------    ------------------
                                           1995      1994     1993      1992      1991     1996      1995
                                           ----      ----     ----      ----      ----     ----      ----
 Balance sheet (period end in
   thousands)
      Total assets . . . . . . . . . .   $147,213  $138,423 $115,135   $91,520  $75,620  $154,819   $143,883
      Total loans, net of unearned
        discount . . . . . . . . . . .     98,082    85,198   73,391    59,478   44,946   106,377     96,833
      Total deposits . . . . . . . . .    129,205   122,068   98,418    82,543   68,218   137,550    125,887
      Other borrowings . . . . . . . .      1,029     1,097    1,231       375       40         0      1,058
      Stockholders' equity . . . . . .     16,428    15,076   14,846     7,789    6,971    16,951     16,278


              THE SPECIAL MEETING OF SHAREHOLDERS OF WEST COAST

GENERAL

         This Proxy Statement-Prospectus is first being furnished to the holders of West Coast Common Shares on or about March 7, 1997, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the West Coast Board for use at the Special Meeting of Shareholders of West Coast to be held in the lobby of the First National Bank of Southwest Florida headquarters at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, on Tuesday, April 15, 1997, at 5:00 p.m., local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

         A shareholder of West Coast may use the accompanying proxy if such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary of West Coast, prior to or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by attending the Special Meeting and voting in person at the Special Meeting. Attendance of a shareholder at the Special Meeting will not, in and of itself, constitute a revocation of the proxy. All written notices of revocation and other communications with respect to the revocation of West Coast proxies should be addressed to West Coast Bancorp, Inc., 2724 Del Prado Boulevard South, Cape Coral, Florida 33904 Attention: Corporate Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by West Coast prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted FOR approval of the Merger Agreement. The West Coast Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of West Coast, who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by West Coast, FNB, or any other person. The delivery of this Proxy Statement-Prospectus shall not, under any circumstances, create any implication that there has been no change in the business or affairs of West Coast or FNB since the date of the Proxy Statement-Prospectus.

         All costs of solicitation of proxies from West Coast shareholders will be borne by West Coast; provided, however, that FNB and West Coast have each agreed to pay one-half of the printing costs of this Proxy Statement-Prospectus and related materials.

RECORD DATE AND VOTING RIGHTS

         The West Coast Board has fixed the close of business on February 28, 1997 as the Record Date for the determination of shareholders of West Coast entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 1,553,419 West Coast Common Shares held by approximately 419 holders of record, representing approximately 1,275 beneficial holders. Each West Coast Common Share outstanding on the Record Date is entitled to one vote as to (i) the approval of the Merger Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Special Meeting.

         As of the Record Date, the directors and executive officers of West Coast and their affiliates held approximately an aggregate of 227,272 shares, or 14.6%, of West Coast Common Shares. The banking subsidiary of West Coast, in a fiduciary capacity for third parties, does not have sole or shared voting power as to any West Coast Common Shares.

         Under Florida law, the affirmative vote of a majority of the votes entitled to be cast on the matter is required in order to approve a proposed merger transaction, unless the articles of incorporation or the board of directors require a greater number of votes. Neither the Articles of Incorporation of West Coast nor its Board requires a greater number of votes. Since approval of the Merger requires, in essence, the affirmative vote of a majority of the issued and outstanding West Coast Common Shares as of the Record Date, the failure to vote the shares in favor of the Merger for any reason whatsoever - whether by withholding the vote, by abstaining, or by causing a broker non-vote - will have the same effect as a vote cast opposing the Merger.

         A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter.

         BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL THE VOTES ENTITLED TO BE CAST AT THE SPECIAL MEETING BY HOLDERS OF THE ISSUED AND OUTSTANDING WEST COAST COMMON SHARES, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE WEST COAST BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

         In order to take action on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation or state law requires a greater number of votes. All abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing, a proposed action, abstentions and broker non-votes typically will have no impact on the outcome of the matter and will not be counted as a vote cast on such matters.

RECOMMENDATION OF THE WEST COAST BOARD

         THE WEST COAST BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF WEST COAST AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF WEST COAST VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the West Coast Board, among other things, consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Advest, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of West Coast Common Shares. For a discussion of the factors considered by the West Coast Board in reaching its conclusion, see "THE MERGER -- Background of and Reasons for the Merger."

         West Coast shareholders should note that certain members of management and directors of West Coast have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Pursuant to the terms of the Merger Agreement, the members of the West Coast Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.


                   WEST COAST SHAREHOLDERS SHOULD NOT SEND
                ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

         The following summary of certain terms and provisions of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and Stock Option Agreement, which are incorporated herein by reference and, with the exception of certain exhibits thereto, are included as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement, Stock Option Agreement, and the other Appendices hereto in their entirety.

DESCRIPTION OF THE MERGER

         At the Effective Time, West Coast will be merged with and into Southwest, which will be the surviving entity and a 100% controlled subsidiary of FNB. The Southwest Charter and the Southwest Bylaws in effect at the Effective Time will continue to govern Southwest until amended or repealed in accordance with applicable law. The Merger is subject to the approval of the Federal Reserve Board. See "-- Bank Regulatory Matters."

         At the Effective Time, each West Coast Common Share outstanding immediately prior to the Effective Time (other than shares held by West Coast, FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted) will be converted automatically into the right to receive 0.794 of a share (subject to possible adjustment as provided below) of FNB Common Stock. The Merger Agreement provides that the Exchange Ratio may be adjusted to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction. At the Effective Time, any West Coast Common Shares held by West Coast, FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without consideration being paid. West Coast has represented that, as of the Effective Time, there will be no more than 1,721,906 West Coast Common Shares issued and outstanding. Following the Effective Time and assuming that 1,721,906 West Coast Common Shares are outstanding at the Effective Time, the former shareholders of West Coast would own 1,367,193 shares, or approximately 10.6%, of the then outstanding FNB Common Stock (assuming 12,856,401 shares of FNB Common Stock outstanding immediately prior to the Effective Time). The number of shares of FNB Common Stock to be issued in the Merger will be reduced if fewer than 1,721,906 West Coast Common Shares are outstanding immediately prior to the Effective Time. To the extent that all existing West Coast Options are not exercised in full prior to the Effective Time, the number of West Coast Common Shares outstanding will be less than 1,721,906. As of the Record Date, there were 1,553,419 West Coast Common Shares outstanding. However, if the average of the high bid and low ask prices of FNB Common Stock during a specified period of time prior to the Merger is less than $20.625, West Coast will not be required to consummate the Merger, and, at its option, may terminate the Merger Agreement. The Board of Directors of West Coast may, consistent with its fiduciary duties under Florida law to act in the best interests of its shareholders, determine not to exercise its option to terminate and consummate the Merger without any additional shareholder action or solicitation.

         In addition, pursuant to the terms of the Merger Agreement, until the Effective Time, West Coast is expressly authorized by FNB to declare and pay quarterly cash dividends to its shareholders in an amount equivalent to the regular quarterly cash dividend paid by FNB to its shareholders multiplied by the Exchange Ratio.

         No fractional shares of FNB Common Stock will be issued in the Merger. Instead, each holder of West Coast Common Shares who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market value of one share of FNB Common Stock at the Effective Time, which is defined in the Merger Agreement as the average of the high bid and low asked prices of one share of FNB Common Stock in the over-the-counter market as reported by the Nasdaq SmallCap Market (or, if not reported thereby, by any other authoritative source selected by FNB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares. See "-- Exchange of Certificates."

         The shares of FNB capital stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time.

CONVERSION OF WEST COAST OPTIONS

         West Coast Options to purchase an aggregate of 168,487 West Coast Common Shares were outstanding as of the Record Date. To the extent that West Coast Common Shares are issued pursuant to the exercise of West Coast Options in accordance with their terms prior to the Effective Time, they will be converted into FNB Common Stock in the same manner as other West Coast Common Shares. At the Effective Time, each West Coast Option to purchase West Coast Common Shares that has not expired and remains outstanding at the Effective Time, whether or not vested or exercisable, shall be converted into and become an option, warrant, stock appreciation right, or other right to purchase shares of FNB Common Stock, and FNB shall assume each such West Coast Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced or the warrant agreement pursuant to which it was granted and evidenced (collectively, the "West Coast Stock Plans"), except that, from and after the Effective Time, (i) FNB and its compensation committee shall be substituted for West Coast and its compensation committee (including, if applicable, the entire West Coast Board) administering such West Coast Stock Plan, (ii) each West Coast Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of FNB Common Stock subject to such West Coast Option will be equal to the number of West Coast Common Shares subject to such West Coast Option immediately prior to the Effective Time multiplied by the Exchange Ratio, with cash being paid in lieu of any resulting fraction of a share of FNB Common Stock equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such option, warrant or other right to purchase shares of FNB Common Stock, and (iv) the per share exercise price under each such West Coast Option will be adjusted by dividing the per share exercise price under each such West Coast Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the preceding sentence, each West Coast Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. FNB has agreed to take all necessary steps to effectuate the foregoing provisions.

         As soon as practicable after the Effective Time, FNB will deliver to the participants in each West Coast Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such West Coast Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments described in the above paragraph after giving effect to the Merger), and FNB will comply with the terms of each West Coast Stock Plan to ensure, to the extent required by, and subject to the provisions of, such West Coast Stock Plan, that West Coast Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB will take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of West Coast Options assumed by it and to cause such shares to be registered with the Securities and Exchange Commission.

         All restrictions or limitations on transfer with respect to West Coast Common Shares awarded under the West Coast Stock Plans or any other plan, program, or arrangement of West Coast or of any subsidiary of West Coast, to the extent that such restrictions or limitations will not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, will remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to the Merger Agreement.

         See "-- Interests of Certain Persons in the Merger."

EFFECTIVE TIME OF THE MERGER

         The Effective Time will occur on the date and at the time the Articles of Merger shall have been accepted for filing by the Florida Department of State or such other later date and time as is agreed to by the parties as specified in the Articles of Merger. Unless otherwise agreed by FNB and West Coast, the parties have agreed to use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by
FNB) but not prior to the second business day following the last to occur of
(i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of West Coast
approve the Merger Agreement.   If approved by the West Coast shareholders and
the applicable regulatory authorities, the parties expect that the Effective Time will occur on or before May 31, 1997, although there can be no assurance as to whether or when the Merger will occur.

EXCHANGE OF CERTIFICATES

         Before or as soon as practicable after the Effective Time, Chemical Mellon Shareholder Services ("Chemical Mellon" or the "Exchange Agent") will mail to each holder of record of West Coast Common Shares as of the Effective Time a letter of transmittal and related forms (the "Letter of Transmittal") for use in forwarding stock certificates previously representing West Coast Common Shares for surrender and exchange for certificates representing FNB Common Stock. Risk of loss and title to the certificates theretofore representing West Coast Common Shares shall pass only upon proper delivery of such certificates to the Exchange Agent.

         WEST COAST SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of one or more certificates for West Coast Common Shares, together with a properly completed Letter of Transmittal, there will be issued and mailed to the holder thereof a certificate or certificates representing the aggregate number of whole shares of FNB Common Stock to which such holder is entitled pursuant to the Exchange Ratio, together with all declared but unpaid dividends in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNB Common Stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent will issue stock certificates evidencing FNB Common Stock in exchange for lost, stolen, mutilated, or destroyed certificates of West Coast Common Shares only upon receipt of a lost stock affidavit and a bond indemnifying FNB against any claim arising out of the allegedly lost, stolen, mutilated, or destroyed certificate. In no event will the Exchange Agent, FNB, or West Coast be liable to any persons for any FNB Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         On and after the Effective Time and until surrender of certificates of West Coast Common Shares to the Exchange Agent, each certificate that represented outstanding West Coast Common Shares immediately prior to the Effective Time will be deemed to evidence ownership of the number of whole shares of FNB Common Stock into which such shares have been converted, and the holders thereof shall be entitled to vote at any meeting of FNB shareholders. Beginning 30 days after the Effective Time, no shareholder will, however, receive dividends or other distributions on such FNB Common Stock until the certificates representing West Coast Common Shares are surrendered. Upon surrender of West Coast Common Shares certificates, West Coast shareholders will be paid any dividends or other distributions on FNB Common Stock that are payable to holders as of any dividend record date on or following the Effective Time. No interest will be payable with respect to withheld dividends or other distributions. However, voting rights on West Coast Common Shares continue for ninety (90) days after the Effective Time regardless of whether certificates representing West Coast Common Shares have been surrendered.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER.

         In 1995, West Coast determined that the acquisition of another financial institution would be the most cost effective method for increasing its market share and implemented a strategy designed to achieve that objective. West Coast identified several acquisition candidates and approached three different institutions for the purpose of exploring a possible business combination, but was unable to reach any agreements.

         In late 1995, and again in early 1996, West Coast's management was approached by two out-of-state financial institutions which expressed an interest in expanding their presence in southwest Florida. Although neither of these inquiries resulted in the commencement of negotiations, the Board of Directors of West Coast concluded that in order to determine the most appropriate strategic direction for West Coast and to explore the various alternatives regarding how it should respond to the substantial consolidation in the U.S. banking and financial service industry, especially in Florida, it would need to undertake a thorough analysis of strategic alternatives available to West Coast. Between April and June 1996, the Board of Directors of West Coast held discussions with, and formally interviewed and received proposed terms of engagement from, several investment banking and financial consulting firms regarding the services necessary to undertake such a review and analysis. At the conclusion of these interviews and the negotiation of the terms of engagement, Advest, Inc., an investment banking firm specializing in bank institutions ("Advest"), was retained in June 1996 to assist West Coast in that analysis. Advest was asked to evaluate possible strategic alternatives available to West Coast, including the possibility of remaining independent, expansion by branching, participating in a merger transaction either as an acquiror or as a seller, and strategies aimed primarily at increasing short-term shareholder values, such as accelerated dividend distributions and stock repurchase programs. Because of the substantial benefits it would enjoy through a consolidation with another financial institution, and the lack of feasible acquisition candidates, West Coast decided that its focus should be on exploring its possible sale to a larger financial institution to maximize shareholder value.

         In order to explore the possible sale of West Coast, Advest contacted a number of financial institutions that it believed might have an interest in acquiring West Coast. FNB was one of the ten institutions which expressed an interest in West Coast. In July and August 1996, after receipt of confidentiality agreements, Advest furnished preliminary information to those financial institutions expressing an interest in West Coast and responded to various inquiries by them. Several institutions indicated a willingness to bid on the purchase of West Coast.

         On August 15, 1996, FNB submitted an indication of interest to acquire West Coast for $28,520,000 in FNB Common Stock, or $17.55 per West Coast Common Share on a fully diluted basis. The exchange ratio would be set at the time of execution of the definitive agreement and was subject to FNB's due diligence review of West Coast.

         In the evening on August 15, 1996, the West Coast Board met to review the status of Advest's inquiries and solicitations of interest in acquiring West Coast. Each financial institution contacted and those expressing an interest in West Coast were identified and all formal and informal indications of interest received by or discussed with Advest were presented to the Board, including that of FNB. During the meeting, Advest furnished the West Coast Board with a present value analysis of West Coast's Common Shares based on management's business plan and advised the Board of comparable premiums paid for similar banking institutions in Florida and elsewhere during the past two years. The Board of Directors then reviewed the range of indications of interest received by Advest and evaluated, among other things, the range of purchase prices, the alternative structures suggested, the form of consideration to be paid, and the conditions and contingencies of the proposals. After carefully reviewing the current status of Advest's preliminary inquiries into the potential interest for an acquisition of West Coast, the West Coast Board determined that, although none of the current indications of interest were acceptable, it would permit selected financial institutions to conduct a more detailed due diligence review of West Coast for the purpose of seeking higher, acceptable offers.

         The Board of Directors then established a special committee (the "Committee") consisting of Thomas R. Cronin, William S. Hussey, Dr. Stephen R. Zellner, and Michael P. Geml, to oversee this process, and to evaluate and make recommendations with respect to any further proposals that might be received.

         Between August 16 and August 26, 1996, West Coast made itself and its senior management available for a more detailed due diligence review to the extent necessary. On August 27, 1996, FNB made a revised offer to purchase West Coast at a purchase price on the date of the offer equal to $17.76 per share payable in FNB Common Stock (aggregate value of $28,920,000) at a fixed exchange ratio of 0.74 shares of FNB Common Stock for each West Coast Common Share. The offer was subject to West Coast's acceptance by August 30, 1996, and additional due diligence.

         The Committee met on August 30, 1996 by telephone conference with its legal counsel and representatives of Advest in attendance. The Committee evaluated, together with Advest, the terms of the revised offer, including the fixed exchange ratio set as of the day of the offer rather than at the time of a definitive merger agreement. Advest updated the Committee of the results of the due diligence review conducted by FNB and then compared the offer with similar transactions and the alternatives available to West Coast. Advest indicated that it believed that the price may be too low for it to render a fairness opinion and suggested further negotiation. At the conclusion of the meeting, the Committee instructed Advest to advise FNB that although it would present the offer to the full Board of Directors, it did not believe that the price was adequate and would not be in a position to recommend acceptance thereof. Advest was requested to seek a higher bid prior to the special meeting of the Board of Directors to be held on September 5, 1996.

         In response to the Committee's decision, FNB presented West Coast with a further revised offer on August 30, 1996 to purchase West Coast at a price equal to approximately $29,300,000 (on a fully diluted basis) on the day of the offer (or $18.00 per West Coast Common Share) payable in FNB Common Stock at an exchange ratio to be set on the date of the definitive merger agreement. This offer did not set a deadline for acceptance.

         The West Coast Board of Directors held a special meeting on September 5, 1996 to review and consider FNB's offer. The Board of Directors evaluated, among other things, the purchase price, the structure of the offer including the timing to set the exchange ratio, the value of the form of consideration offered (the FNB Common Stock), and the conditions to the offer, including the request for additional due diligence review. During this meeting, Advest made a presentation to the West Coast Board comparing the August 15 proposal to both the August 27 and August 30 proposals, and with other comparable transactions. Advest noted that the proposed purchase price was within the median with respect to certain measures of values of comparable transactions and on the low end with respect to other measures. Advest provided the Board with an update of its present value analysis of West Coast Common Shares with respect to both trading and acquisition values based on management's business plan, and also advised the Board of the results of its continuing market check for additional indications of interest. Advest stated that the proposed purchase price appeared to be within a reasonable range, although it was on the lower end of that range.

         At the conclusion of Advest's presentation, the Board conducted a lengthy analysis of FNB's offer and the alternatives available to West Coast. The Board noted that the business plan evaluated by Advest did not provide for any expansion or reflect the recent changes in the market area that resulted in West Coast becoming the largest independent community bank remaining in Lee County, Florida. The Board believed that the acquisition of other local community banks provided West Coast with opportunities to significantly increase its deposit and lending base, as well as an opportunity to acquire several branch sites that would be available as a result of the anticipated consolidation. In addition, since the commencement of negotiations with FNB, an acquisition candidate had approached West Coast and had suggested entering into preliminary negotiations regarding its acquisition by West Coast.

         After thoroughly reviewing FNB's offer and evaluating alternatives now available to West Coast, the Board of Directors determined that they were unable to accept the proposal. The Board could not conclude that the alternatives available to West Coast were not a superior course of action to entering into a proposed business combination with FNB at the proposed price, and without conducting a due diligence analysis of FNB, the Board of Directors was unable to evaluate the potential future value of an investment in FNB Common Stock. At the conclusion of the West Coast Board meeting, Advest advised FNB that their offer had been rejected by West Coast's Board of Directors as inadequate and that it was no longer for sale. Advest was then instructed to evaluate several revised business plan scenarios with management involving expansion by branching, a stock repurchase, and the acquisition of one of three interested local institutions, and a combination thereof.

         On September 16, 1996, at the request of FNB, Messrs. Cronin and Geml and representatives of Advest met with representatives of FNB, including Peter Mortensen, Chairman of the Board and President of FNB, John D. Waters, Vice President and Chief Financial Officer of FNB, Gary Tice, President of Southwest, and representatives of The Robinson- Humphrey Company, Inc., FNB's financial consultants. At that meeting, information was presented about the organization and structure of FNB, its future prospects, and how West Coast would fit into those plans. No revised offer was presented at this meeting.

         Between September 17 and 20, 1996, several additional informal conversations were held between the parties, but no negotiations or further offers were conducted or made.

         On October 2, 1996, Messrs. Mortensen and Waters requested an opportunity to meet with the Board of Directors of West Coast in order to introduce and familiarize the West Coast Board with FNB, particularly about recent accomplishments and future potential, to present a new offer for their consideration, and to address certain non-financial aspects of a proposed business combination. West Coast agreed to meet with FNB representatives at a special meeting of the Board of Directors to be held November 7, 1996 for the purpose of reviewing Advest's analysis of the various business plan scenarios being evaluated by it and to receive FNB's new offer.

         On November 7, 1996, the Board of Directors met and received a presentation from Advest which included a detailed analysis and valuation of each business plan scenario being considered by West Coast. This presentation also reviewed the market performance of West Coast's Common Shares, current and future trading values, and various financial projections (prepared by both Advest and management) associated with each alternative under various growth assumptions. Messrs. Mortensen and Waters were then invited into the meeting to address the Board and to propose an acquisition of West Coast by FNB at a price of approximately $30,600,000 (or $18.75 per West Coast Common Share), which also would permit West Coast to adopt a dividend equivalent to that of FNB adjusted for the Exchange Ratio through the closing of a transaction, and to describe the potential benefits that they believed the West Coast shareholders would receive from the ownership of FNB Common Stock. The proposed structure of the surviving banking institutions and the role of management in the successor corporation also were described. The Board of Directors of West Coast asked numerous questions concerning FNB's plans and proposals, including market targets. After Messrs. Mortensen and Waters left the meeting, Advest furnished a presentation evaluating the offer as compared to prior offers, the business plan scenarios under consideration by West Coast, and an analysis of FNB and its Common Stock growth potential as evaluated against similar corporations. Advest indicated that it believed that the consideration offered was fair from a financial point of view. After further discussion, the Board of Directors unanimously agreed to accept the offer subject to the negotiation of a definitive merger agreement.

         On November 14, 1996, the West Coast Board met to review the materials terms of the proposed definitive merger agreement. Advest made a presentation to the Board reviewing its prior analysis and affirming its conclusion as to the fairness of the consideration being offered. The directors asked numerous questions to ascertain whether the proposed purchase price adequately reflected the value of West Coast's assets and perceived growth potential and how the current proposal compared with other recent transactions. The Board of Directors also thoroughly reviewed and considered the conditions to the offer, the form of consideration offered, and the possibility of obtaining a higher purchase price from FNB or another third party. As a result of the foregoing, the Board of Directors unanimously agreed to approve the Merger Agreement. On November 15, 1996, the parties entered into the Merger Agreement.

         WEST COAST REASONS FOR THE MERGER.

         In evaluating and determining to approve the Merger Agreement, the West Coast Board, with the assistance of Advest and outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Merger Agreement primarily on the following factors:

                 (i) The financial terms of the Merger, including the value of the consideration offered, the premium to book value paid, the prices paid in comparable transactions, relative earnings per share and shareholders' equity of FNB and West Coast, and the ability to pay a dividend equivalent to that of FNB adjusted for the Exchange Ratio.

                 (ii) The future prospects of West Coast and possible alternatives to the proposed Merger of West Coast, including the prospects of continuing as an independent institution, the range of values to the shareholders of such alternatives, and the timing and likelihood of actually achieving those values. In particular, the West Coast Board analyzed eight different scenarios for continuing as an independent institution. These scenarios included the opening of up to two additional branches, opening two branches and conducting a stock buy back, and acquiring one of three local financial institutions while opening two additional branches. Based on its analysis, the West Coast Board concluded that the values to be received from a sale of West Coast would be higher in the long-term and less susceptible to the risks inherent in remaining independent.

                 (iii) The financial advice of Advest and the opinion of Advest that the financial terms of the proposed Merger as provided in the Merger Agreement were fair, from a financial point of view, to West Coast's shareholders. The opinion of Advest is set forth in Appendix C to this Proxy Statement-Prospectus.

                 (iv) Information with respect to the financial condition, results of operations, business and prospects of West Coast and the current industry, economic, and market conditions, as well as the risks associated with achieving those prospects. As indicated above, the West Coast Board determined that the current conditions for the sale of the Company would achieve higher values than other alternatives while eliminating the risk of the impact of a market downturn on its alternative strategies.

                 (v) The non-financial terms and structure of the proposed Merger, in particular, the fact that the Merger qualifies as a tax-free reorganization to West Coast's shareholders.

                 (vi) The business and financial condition and earnings prospects of FNB, the potential growth in FNB Common Stock, and the competence, experience, and integrity of FNB and its management.

                 (vii) The social and economic effects of the Merger on West Coast and its employees, depositors, loan and other customers, creditors, and other constituencies of the communities in which West Coast is located. The West Coast Board considered the terms of the employee benefits to be received, the proposed structure and operation of the resultant financial institutions as community banks following the Merger, and the commitment to customer quality and service that FNB would provide to West Coast's customers and depositors.

                 (viii) The likelihood of the proposed Merger being approved by appropriate regulatory authorities.

         Each of the above factors support, directly or indirectly, the determination of the West Coast Board as to the fairness of the proposed Merger. The West Coast Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the West Coast Board placed special emphasis on the consideration payable in the proposed Merger and the receipt of a favorable fairness opinion from its financial advisor. See "-- Opinion of West Coast's Financial Advisor."

         FNB REASONS FOR THE MERGER. The FNB Board recognized that the proposed Merger with West Coast provides an opportunity to continue to employ FNB's growing capital in southwest Florida, one of the fastest growing markets in the United States. This is in contrast to the more mature market areas of Pennsylvania, eastern Ohio, and southwestern New York where FNB had traditionally operated, prior to its acquisition of Southwest. The proposed Merger compliments FNB's acquisition of Southwest, and will provide for a market share of approximately 20 percent in the Cape Coral, Florida market.
FNB anticipates consolidation of several overlapping branches and operating synergies to result in combined cost savings, estimated to be approximately 17% in 1997 and 25% thereafter, assuming that the Merger is consummated within a reasonable period of time and economic conditions remain stable.

OPINION OF WEST COAST'S FINANCIAL ADVISOR

         GENERAL. West Coast retained Advest to act as its financial adviser in connection with the Merger. Advest has rendered an opinion to the West Coast Board that, based on the matters set forth therein, the consideration to be received pursuant to the Merger is fair, from a financial point of view, to West Coast's shareholders. The text of such opinion is set forth in Appendix C to this Proxy Statement-Prospectus and should be read in its entirety by shareholders of West Coast.

         The consideration to be received by West Coast shareholders in the Merger was determined by West Coast and FNB in their negotiations. No limitations were imposed by the West Coast Board or West Coast management upon Advest with respect to the investigations made or the procedures followed by Advest in rendering its opinion.

         In connection with rendering its opinion to the West Coast Board, Advest performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Advest, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of West Coast, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of West Coast. Advest has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by West Coast or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of, its analyses.

         VALUATION METHODOLOGIES. By letter dated June 21, 1996, West Coast engaged the services of Advest as its financial advisor in connection with an evaluation of possible strategic alternatives available to West Coast, including the possibility of remaining independent, expansion by branching, participating in a merger transaction either as an acquiror or as a seller, and strategies aimed primarily at increasing short-term shareholder values, such as accelerated dividend distributions and stock repurchase programs. In the event that West Coast should be involved in an acquisition or merger transaction, the engagement letter requested that Advest render a fairness opinion regarding the consideration to be received by the shareholders of West Coast, from a financial point of view.

         Advest is a nationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of bank, bank holding company, and thrift institution securities in connection with mergers, acquisitions, and other securities transactions. As the financial advisor to West Coast, Advest was involved in every stage of the discussions with various financial institutions that resulted in the proposals by FNB, as well as the negotiations with FNB that resulted in the Merger Agreement.

         Advest has delivered a written opinion to the West Coast Board of Directors dated as of November 15, 1996 and updated as of March 4, 1997 in light of subsequent events to the effect that the Exchange Ratio is fair from a financial point of view to the shareholders of West Coast. There were no limitations imposed by West Coast on Advest in connection with its rendering of the fairness opinion. Advest is a market maker in West Coast Common Shares, but not in FNB Common Stock.

         The full text of Advest's updated opinion, which sets forth assumptions made and matters considered, is attached as Appendix C to this Proxy Statement-Prospectus. West Coast shareholders are urged to read such opinion in its entirety. Advest's opinion is directed only to the consideration offered in the Merger and does not constitute a recommendation to any West Coast shareholder as to how such shareholder should vote at the Special Meeting. The summary information regarding Advest's updated opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its updated opinion, Advest conducted the following tasks: (i) reviewed the Merger Agreement and the exhibits and schedules thereto; (ii) reviewed the Annual Report on Form 10-KSB for West Coast for each of the three fiscal years ended December 31, 1993, 1994 and 1995 and on Form 10-K for FNB for each of the three fiscal years ended December 31, 1993, 1994 and 1995, as well as unaudited financial information for the year ended December 31, 1996 for each of West Coast and FNB and earnings press releases for the year ended December 31, 1996; (iii) reviewed certain financial information as filed with federal banking agencies for the three years ended December 31, 1993, 1994 and 1995, as well as for the nine months ended September 30, 1996 for each of West Coast and FNB, including comparative financial and operating data on the banking industry and certain institutions which Advest deemed to be comparable to both companies; (iv) reviewed the historical market prices and trading activity for the common stock of each of West Coast and FNB and compared them with certain publicly-traded companies which Advest deemed to be comparable to each company; (v) reviewed this Proxy Statement-Prospectus and the financial data contained herein; (vi) considered the beneficial financial impact to the shareholders of West Coast of the equivalent rate dividend permitted under the terms of the Merger Agreement;
(vii) reviewed certain bank mergers and acquisitions on a state, regional and nationwide basis for institutions which Advest deemed to be comparable to West Coast and compared the proposed consideration with the consideration paid in such other mergers and acquisitions which Advest deemed relevant; (viii) conducted limited discussions with members of senior management of each of West Coast and FNB concerning the financial condition, business, and prospects of each respective company; and (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Advest deemed necessary.

         In performing its review, Advest assumed and relied upon without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with Advest. Advest did not make any independent evaluation or appraisal of specific assets or liabilities, the collateral securing assets or liabilities of West Coast or FNB or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of West Coast and FNB). With respect to the financial projections reviewed with management, Advest assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of West Coast and FNB. Advest also assumed that there has been no material change in West Coast's and FNB's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available.

         In connection with rendering its updated opinion, Advest performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the Advest analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Advest believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Advest's opinion.

         In performing its analyses, Advest made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of West Coast, FNB, or Advest. The analyses performed by Advest and estimates contained in its analyses are not necessarily indicative of actual future results or actual values, which may be significantly more or less favorable than suggested by such analyses and estimates. Additionally, analyses related to and estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in Advest's analyses was identical to West Coast or FNB or the Merger. Because such analyses and estimates are inherently subject to uncertainty, Advest can give no assurances that such estimates can be or will be realizable at such values.

         STOCK TRADING HISTORY. Advest examined the history of trading prices for both West Coast Common Shares and FNB Common Stock for the periods from December 31, 1993 through March 4, 1997. Advest also examined the relationship between movements of the market prices for West Coast Common Shares and FNB Common Stock to movements in the Nasdaq National Stock Market bank stock index during this same period. The analysis indicated that prior to the Merger announcement, the West Coast Common Shares were trading at the lower end of the price range from that which other Florida banking institutions of a similar size were trading at the time.

         Since its listing on the Nasdaq National Stock Market on April 21, 1993, but prior to December 31, 1994, West Coast Common Shares primarily traded in the $9.50 to $12.75 range. During 1995, there was significant price appreciation and the stock began trading in the $14.00 to $16.00 range. Since April 30, 1996, the stock appreciated from $14.50 to a high of $17.75 on August 27, 1996. During the week prior to the announcement of the Merger, West Coast Common Shares traded between $15.25 and $16.00.

         CONTRIBUTION ANALYSIS. Advest prepared a contribution analysis showing the percentage contributed by West Coast to the combined company on a pro forma basis of assets, deposits, and fully diluted common equity at September 30, 1996, and net income for the nine months ended September 30, 1996. Advest then compared these percentages to the West Coast shareholders' pro forma ownership. This analysis showed that West Coast, as of September 30, 1996, would contribute 6.7% of pro forma consolidated assets, 7.2% of pro forma consolidated deposits, 8.3% of pro forma consolidated equity, and 5.2% of pro forma consolidated net income for the nine months ended September 30, 1996. West Coast shareholders would hold 10.0% of the pro forma ownership of the combined company.

         COMPARABLE COMPANY ANALYSIS. In undertaking its analysis, Advest used public and other available information to compare the financial operating performance of West Coast with a peer group of seven commercial banks in Florida with between $201 million to $1.7 billion in assets. The review considered asset size, return on average assets and equity, efficiency ratio, tangible equity to assets ratio, and the ratio of nonperforming assets to total assets, among other information. Compared to West Coast, which had a return on average assets of 0.70%, a return on average equity of 6.6%, and an efficiency ratio of 71% based on twelve months ended September 30, 1996 operating results, and tangible equity to assets ratio of 10.95% and nonperforming assets to total assets of 3.14% at September 30, 1996, the peer group had a median return on average assets of 0.73%, return on average equity of 6.93% and an efficiency ratio of 66% based on twelve months ended September 30, 1996 operating results, tangible equity to average assets ratio of 8.39% and a nonperforming assets to total assets ratio of 1.18% at September 30, 1996. In its analysis, Advest considered the fact that West Coast was smaller than many other publicly traded Florida banks, its capitalization and level of nonperforming assets were substantially higher than peer levels. Further, Advest compared the performance of West Coast against the peer group to the consideration being offered by FNB. After reviewing the foregoing, Advest concluded that the value being offered by FNB would exceed the projected financial performance of West Coast under a variety of business plans providing for West Coast expansion and growth. As indicated above, this analysis is not necessarily indicative of actual values or future results that could or may be achieved.

         DISCOUNTED CASH FLOW ANALYSIS. Advest performed an analysis which estimated the future cash flows of West Coast over three to five years under various circumstances, assuming West Coast performed in accordance with earnings forecasts of its management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, noninterest income, noninterest expenses, and dividend payout ratio). To approximate the terminal value of West Coast Common Shares at the end of the three to five year period, Advest applied price to earnings multiples ranging from 11 to 13 times and applied multiples of book value ranging from 130% to 150%. The terminal values were then discounted to present value using a 15% discount rate which was chosen to reflect the required rate of return of likely prospective buyers. This analysis indicated a trading range of value per share of West Coast Common Shares of $11.73 to $13.90 at the end of three years. As indicted above, this analysis is not necessarily indicative of actual values or actual future results that could or may be achieved.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. Advest reviewed certain financial data related to 195 acquisitions of commercial banks nationwide, with assets between $95 million and $250 million announced since January 1, 1995, of which 88 were announced since January 1, 1996. Advest also reviewed 41 recent Florida acquisitions including the following transactions which were the most recent in the Florida region (identified by acquiror/acquiree): Huntington Bancshares/Citi-Bancshares; Provident Bancorp/South Hillsborough Community Bank; Colonial BancGroup/Fort Brooke Bancorp; and Colonial BancGroup/Jefferson Bancorp.

         Advest calculated average price to the target's earnings for the last four quarters, to stated book value and tangible book value, price to assets, and premium paid to core deposits. For nationwide transactions announced since January 1, 1996, the calculations yielded, as of the date of announcement of these transactions, the following average multiples: (i) median price offered as a multiple of earnings of 16.8 times (19.6 times for Florida transactions) compared with a multiple of 24.1 times associated with the FNB proposal; (ii) median price offered as a percent of book value of 188% (205% for Florida transactions) compared with 175% associated with the FNB proposal; (iii) median price offered as a percent of tangible book value of 195% (205% for Florida transactions), compared with 175% associated with the FNB proposal; (iv) price to assets of 16.2% (17.2% for Florida transactions) compared to 19.9% associated with the FNB proposal; and (v) median premium as a percent of core deposits of 10.4% (11.7% for Florida transactions) compared to 11.4% associated with the FNB proposal. In terms of price to earnings, price to assets and core deposit premiums, the FNB proposal is in line with other Florida transactions and well above the nationwide pricing. While the FNB proposal is below both the nationwide and Florida medians for price to book and tangible book, Advest noted and considered the fact that West Coast's equity to asset level at 10.95% is well above the nationwide and Florida peer group median equity to asset ratios of 8.39 and 8.21, respectively.

         No company or transaction used as a comparison in the above analysis is identical to West Coast, FNB, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of the companies to which they are being compared.

         IMPACT ANALYSIS. Advest analyzed the changes in the amount of fully-diluted earnings per share and book value represented by the issuance of
0.794 shares of FNB Common Stock for each share of West Coast Common Shares assuming a $23.375 price per share of FNB. The analysis evaluated, among other things, possible dilution or accretion in fully diluted earnings per share and book value per share for FNB. The analysis was based upon (i) September 30, 1996 balance sheet data for West Coast; (ii) September 30, 1996 balance sheet data for FNB; (iii) latest twelve months earnings for the period ended September 30, 1996 for West Coast, and (iv) latest twelve months earnings for the period ended September 30, 1996 for FNB.

         At the time of this analysis, these pro forma analyses indicated that the Merger would be approximately 3.5% dilutive to FNB's pro forma estimated 1997 fully diluted earnings per share, and approximately 2.5% dilutive to FNB's estimated 1997 year-end book value per share.

         IMPACT PER SHARE ANALYSIS. Advest also analyzed the impact of the Merger on West Coast shareholders based on the Exchange Ratio of 0.794 shares of FNB Common Stock for one West Coast Common Share. That analysis, which was based on certain assumptions made by Advest, found that, based on the proposed Exchange Ratio, FNB's pro forma estimated 1997 equivalent earnings per share would be $1.76 or 179% greater than estimated West Coast year-end 1997 earnings per share; that FNB's estimated 1997 year-end equivalent book value per share would be $13.26 or 17.0% greater than estimated year-end 1997 West Coast book value per share; and the FNB's equivalent quarterly dividend income would be $0.127 per share or 112% greater than existing West Coast dividends per share.

         Advest's retainer agreement provides that West Coast will pay Advest a transaction fee in connection with the Merger, a substantial portion of which is contingent upon consummation of the Merger. Under the terms of the agreement, West Coast agreed to pay Advest a fee equal to 0.85% of the aggregate consideration paid to the West Coast shareholders and option holders in the Merger, or approximately $275,000 (based on the number of shares of West Coast Common Shares outstanding on the Record Date, assuming a market price of $25.00 for FNB Common Stock and assuming no adjustment to the Merger Consideration), net of $150,000 in fees already paid to Advest in relation to the Merger (including $65,000 upon execution of the Merger Agreement and $75,000 upon delivery of the initial written fairness opinion) so that the total fees for Advest's engagement by West Coast, excluding reimbursement for out-of-pocket expenses, shall not exceed 0.85% of the total consideration in the Merger.

         While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length merger and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger.

         The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Advest in the course of arriving at its opinions.

CONDITIONS PRECEDENT TO THE MERGER

         The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of West Coast. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include (i) the receipt of all required governmental orders, permits, approvals, or qualifications (and the expiration of all applicable waiting periods following the receipt of such items or the delivery of appropriate notices), provided that such approvals shall not have imposed any condition or restriction that, in the reasonable judgment of the Board of Directors of either party, would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (ii) the receipt, with certain exceptions, of all consents required for consummation of the Merger and the preventing of any default under any contract of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party; (iii) the absence of any action by a court or governmental or regulatory authority that restricts, prohibits or makes illegal the transactions contemplated by the Merger Agreement; (iv) the effectiveness of the Registration Statement under the Securities Act and the receipt of all necessary approvals under state securities laws, the Securities Act or the Exchange Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger; (v) the receipt of a letter dated as of the Effective Time from Ernst & Young LLP to the effect that the Merger qualifies to be accounted for as a pooling-of- interests under GAAP; and (vi) the receipt of the tax opinion referred to in "-- Certain Federal Income Tax Consequences."

         In addition, unless waived, each party's obligation to effect the Merger is subject to the accuracy of the other party's representations and warranties at the Effective Time and the performance by the other party of its obligations under the Merger Agreement and the receipt of certain closing certificates from the other party. The obligation of FNB to effect the Merger also is subject to the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated by the Merger Agreement will qualify for pooling-of- interests accounting treatment, and of agreements from affiliates of West Coast restricting their ability to sell or otherwise transfer their West Coast Common Shares prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger. The obligation of West Coast to effect the Merger is further subject to (i) West Coast's receipt from Advest of a letter, dated not more than five business days prior to the date of this Proxy Statement-Prospectus, stating that in the opinion of Advest, the Exchange Ratio plus the payment of the dividends to West Coast shareholders in accordance with Section 8.6 of the Merger Agreement is fair, from a financial point of view, to the holders of West Coast Common Shares; (ii) FNB having delivered the consideration to be paid to holders of the West Coast Common Shares; (iii) the average of the high bid and low asked prices (the "Average Market Price") of the FNB Common Stock in the over-the-counter market for the ten consecutive trading days prior to the fifth business day prior to the Effective Time (the "Determination Date") being not less than $20.625; and (iv) West Coast's receipt of a written opinion of Smith, Gambrell & Russell, LLP, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and West Coast. No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so.

         Either West Coast or FNB may waive certain of the conditions imposed with respect to its or their respective obligations to consummate the Merger, except for requirements that the Merger be approved by West Coast's shareholders and that all required regulatory approvals be received.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Under the terms of the Merger Agreement, West Coast has agreed, except as otherwise contemplated by the Merger Agreement, to (i) operate its business only in the usual, regular and ordinary course, (ii) use its reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required for the transactions contemplated by the Merger Agreement without imposition of a condition or restriction which in the reasonable judgement of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgement, have entered into the Merger Agreement.

         In addition, West Coast has agreed that it will not, without the prior written consent of FNB:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of West Coast or any West Coast subsidiary;

                 (b) make any new loan or other extension of credit to any person (except those who receive a commitment for a loan or extension of credit prior to the date of the Merger Agreement) in excess of $100,000 (except for loans secured by an owner occupied real property first mortgage or single or 1-4 family residential loan properly margined or secured by liquid assets, each of which is less than $500,000); provided, however, that FNB or its designate is required to make every reasonable effort to respond to West Coast's request for loan approval in a timely manner and, under normal circumstances, make a decision within three business days;

                 (c) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of West Coast or any of its subsidiaries to West Coast or any of its subsidiaries) in excess of an aggregate of $100,000 except in the ordinary course of the business consistent with past practices, or impose, or suffer the imposition, with certain exceptions, of a lien on any asset of West Coast or its subsidiaries (other than in connection with deposits, repurchase agreements, bankers acceptances, treasury tax and loan accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and already existing liens);

                 (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of West Coast or any subsidiary, or declare or pay any dividend or make any other distribution in respect of its capital stock (except for (i) regular quarterly dividends paid in accordance with Section 8.6 of the Merger Agreement, (ii) dividends paid by any West Coast subsidiary, and
(iii) acquisition of West Coast Common Shares by any West Coast subsidiary in a fiduciary or trust capacity in the ordinary course of business);

                 (e) except for the Merger Agreement, or pursuant to the Stock Option Agreement or the exercise of the West Coast Options, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of West Coast Common Shares or any other capital stock of any West Coast subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

                 (f) adjust, split, combine, or reclassify the capital stock of West Coast or any subsidiary or issue or authorize the issuance of any other securities in respect of or in substitution for West Coast Common Shares or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any West Coast subsidiary (unless any such shares of stock are sold or otherwise transferred to West Coast or another of its subsidiaries) or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration;

                 (g) except for purchases of United States Treasury securities or United States government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned subsidiary or otherwise acquire direct or indirect control over any person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

                 (h) grant any increase in compensation or benefits to the employees or officers of West Coast or its subsidiaries, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement or as otherwise disclosed; enter into or amend any severance agreements with officers of West Coast or its subsidiaries; grant any material increase in fees or other compensation to directors of West Coast or any of its subsidiaries except in accordance with past practice; or voluntarily accelerate the vesting of any West Coast Options or other employee benefits;

                 (i) except as otherwise disclosed in the Merger Agreement and excluding employment agreements that may be entered into pursuant to the terms of the Merger Agreement, enter into or amend any employment contract (unless such amendment is required by law) that West Coast or one of its subsidiaries does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

                 (j) except as otherwise disclosed in the Merger Agreement, adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than such changes required by law or to maintain the tax qualified status of any such plan;

                 (k) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws, regulatory accounting requirements or GAAP;

                 (l) except as otherwise disclosed in the Merger Agreement, commence any litigation other than in accordance with past practice or settle any litigation for material money damages or restrictions upon the operations of West Coast or any of its subsidiaries;

                 (m) except in the ordinary course of business, modify, amend, or terminate any material contract, other than renewals without a material adverse change of terms, or waive, release, compromise, or assign any material rights or claims;

                 (n) except as otherwise disclosed in the Merger Agreement, except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of West Coast;

                 (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; or

                 (p) agree to, or make any commitment to, take any of the actions prohibited by the above paragraphs.

         The Merger Agreement also provides that, except for the transactions contemplated thereby, neither West Coast nor its affiliates or representatives shall, directly or indirectly, solicit any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving West Coast or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, West Coast or any of its subsidiaries ("Acquisition Proposal"). Additionally, except to the extent necessary to comply with the fiduciary duties of the West Coast Board, as advised by counsel, neither West Coast nor its affiliates or representatives will provide any non-public information that it is not legally obligated to furnish or negotiate with respect to any Acquisition Proposal, although West Coast may communicate information about such Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations, as advised by counsel.

         In the Merger Agreement, FNB has agreed (i) to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and its business prospects and (ii) to take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement; provided that FNB or any of its subsidiaries may discontinue or dispose of any of its assets or business if FNB determines that such action is desirable in the conduct of its business. FNB further agreed that it will not, without the prior written consent of the Chief Executive Officer of West Coast, which consent shall not be unreasonably withheld, amend the FNB Charter or the FNB Bylaws in any manner adverse to the holders of West Coast Common Shares.

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, the provision relating to the consideration to be received by the holders of West Coast Common Shares may not be amended after the Special Meeting in a manner to reduce or modify in any material respect the consideration to be received by the holders of the West Coast Common Shares without the further approval of the holders of the issued and outstanding shares of West Coast Common Shares entitled to vote thereon.

         The Merger Agreement provides that each party may (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of fulfillment by the other party of any of its obligations under the Merger Agreement and (iii) waive any of the conditions precedent to its obligations to consummate the Merger to the extent legally permitted. Neither of the parties intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual agreement of the FNB Board and the West Coast Board. The Merger Agreement may also be terminated by either the FNB Board or the West Coast Board (i) in the event of inaccuracies of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days of written notice of such inaccuracies and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in the Merger Agreement; provided that such party is not then in breach of any representation or warranty contained in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement; (ii) in the event of a material breach of any covenant or agreement in the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach; (iii) if the required approval of the West Coast shareholders or any applicable regulatory authority is not obtained; (iv) if the Merger is not consummated by September 30, 1997; provided that the failure to consummate the Merger by such date is not caused by any breach of the Merger Agreement by the terminating party; or
(v) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by September 30, 1997; provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement;

         In addition, the Merger Agreement may be terminated by West Coast if
(i) upon written notice provided to FNB at least 24 hours prior to closing, the Average Market Price of a share of FNB Common Stock is less than $20.625, provided that the determination to terminate the Merger Agreement is made by a majority vote of the members of the entire West Coast Board; (ii) at any time prior to the Effective Time, the fairness opinion of Advest is withdrawn; or
(iii) prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the West Coast Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the West Coast shareholders and that the failure to terminate the Merger Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties (each a "Termination Event"). There can be no assurance that the West Coast Board would exercise its right to terminate the Merger Agreement if a Termination Event exists.

         It is not possible to know whether a Termination Event will occur until after the Determination Date or the Effective Time. The West Coast Board has made no decision as to whether it would exercise its termination right in such situation. The West Coast Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisors and legal counsel.

         Approval of the Merger Agreement by the shareholders of West Coast at the Special Meeting will confer on the West Coast Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event without any further action by, or resolicitation of, the shareholders of West Coast.

EXPENSES

         In the Merger Agreement, each of the parties has agreed to pay its own expenses and one-half of the printing costs of this Proxy Statement-Prospectus and related materials; provided, however, that in the event of any termination of the Merger Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from West Coast in an amount equal to $500,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within 12 months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event the Merger Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth therein, FNB shall reimburse West Coast for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Smith, Gambrell & Russell, LLP has delivered to FNB and West Coast its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(b) no gain or loss will be recognized by the shareholders of West Coast on the exchange of their West Coast Common Shares for FNB Common Stock pursuant to the terms of the Merger to the extent of such exchange; (c) the federal income tax basis of the FNB Common Stock for which West Coast Common Shares are exchanged pursuant to the Merger will be the same as the basis of such West Coast Common Shares exchanged therefor (including basis allocable to any fractional interest in any share of FNB Common Stock); (d) the holding period of FNB Common Stock for which West Coast Common Shares are exchanged will include the period that such shares of West Coast Common Shares were held by the holder, provided that such shares were capital assets of the holder; and (e) the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNB, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNB Common Stock surrendered, which gain or loss will be capital gain or loss if the West Coast Common Shares was a capital asset in the hands of the shareholder.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF WEST COAST SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE

MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF FNB COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of West Coast's management and of the West Coast Board have interests in the Merger that are in addition to any interests they may have as shareholders of West Coast generally. These interests include, among others, provisions in the Merger Agreement relating to the management of certain FNB subsidiaries after the Effective Time, election or appointment of all members of the West Coast Board to the board of directors of one of Southwest's subsidiary banks, certain proposed employment agreements and other employee benefits and indemnification of West Coast directors and officers, as hereinafter described. In addition, as hereinafter described, FNB, Southwest and certain of their directors own West Coast Common Shares.

         MANAGEMENT POST-MERGER; WEST COAST EMPLOYMENT AGREEMENTS. FNB has agreed to cause all of the remaining West Coast directors to be elected to the Board of Directors of either Cape Coral National Bank ("CCNB"), which is one of Southwest's two banking subsidiaries, or First National Bank of Southwest Florida ("First Southwest"), West Coast's banking subsidiary, for a one-year term following consummation of the Merger.

         After the Effective Time of the Merger, First Southwest will be merged with and into CCNB under the name and charter of CCNB and the four branch offices of First Southwest operating in Cape Coral, Florida will become branches of CCNB. First Southwest's branch office operating in Fort Myers, Florida will be reorganized, subject to regulatory approval, as a new banking subsidiary of Southwest, operating under the name "First National Bank of Southwest Florida." At such time, Thomas Cronin, the current Chairman of West Coast, will be appointed to the same position at First Southwest. Nicholas J. Panicaro and Andre Delmotte, each currently an Executive Vice President of West Coast, will be appointed to the same positions of CCNB. FNB has offered to provide Messrs. Panicaro and Delmotte new FNB employment contracts with such terms and conditions as shall be negotiated between the parties, in exchange for the cancellation by such officers of their existing West Coast employment contracts and corresponding severance pay agreements. In the event any of such officers elects not to enter into such proposed new FNB employment agreements, FNB has agreed to honor the severance pay agreement of each such officer. The same offer was provided to Michael P. Geml, the current President and Chief Executive Officer of West Coast, but Mr. Geml has declined the new FNB contract. As a result, Mr. Geml will resign upon consummation of the Merger and will receive severance in accordance with his severance pay agreement. He will, however, remain as a director of First Southwest.

         FNB has proposed or will propose new employment contracts only to Messrs. Geml (who has declined), Panicaro and Delmotte. The proposed salaries under any such new employment contracts have not been determined, although they are expected to be approximately equal to the current salaries of Messrs. Panicaro and Delmotte ($89,500 and $80,000, respectively). These contracts are expected to offer a term of employment of three years for Mr. Panicaro and one year for Mr. Delmotte. Each contract is expected to contain a two-year covenant-not-to-compete and provide for the provision of vacation and group life and health insurance to the same extent as is provided to similarly positioned employees of Southwest.

         At present, only Mr. Geml has an employment agreement with West Coast. That employment agreement, which originally was set to expire on December 31, 1996, has been extended through December 31, 1999 and provides for an annual base salary of not less than $106,000. The Agreement also provides for the payment of performance bonuses if its subsidiary banking institution achieves certain targets with respect to projected yearly return on assets.

         If these individuals decline any proposed FNB employment agreement, FNB will honor the existing severance pay agreements entered into between such officers and First Southwest. Under these agreements, if the executive is terminated under specified conditions during the three year period following a "Change of Control," such employee will be entitled to receive payment equal to two times (one time in the case of Mr. Delmotte) his annual regular compensation (excluding bonuses) as in effect immediately prior to the Change of Control. Such severance payments shall be paid in equal monthly installments. The Merger will constitute a Change of Control and if each officer elects to receive payments under their severance agreements rather than enter into employment agreements with FNB, they would be entitled to the following severance pay: Mr. Geml - $249,000, Mr. Panicaro - $179,000, and Mr. Delmotte - $80,000.

         INDEMNIFICATION. FNB has agreed that it will, following the Effective Time, indemnify, defend, and hold harmless the current and former directors, officers, employees, and agents of West Coast and its subsidiary against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent then permitted under Florida law and by the West Coast Charter and West Coast Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

         WEST COAST OPTIONS. West Coast has granted incentive and non-qualified stock options to certain West Coast officers under the West Coast Employee Incentive Stock Option Plan (the "ISO Plan") and the Nonstatutory Stock Option Plan ("Non-Qualified Plan"). Options granted under the ISO Plan vest over seven years and options granted under the Non-Qualified Plan vest over five years.

         The following table sets forth, as of February 28, 1997, with respect to West Coast executive officers (i) the number of shares covered by options held by such persons, (ii) the number of shares covered by currently-exercisable options held by such persons, (iii) the weighted average exercise price of all such options held by such persons, and (iv) the aggregate value (i.e., stock price less option exercise price, based on a stock price of $19.375 per share of West Coast Common Shares) of all such options.

                                                                 WEIGHTED AVERAGE
                                            OPTIONS CURRENTLY     EXERCISE PRICE    AGGREGATE VALUE
 NAME                       OPTIONS HELD       EXERCISABLE          PER OPTION        OF OPTIONS
 -----------------------    ------------       -----------          ----------        ----------
 Michael P. Geml              12,344             11,722              $ 9.86            $117,479
 Nicholas J. Panicaro          3,392              2,916               10.74              29,290
 Andre D. Delmotte             1,415                500               13.49               8,412
 Executive Officer Group
   (3 persons in all).....    17,151             15,138              $10.33            $155,171

         In connection with West Coast's initial public offering in February 1989, each West Coast Common Share purchased by a director or organizer of West Coast was accompanied by one nontransferable warrant to purchase one additional West Coast Common Share at a price of $10.00 per share. A total of 127,000 warrants were issued with an expiration date of February 3, 1999. As a result of the payment of a 10% stock dividend in 1992 and an amendment thereto, the original warrants were cancelled and new warrants issued for the purchase of an aggregate of 139,700 West Coast Common Shares at $9.09 per share, exercisable through December 17, 2003.

         The following table sets forth, as of February 28, 1997, (i) the number of shares covered by warrants held by such persons, (ii) the exercise price of all such warrants held by such persons, and (iii) the aggregate value (i.e., stock price less warrant exercise price, based on a stock price of $19.375 per share of West Coast Common Shares) of all such warrants.

                                                          WARRANTS   EXERCISE PRICE   AGGREGATE VALUE
                                                            HELD      PER WARRANT       OF WARRANTS
                                                            ----      -----------       -----------
 AFFILIATES OF WEST COAST:

 Thomas R. Cronin  . . . . . . . . . . . . . . . . . .     44,110        $9.09        $  453,671
 Robert E. McCormack . . . . . . . . . . . . . . . . .     22,110         9.09           227,401
 Stephen R. Zellner  . . . . . . . . . . . . . . . . .     11,110         9.09           114,266
 Michael P. Geml . . . . . . . . . . . . . . . . . . .      6,820         9.09            70,144
 Robert C. Adamski . . . . . . . . . . . . . . . . . .     11,110         9.09           227,401
 Joseph G. Howard  . . . . . . . . . . . . . . . . . .     11,110         9.09           227,401
 James B. McMenamy . . . . . . . . . . . . . . . . . .     11,110         9.09           227,401
 H. Frank Simonds  . . . . . . . . . . . . . . . . . .     11,110         9.09           227,401
 Jeffrey C. Ledward  . . . . . . . . . . . . . . . . .     11,110         9.09           227,401

 AS A GROUP (9 persons in all) . . . . . . . . . . . .    139,700        $9.09        $1,436,815

         The Merger Agreement provides for FNB to assume all outstanding West Coast Options whether or not vested or exercisable at the Effective Time in accordance with the terms of the West Coast Stock Plans under which each of them was issued or granted; provided that such West Coast Options shall thereafter be exercisable, in accordance with their original terms, for an adjusted number of shares of FNB Common Stock and at an adjusted per share exercise price computed in accordance with the Exchange Ratio. See "-- Conversion of West Coast Options."

         OTHER MATTERS RELATING TO WEST COAST EMPLOYEE BENEFIT PLANS. The Merger Agreement also provides that, following the Effective Time, FNB will provide generally to officers and employees of West Coast and its subsidiaries employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by West Coast or those currently provided by FNB or its subsidiaries to their similarly situated officers and employees; provided that, for a period of 12 months after the Effective Time, FNB will provide generally to officers and employees of West Coast or its subsidiaries severance benefits in accordance with the policies of West Coast which includes a payment to terminated officers and employees of West Coast equal to one week's pay for each year of service.

         For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than under the West Coast Stock Plans) under such employee benefit plans, the service of the employees of West Coast or any of its subsidiaries prior to the Effective Time will be treated as service with FNB or any of its subsidiaries participating in such employee benefit plans.

         OWNERSHIP OF WEST COAST COMMON SHARES BY FNB AND SOUTHWEST. As of November 15, 1996, FNB owned 35,000 West Coast Common Shares and Southwest owned 10,700 West Coast Common Shares representing in aggregate approximately 3.0% of the outstanding West Coast Common Shares as of such date. Pursuant to the Stock Option Agreement, under certain circumstances including a change of control of West Coast not involving FNB, FNB has the right to acquire up to 340,010 additional West Coast Common Shares, subject to adjustment, representing, in the aggregate, approximately 19.9% of the outstanding West Coast Common Shares as of November 15, 1996, after giving effect to the exercise of the Stock Option.

STOCK OPTION AGREEMENT

         As an inducement and a condition to FNB to enter into the Merger Agreement, FNB and West Coast entered into the Stock Option Agreement whereby West Coast granted FNB the irrevocable Stock Option entitling FNB to purchase, subject to certain adjustments, up to 340,010 West Coast Common Shares, at an exercise price, subject to certain adjustments, of $15.00 per share, payable in cash under the circumstances described below.

         The Stock Option Shares, if issued pursuant to the Stock Option Agreement, would represent (when combined with the West Coast Common Shares already owned by FNB) approximately 19.9% of the West Coast Common Shares issued and outstanding.

         The number of West Coast Common Shares subject to the Stock Option will be increased to the extent that West Coast issues additional West Coast Common Shares (otherwise than pursuant to an exercise of the Stock Option) such that the number of West Coast Common Shares subject to the Stock Option (when combined with the West Coast Common Shares already owned by FNB) continues to equal 19.9% of the West Coast Common Shares then issued and outstanding, after giving effect to the issuance of West Coast Common Shares pursuant to an exercise of the Stock Option. In the event of any change in the West Coast Common Shares by reasons of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like, the type and number of West Coast Common Shares subject to the Stock Option, and the applicable exercise price per Stock Option Share, will be appropriately adjusted and proper provision will be made so that, in the event that any additional West Coast Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Stock Option), the number of West Coast Common Shares that remain subject to the Stock Option will be increased so that, after such issuance and together with West Coast Common Shares previously issued pursuant to the exercise of the Stock Option and the number of shares otherwise beneficially owned by FNB (as adjusted on account of any of the foregoing changes in the West Coast Common Shares), equals 19.9% of the number of West Coast Shares then issued and outstanding.

         FNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, by sending written notice after the occurrence of an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Stock Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

                 (i) West Coast or any of its subsidiaries, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than FNB or any of its subsidiaries or the West Coast Board shall have recommended that the stockholders of West Coast approve or accept any such Acquisition Transaction. For purposes of the FNB Option Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction involving West Coast or any significant subsidiary of West Coast, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of West Coast or any significant subsidiary of West Coast, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of West Coast;

                 (ii) Any person (other than the officers and directors of West Coast) other than FNB, one of FNB's subsidiaries, or one of West Coast's subsidiaries acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding West Coast Common Shares (the term "beneficial ownership" for purposes of the Stock Option Agreement having the meaning assigned thereto in
Section 13(d) of the Exchange Act, and the rules and regulations thereunder pursuant to which a person is the beneficial owner of all shares that such person has direct or indirect voting power or investment power over whether through any contract, arrangement, understanding, relationship or otherwise);

                 (iii) The shareholders of West Coast shall not have approved the transactions contemplated by the Merger Agreement at the Special Meeting, or such Special Meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in either case, after the West Coast Board shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, its recommendation that the stockholders of West Coast approve the transactions contemplated by the Merger Agreement, or after West Coast or any of its subsidiaries, without having received FNB's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than FNB or one of its subsidiaries;

                 (iv) Any person other than FNB or one of its subsidiaries shall have made a bona fide proposal to West Coast or its stockholders to engage in an Acquisition Transaction, which proposal has an economic value equivalent to or in excess of that of FNB;

                 (v) West Coast shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach would entitle FNB to terminate the Merger Agreement; or

                 (vi) Any person other than FNB or one of its subsidiaries, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         The term "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding West Coast Common Shares, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (z) thereof shall be 25%.

         After a Subsequent Triggering Event prior to the termination of the Stock Option, FNB (on behalf of itself or any subsequent Holder) may demand that the Stock Option and the related Option Shares be registered under the Securities Act. Upon such demand, West Coast must effect such registration promptly, subject to certain exceptions. FNB is entitled to two such registrations. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, West Coast proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Option Shares for sale to the public under the Securities Act, West Coast must give written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB, West Coast is required, subject to certain exceptions, to use its best efforts to effect the registration under the Securities Act of all Common Stock which West Coast has been requested to register by FNB. West Coast is obligated to effect only one such "piggy-back" registration.

         The Stock Option terminates at or upon the following, each of which constitutes an "Exercise Termination Event": (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event (other than termination due to (A) the failure of FNB to satisfy a condition to closing,
(B) failure to obtain the requisite approval of West Coast shareholders following a favorable recommendation by the West Coast Board, or

(C) the withdrawal by Advest of its fairness opinion), (iii) 12 months (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act which provides for the disgorgement to the issuer of any profit realized by an insider as a result of a purchase and sale or sale and purchase of certain equity securities occurring within a six-month period) after termination of the Merger Agreement following the occurrence of an Initial Triggering Event or (iv) such other date as to which the Holder and West Coast agree.

         Under applicable law, FNB may not acquire 5% or more of the issued and outstanding shares of West Coast Common Shares without the prior approval of the Federal Reserve Board. In considering whether to approve the acquisition by FNB of shares pursuant to the exercise of the Stock Option, the Federal Reserve Board will generally apply the same standards as in considering whether to approve the Merger. See "-- Bank Regulatory Matters -- Federal Reserve Board." Certain other regulatory approvals may also be required before such an acquisition could be completed. FNB anticipates submitting an application seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding West Coast Common Shares pursuant to a potential exercise of the Stock Option.

         Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to an Exercise Termination Event (i) at the request of the Holder delivered prior to the Exercise Termination Event (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act), West Coast shall repurchase the Stock Option from the Holder at a price ("Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined herein) exceeds (y) the Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner") delivered prior to the occurrence of an Exercise Termination Event, West Coast shall repurchase such number of Stock Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. "Market/Offer Price" means the highest of (A) the price per share of West Coast Common Shares at which a tender offer or exchange offer therefor has been made, (B) the price per share of West Coast Common Shares to be paid by any third party pursuant to an agreement with West Coast, (C) the highest closing price for shares of West Coast Common Shares within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of the Stock Option or the Owner gives notice of the required repurchase of Stock Option Shares, as the case may be, or (D) in the event of the sale of all or a substantial portion of West Coast's assets, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of West Coast divided by the number of West Coast Common Shares then outstanding. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be. "Repurchase Event" means (i) the consummation of certain mergers, consolidations or similar transactions involving West Coast or any purchase, transfer or other acquisition of all or a substantial portion of the assets or deposits of West Coast or a significant subsidiary of West Coast by any person other than FNB or one of its subsidiaries, (such transactions being more fully described in clauses (i), (ii) and (iii) of the paragraph immediately following this paragraph) or (ii) the acquisition by any person of beneficial ownership of 50% or more of the then outstanding West Coast Common Shares.

         In the event that prior to an Exercise Termination Event, West Coast enters into an agreement (i) to consolidate with or merge into any person other than FNB or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than FNB or one of its subsidiaries to merge into West Coast with West Coast as the continuing or surviving corporation, but in connection therewith the then outstanding West Coast Common Shares are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding West Coast Common Shares after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its or a significant subsidiary's assets or deposits to any person other than FNB or one of its subsidiaries, then such agreement shall provide that the Stock Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of West Coast's assets or deposits, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option.

         The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. The repurchase price for the Substitute Shares shall equal the Highest Closing Price multiplied by the number of Substitute Shares to be repurchased. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

         Neither West Coast nor FNB may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, FNB, subject to the express provisions of the Stock Option Agreement, may assign in whole or in part its rights and obligations thereunder; provided, however, that until 30 days after the Federal Reserve Board approves an application by FNB to acquire the Stock Option Shares, FNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of West Coast, (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         No shares shall be issued pursuant to the exercise of the Stock Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction enjoining such exercise.

         The rights and obligations of West Coast and FNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, applying to the Federal Reserve Board for approval to acquire the Stock Option Shares.

         The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire West Coast. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 340,010 West Coast Common Shares to be issued may be considered a deterrent to other potential acquisitions of control of West Coast, as it is likely to increase the cost of an acquisition of all the West Coast Common Shares which would then be outstanding.

DISSENTERS' RIGHTS OF WEST COAST SHAREHOLDERS

         Under the provisions of Section 607.1302 of the FBCA, holders of West Coast Common Shares are not entitled to dissenters' rights with respect to payment for the value of their West Coast Common Shares.

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under GAAP. West Coast and FNB have agreed to use their reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests treatment.

         Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FNB (including the historical assets and liabilities of Southwest) and West Coast will be combined at the Effective Time of the Merger and carried forward at their previously recorded amounts, and the shareholders' equity accounts of West Coast and FNB will be combined on FNB's consolidated balance sheet and no goodwill or other intangible assets will be created.

BANK REGULATORY MATTERS

         FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under the BHCA. The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

         The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Three of FNB's five banking subsidiaries have an outstanding CRA rating with the appropriate federal regulator. The other two of FNB's banking subsidiaries have a satisfactory rating with the appropriate federal regulator. West Coast's banking subsidiary has a satisfactory CRA rating with the appropriate federal regulator.

         Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

         The Merger generally may not be consummated until between 15 and 30 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. FNB and West Coast believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Merger will not be material to the financial condition or results of operations of FNB or West Coast prior to the Effective Time, or FNB after the Effective Time.

         FNB's right to exercise the Stock Option under the Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, because the exercise of the Stock Option under the Stock Option Agreement would result in FNB owning more than 5% of the outstanding West Coast Common Shares. In considering whether to approve FNB's right to exercise the Stock Option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

         STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. FNB and West Coast will file all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. FNB anticipates submitting an application seeking Federal Reserve Board approval of the Merger and of its acquisition of up to 19.9% of the outstanding West Coast Common Shares pursuant to a potential exercise of the Stock Option.

         The Merger Agreement provides that the obligation of each of FNB and West Coast to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger, or that no action will be brought challenging such approvals or action, including a challenge by the United States Department of Justice or, if such a challenge is made, the result thereof.

         FNB and West Coast are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, FNB and West Coast currently contemplate that such approval or action would be sought.

         THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE "-- CONDITIONS PRECEDENT TO THE MERGER." THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

         See "-- Effective Time of the Merger," "-- Conditions Precedent to the Merger" and "-- Modification, Waiver and Termination."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of FNB Common Stock to be issued to shareholders of West Coast in the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of West Coast or FNB as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of West Coast at the time the Merger is submitted for vote or consent of the shareholders of West Coast will, under existing law, require either (a) the further registration under the Securities Act of the shares of FNB Common Stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An "affiliate" of West Coast, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with West Coast. In addition, under requirements for pooling-of-interests method of accounting, the shares of FNB Common Stock issued to affiliates are not transferable until such time as financial results covering at least 30 days of combined operations of FNB and West Coast have been published. The foregoing restrictions are expected to apply to the directors, executive officers, and the beneficial holders of 10% or more of the West Coast Common Shares (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by FNB to the transfer agent with respect to the FNB Common Stock to be received by persons subject to the restrictions described above. West Coast has agreed that, not later than 30 days prior to the Effective Time, it will use its best efforts to obtain from each of those persons identified by West Coast as affiliates appropriate agreements that each such individual will not make any further sales of shares of FNB Common Stock received upon consummation of the Merger except in compliance with the restrictions described in this paragraph.

VOLUNTARY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         FNB has a voluntary dividend reinvestment and stock purchase plan that provides, for those shareholders which elect to participate, that dividends on FNB Common Stock or FNB Preferred Stock (as defined herein) will be used to purchase either original issue common shares or shares of FNB Common Stock in the open market at the market value of FNB Common Stock on a quarterly basis. The plan also permits participants to invest in additional shares of FNB Common Stock through voluntary cash payments, within certain dollar limitations, at the then-current market price of such stock at the time of purchase on any of 12 monthly investment dates each year. It is anticipated that FNB will continue its voluntary dividend reinvestment and stock purchase plan and that shareholders of West Coast who receive shares of FNB Common Stock in the Merger will have the right to participate therein.

                  PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         FNB Common Stock is listed on the Nasdaq SmallCap Market under the trading symbol "FBAN." As of February 28, 1997, FNB Common Stock was held of record by approximately 5,010 persons. The following table sets forth the high ask and low bid prices of the FNB Common Stock as reported by the Dow Jones for the periods indicated.

         West Coast Common Shares are traded on the Nasdaq National Market under the trading symbol "WBAN." The following table sets forth the high and low prices for West Coast Common Shares as reported by the Dow Jones for the indicated periods. As of the Record Date, West Coast Common Shares were held of record by approximately 419 persons, representing approximately 1,275 beneficial holders.


                                                          FNB                    WEST COAST
                                                     SALES PRICES               SALES PRICES
                                                     ------------               ------------
                                                HIGH ASK     LOW BID         HIGH          LOW
                                                --------     -------         ----          ---
 YEAR ENDED DECEMBER 31, 1993:
      First Quarter  . . . . . . . . . .       12 61/64     8     7/16           --         --
      Second Quarter . . . . . . . . . .       14 25/64     11   33/64     11   1/2      9 1/4
      Third Quarter  . . . . . . . . . .       14  1/32     11   21/32     11   3/4      9
      Fourth Quarter . . . . . . . . . .       14  1/32     12    5/16     12   1/4     10 1/4
 YEAR ENDED DECEMBER 31, 1994:
      First Quarter  . . . . . . . . . .       13 53/64     11   15/64     13           11 3/4
      Second Quarter . . . . . . . . . .       14 31/32     11   29/64     12   3/4     11
      Third Quarter  . . . . . . . . . .       16 21/64     13   53/64     12   1/2     11 1/2
      Fourth Quarter . . . . . . . . . .       15  3/16     13     3/8     12   1/2     11
 YEAR ENDED DECEMBER 31, 1995:
      First Quarter  . . . . . . . . . .       15 27/64     13     3/8     13   1/4     11
      Second Quarter . . . . . . . . . .       18  3/32     14   33/64     15           12 1/4
      Third Quarter  . . . . . . . . . .       20 15/64     17    9/64     15   3/4     13 1/4
      Fourth Quarter . . . . . . . . . .       20 23/32     18   13/16     16   1/2     14 3/4
 YEAR ENDING DECEMBER 31, 1996:
      First Quarter  . . . . . . . . . .       22   5/8     19    3/64     15   1/2     14 1/4
      Second Quarter   . . . . . . . . .       23   7/8     23             16   3/4     14 1/2
      Third Quarter  . . . . . . . . . .       25   1/4     23     1/4     17   3/4     15 3/4
      Fourth Quarter . . . . . . . . . .       24   1/8     22     3/4     17   1/4     15 1/4


DIVIDENDS

         The following table sets forth the cash dividends declared per share of FNB Common Stock and West Coast Common Shares, respectively, for the periods indicated. The ability of either FNB or West Coast to pay dividends to its shareholders is subject to certain restrictions. See "INFORMATION ABOUT FNB" and "INFORMATION ABOUT WEST COAST."

                                                                          FNB            WEST COAST
                                                                       DIVIDENDS         DIVIDENDS
                                                                       ---------         ---------
 YEAR ENDED DECEMBER 31, 1993:
      First Quarter  . . . . . . . . . . . . . . . . . . . .              .06                 0
      Second Quarter . . . . . . . . . . . . . . . . . . . .              .06                 0
      Third Quarter  . . . . . . . . . . . . . . . . . . . .              .06               .05
      Fourth Quarter . . . . . . . . . . . . . . . . . . . .              .06               .05
 YEAR ENDED DECEMBER 31, 1994:
      First Quarter  . . . . . . . . . . . . . . . . . . . .              .06               .05
      Second Quarter . . . . . . . . . . . . . . . . . . . .              .06               .05
      Third Quarter  . . . . . . . . . . . . . . . . . . . .              .06               .05
      Fourth Quarter . . . . . . . . . . . . . . . . . . . .              .07               .05
 YEAR ENDED DECEMBER 31, 1995:
      First Quarter  . . . . . . . . . . . . . . . . . . . .              .06               .05
      Second Quarter . . . . . . . . . . . . . . . . . . . .              .07               .05
      Third Quarter  . . . . . . . . . . . . . . . . . . . .              .10               .06
      Fourth Quarter . . . . . . . . . . . . . . . . . . . .              .12               .06
 YEAR ENDING DECEMBER 31, 1996:
      First Quarter  . . . . . . . . . . . . . . . . . . . .              .15               .06
      Second Quarter . . . . . . . . . . . . . . . . . . . .              .16               .06
      Third Quarter  . . . . . . . . . . . . . . . . . . . .              .16               .06
      Fourth Quarter  . . . . . . . . . . . . . . . . . . .               .16               .13


                            INFORMATION ABOUT FNB

         FNB is a financial services holding company headquartered in Hermitage, Pennsylvania. It provides a broad range of financial services to its customers through its bank and consumer finance subsidiaries in Pennsylvania, eastern Ohio, and southwestern New York. The FNB main office is located at Hermitage Square, Hermitage, Pennsylvania 16148 and its telephone number is
(412) 981-6000.

         FNB was formed in 1974 as the holding company of its then sole subsidiary, First National, formerly First National Bank of Mercer County. Since its formation, FNB has acquired and currently operates four other bank subsidiaries and one consumer finance company in Pennsylvania, eastern Ohio, and southwestern New York. On January 21, 1997, FNB acquired 100% of the outstanding common shares of Southwest, a Florida corporation and registered bank holding company under the BHCA. Through its two subsidiary banks, Southwest provides commercial banking services through a network of seven offices in southwestern Florida, including Collier and Lee Counties. On September 30, 1996, Southwest had total assets of $425 million. As of September 30, 1996, FNB's bank, thrift and consumer finance subsidiaries, all of which are wholly-owned by FNB, had $1.7 billion in assets, $1.4 billion in deposits and 94 offices, before giving effect to the acquisition of Southwest, which was accounted for as a pooling-of-interests.

         FNB, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-sized businesses in its market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by preserving the names and local boards of directors of its subsidiaries, by allowing its subsidiaries autonomy in decision-making and thus enabling them to respond to customer requests more quickly, and by concentrating on transactions within its market areas. However, while FNB has sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit, and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale.

         FNB's lending philosophy is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size, and conducting ongoing review and management of the loan portfolio. FNB is an active residential mortgage lender, and its commercial loans are generally to established local businesses. FNB does not have a significant amount of construction loans, and has no highly leveraged transaction loans or loans to foreign countries.

         No material portion of the deposits of FNB's bank subsidiaries has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the business of FNB.

         FNB has three other operating subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), Mortgage Service Corporation, and F.N.B. Building Corporation. Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by FNB's subsidiaries. These activities are incidental to FNB banking business. Mortgage Service Corporation services mortgage loans for unaffiliated financial institutions. F.N.B. Building Corporation owns real estate that is leased to certain of its affiliates.

         As of September 30, 1996, FNB and its subsidiaries had 921 full-time equivalent employees.

         As part of its operations, FNB regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, FNB regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, FNB publicly announces such material acquisitions when a definitive agreement has been reached.

         For further information about FNB, reference is made to the FNB Annual Report on Form 10-K for the year ended December 31, 1995, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 and the Current Reports on Form 8-K filed on February 9, 1996, May 15, 1996, June 28, 1996, August 13, 1996, November 13, 1996, November 25, 1996, January 24, 1997 and March 5, 1997, all of which are incorporated herein by reference. Shareholders of West Coast desiring copies of such documents may contact FNB at its address or telephone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                         INFORMATION ABOUT WEST COAST

         West Coast, a Florida corporation organized on December 11, 1987, is a bank holding company registered under the BHCA, whose sole subsidiary and principal asset is First Southwest, a national banking association (the "Bank"). West Coast owns all of the outstanding capital stock of the Bank. Through its ownership of the Bank, West Coast is engaged in a general commercial banking business and its primary source of earnings is derived from income generated by the Bank. West Coast currently engages in no substantial business activities other than activities related to its ownership of the Bank. As of September 30, 1996, West Coast, on a consolidated basis, had total assets of $154.8 million, net portfolio loans of $106.4 million, total deposits of $138 million, and shareholders' equity of $17 million.
Unless the context otherwise requires, references herein to West Coast include West Coast and the Bank on a consolidated basis.

         The business of the Bank consists primarily of attracting deposits from the general public in the areas served by its banking offices and applying those funds, together with funds derived from other sources, to the origination of loans for various types of collateralized and uncollateralized consumer loans, and loans for the purchase, construction, financing and refinancing of commercial and residential real estate in Cape Coral, Fort Myers and surrounding communities in Lee County, Florida. The revenues of the Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from income received from investment securities and the sale of Small Business Administration ("SBA") loans and SBA loan servicing rights. The principal sources of funds for the Bank's lending activities are in deposits, amortization and prepayment of loans, and sales of loans. The principal expenses of the Bank are the interest paid on deposits and operating and general administrative expenses.

         Management of West Coast believes that the Bank's principal markets are: (i) the affluent and expanding residential market within its primary market areas; (ii) the established and expanding commercial market within its primary market areas; and (iii) the real estate mortgage market within its primary market areas and their environs. Management of West Coast also believes that the most profitable banking relationships are characterized by high deposit balances, low frequency of transactions, and low distribution requirements. Specifically, the Bank has targeted businesses with annual gross revenues of up to $10 million, and all households within the primary market areas. Given the projected growth of these segments and their respective profiles, the Company believes the targeting of these segments as the foundation of the Bank's customer base will increase opportunities to establish profitable banking operations in the primary market area.

         In an effort to attract a broader base of customer relationship and diversify its banking operations, the Bank has expanded on its initial lending philosophy which focused on smaller commercial customers to include larger borrowers and credit accommodations. Initially the Bank concentrated on the smaller commercial customer and meeting their generally smaller lending needs because, as a local community bank, that segment offered the greatest concentration of business. As the Bank and its loan portfolio has grown in both volume and maturity, management has begun funding larger credit accommodations which meet the same quality underwriting standards that have been used by the Bank for approving of the smaller loan requests.

         The primary source of income generated by the Bank is from the interest earned from both the loan and investment portfolios. The Bank maintains diversification when considering investments and the granting of loan requests. Emphasis is placed on the borrower's ability to generate cash flow to support its debt obligations and other cash related expenses. Current lending activities presently include commercial and consumer loans. Commercial loans are originated for commercial construction, acquisition, or remodeling. Consumer loans include those for the purchase of automobiles, boats, home improvements and investments. Substantially all of the properties collateralizing the Bank's mortgage portfolio are located in the Bank's primary market area.

         For further information concerning West Coast, reference is made to the West Coast Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, a copy of which is being delivered to the West Coast shareholders with this Proxy Statement-Prospectus and is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

        DESCRIPTION OF FNB CAPITAL STOCK AND WEST COAST CAPITAL STOCK

FNB COMMON STOCK

         GENERAL. FNB is authorized to issue 100,000,000 shares of FNB Common Stock, of which 9,176,002 shares were outstanding as of September 30, 1996. FNB Common Stock is traded on the Nasdaq SmallCap Market under the trading symbol "FBAN." Chemical Mellon acts as the transfer agent and the registrar for FNB Common Stock.

         As of September 30, 1996, approximately 2,668,231 shares of FNB Common Stock were reserved for issuance under various employee benefit plans and the voluntary dividend reinvestment plan of FNB. After taking into account the shares reserved as described above, the number of authorized shares of FNB Common Stock available for other corporate purposes as of September 30, 1996 was approximately 88,155,767. Since that date, 1,371,163 additional shares have been reserved for issuance in connection with the Merger.

         VOTING AND OTHER RIGHTS. The holders of FNB Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (as defined herein) votes as a class with the FNB Common Stock. See "-- FNB Preferred Stock"; "COMPARISON OF SHAREHOLDER RIGHTS -- Amendment of Articles of Incorporation and Bylaws" and "-- Vote Required for Extraordinary Corporate Transaction."

         In the event of liquidation, holders of FNB Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any FNB Preferred Stock (as defined and described below) then outstanding.

         FNB Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB Common Stock are, and upon issuance the shares of FNB Common Stock to be issued to shareholders of West Coast will be, validly issued, fully paid and nonassessable.

         DISTRIBUTIONS. The holders of FNB Common Stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

FNB PREFERRED STOCK

         GENERAL. FNB has authorized 20,000,000 shares of preferred stock, $10.00 par value (the "FNB Preferred Stock"). The FNB Board has the authority to issue FNB Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNB Preferred Stock. Any shares of FNB Preferred Stock which may be issued may rank prior to shares of FNB Common Stock as to payment of dividends and upon liquidation. FNB had 23,588 shares of FNB Series A Preferred Stock (the "FNB Series A Preferred Stock") issued and outstanding as of September 30, 1996 and 374,780 shares of FNB Series B 7 1/2% Cumulative Convertible Preferred Stock (the "FNB Series B Preferred Stock") issued and outstanding as of September 30, 1996.

         THE FOLLOWING SUMMARY OF THE FNB SERIES A PREFERRED STOCK AND FNB SERIES B PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION THEREOF CONTAINED IN THE FNB CHARTER ATTACHED AS EXHIBIT 3.1 TO THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1992, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         FNB SERIES A PREFERRED STOCK. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank. Holders of the FNB Series A Preferred are entitled to 5.1 votes for each share held (as adjusted for the FNB Stock Dividend). The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred is convertible at the option of the holder into shares of the FNB Common Stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate at any time after 50% of the 49,512 shares issued are no longer outstanding. Through September 30, 1996, 1,250 shares of the FNB Series A Preferred were converted to 1,336 shares of FNB Common Stock. At September 30, 1995, 24,732 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 23,588 outstanding shares.

         FNB SERIES B PREFERRED STOCK. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB Common Stock at a price of $12.83 per share. FNB has the right to redeem the FNB Series B Preferred Stock for cash on or after May 15, 1996, as set forth in the prospectus dated May 8, 1992. Through September 30, 1996, 52,020 shares of FNB Series B Preferred Stock were converted to 104,045 shares of FNB Common Stock. At September 30, 1996, 766,538 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 374,780 outstanding shares of FNB Series B Preferred Stock.

WEST COAST COMMON SHARES

         GENERAL. West Coast is authorized to issue 7,500,000 West Coast Common Shares, of which 1,553,419 shares were issued and outstanding as of the Record Date. West Coast Common Shares trade on the Nasdaq National Market under the trading symbol "WBAN." Wachovia Bank of North Carolina, N.A. acts as the transfer agent and the registrar for the West Coast Common Shares.




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


WEST COAST PREFERRED STOCK

         West Coast is authorized to issue 2,500,000 shares of preferred stock, $1.00 par value ("West Coast Preferred Stock"), none of which are issued and outstanding. The West Coast Board has the authority to issue West Coast Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of West Coast Preferred Stock. Any shares of West Coast Preferred Stock which may be issued may rank prior to shares of West Coast Common Shares as to payment of dividends and upon liquidation.

                       COMPARISON OF SHAREHOLDER RIGHTS

         At the Effective Time, the shareholders of West Coast, a Florida corporation, will become shareholders of FNB, a Pennsylvania corporation, and Pennsylvania law will govern shareholder rights after the Merger. Differences between the FBCA and the PBCL and between the West Coast Charter and the West Coast Bylaws and the FNB Charter and the FNB Bylaws will result in various changes in the rights of shareholders of West Coast.

         The following is a summary of all material differences between the rights of FNB shareholders under Pennsylvania law, the FNB Charter and the FNB Bylaws, as compared with those of West Coast shareholders under Florida law, the West Coast Charter and the West Coast Bylaws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the PBCL, the FBCA, the West Coast Charter, the West Coast Bylaws, the FNB Charter and the FNB Bylaws, to which West Coast shareholders are referred.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the PBCL, an FNB director may be removed without cause by the FNB shareholders entitled to elect the director or by the class of directors in which such director had been chosen. The FNB Charter contains a provision that requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to remove the entire FNB Board, a class of directors, or any member of the FNB Board during his term without cause.

         Under the FBCA, a West Coast director may be removed by the West Coast shareholders with or without cause; provided that, if a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him. The West Coast Charter provides that a director may be removed without cause at a special meeting of shareholders called for that purpose by the holders of 66 2/3% of the outstanding West Coast Common Shares.

         The PBCL and the FNB Bylaws provide that vacancies on the FNB Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, and each person so selected shall serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified.

         The FBCA and the West Coast Bylaws provide that vacancies on the West Coast Board, including vacancies resulting from an increase in the number of directors and resulting from removal from office, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders at any meeting held during the existence of such vacancy. A director elected to fill a vacancy shall have the




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

same remaining term as that of his or her predecessor in office. If the number of directors is increased, the additional director(s) will hold office until the next succeeding annual meeting of shareholders.

QUORUM OF SHAREHOLDERS

         The PBCL and the FNB Bylaws provide that a quorum for a meeting of shareholders of FNB consists of the presence of shareholders, in person or represented by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting.

         The FBCA and the West Coast Bylaws provide that the holders of a majority of the stock issued, outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders of West Coast. The FBCA further provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

ADJOURNMENT AND NOTICE OF SHAREHOLDER MEETINGS

         The FNB Bylaws provide that, if a quorum is not present or represented at a shareholder meeting, the shareholders entitled to vote may adjourn the meeting without notice other than an announcement at the meeting. The West Coast Bylaws also provide that whenever a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting as long as notice of the time and place of the next meeting is made at the adjourned meeting. Both the FNB and West Coast Bylaws further provide that the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders will apply to any adjournment thereof.

         Under the PBCL and the FNB Bylaws, notice of shareholder meetings must be given at least ten days prior to any meeting called to consider a fundamental corporate change or at least five days prior to the meeting in any other case. Under the FBCA and the West Coast Bylaws, notice of shareholder meetings must be provided to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days prior to the meeting.

CALL OF SPECIAL SHAREHOLDER MEETINGS

         The FNB Bylaws provide that special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Secretary of FNB pursuant to a resolution or at the written direction of at least 75% of the members of the FNB Board. The West Coast Bylaws provide that special meetings of the shareholders may be called by the President, the Secretary or any officer instructed by any of the foregoing, or by the holders of 10% of the West Coast Common Shares entitled to vote at the meeting of shareholders.

SHAREHOLDER CONSENT IN LIEU OF MEETING

         The PBCL permits any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent thereto of all the shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary of FNB.

         The FBCA and the West Coast Bylaws provide that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Florida law and the West Coast Bylaws, within ten days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice must summarize the material features of the authorized action, and, if the action voted on was a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

DISSENTERS' RIGHTS

         Under the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers; consolidations; sale, lease or exchange of substantially all the assets of the corporation (under limited circumstances); or elimination of cumulative voting.

         Under the FBCA, dissenters' appraisal rights are available in connection with corporate actions involving certain mergers, share exchanges, consolidations, sales or other dispositions of all or substantially all of the property of the corporation (other than in the ordinary course of business), the approval of certain control-share acquisitions, and amendments of the articles of incorporation where such amendment would adversely affect the shareholder by: (i) altering or abolishing any preemptive rights attached to such shareholder's shares; (ii) altering or abolishing the voting rights pertaining to such shareholder's shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares; (iii) effecting an exchange, cancellation, or reclassification of any of such shareholder's shares, when such amendment would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages; (iv) reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of the shareholder's shares subject to redemption when they are not otherwise redeemable; (v) making non-cumulative, in whole or in part, dividends on any of his or her preferred shares which had theretofore been cumulative; (vi) reducing the dividend preference of any of his or her preferred shares; or (vii) reducing any stated preferential amount payable on the shareholder's preferred shares upon voluntary or involuntary liquidation.

         Under the corporate laws of Florida and Pennsylvania, dissenters' rights generally are denied in the case of a merger or share exchange or a proposed sale or exchange of property when a corporation's shares are listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 persons.

DERIVATIVE ACTIONS

         Derivative actions to enforce a secondary right against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it may be brought under the PBCL by a shareholder, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

         Under the FBCA, a derivative action may be brought only by a person who was a shareholder of the corporation at the time of the alleged wrongdoing unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

DIVIDENDS AND DISTRIBUTIONS

         Subject to any restrictions in a corporation's charter, the PBCL and the FBCA generally provide that a corporation may make distributions to its shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or
(2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights of shareholders having superior preferential rights to those shareholders receiving the distribution. The FNB Charter does not contain any restrictions on the payment of dividends or the making of distributions to shareholders.

DIRECTOR QUALIFICATIONS AND NUMBER

         The articles of incorporation or bylaws of a Pennsylvania corporation specify the number of directors. If not otherwise fixed, a Pennsylvania corporation shall have three directors. The PBCL and the FNB Bylaws provide that the directors need not be state residents or shareholders of the corporation to qualify to serve.

         The FNB Bylaws also provide that the FNB Board shall consist of such number of directors as may be determined by the FNB Board, which number shall be not less than five nor more than 25. By resolution, the FNB Board has set the present size of the FNB Board at 22 directors. The FNB Bylaws further provide that the FNB Board shall be divided into four classes, with each director having a four-year term.

         The board of directors of a Florida corporation must consist of one or more individuals, the precise number to be specified or fixed in accordance with the articles of incorporation or bylaws. Under the FBCA, directors must be at least 18 years of age but need not be shareholders of the corporation or residents of Florida to qualify to serve on the board. The West Coast Bylaws provide that the West Coast Board shall consist of not less than five nor more than 25 persons, the exact number of directors to be determined from time to time by resolution of the West Coast Board. By resolution, the West Coast Board has set the present size at 12 directors. The West Coast shareholders are entitled to elect all of the members of the West Coast Board. The West Coast Bylaws further provide that the West Coast Board members shall hold office for one year or until the next annual meeting of shareholders.

         After the Merger, all members of the West Coast Board will be elected members of the board of directors of one of Southwest's subsidiary banks for a term of one year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The PBCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, Pennsylvania law provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         In Pennsylvania, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights (or under a bylaw or vote of shareholders or disinterested directors), to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. The PBCL permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. FNB has directors' and officers' liability insurance underwritten by Reliance Insurance Company.

         The FNB Charter provides that its directors, officers and any other person designated by the FNB Board are entitled to be indemnified to the fullest extent now permitted by law.

         The FBCA and the West Coast Bylaws permit a corporation to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or any right of the corporation) by reason of the fact that he or she is or was a director or officer or is now serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, under the FBCA and the West Coast Bylaws, West Coast may indemnify and hold harmless an officer or director who is a party in an action by or in the right of the corporation against expenses (including attorneys' fees) and amounts paid in settlement not exceeding estimated expenses of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the director or officer has acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation, except indemnification is not authorized where there is an adjudication of liability, unless the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine, in view of all the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Both Florida law and the West Coast Bylaws provide that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by West Coast's Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by a majority vote of a committee duly designated by the West Coast Board consisting of two or more directors not at the time parties to the action, suit or proceeding; (iii) by independent legal counsel selected by specified groupings of the West Coast Board; or (iv) by the West Coast shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. Florida law and the West Coast Bylaws further provide that expenses incurred in defending any action or




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

proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         Under Florida law and the West Coast Bylaws, the provisions for indemnification and advancement of expenses are not exclusive. Accordingly, a corporation may make any other or further indemnification or advancement of expenses of any of its officers or directors under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Under the FBCA, indemnification or advancement of expenses, however, shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute:
(i) a violation of the criminal law, unless the officer or director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (ii) a transaction from which the officer or director derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of the FBCA Section 607.0834 (relating to unlawful distributions) are applicable; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Florida law and the West Coast Bylaws permit a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

         Pursuant to West Coast's Bylaws, if West Coast pays any expenses or other amounts by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by West Coast, West Coast shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of payment The report shall include a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

DIRECTOR LIABILITY

         The bylaws of a Pennsylvania corporation may include a provision limiting the personal liability of directors for monetary damages for actions taken as a director, except to the extent that the director has breached or failed to perform his or her duties to the corporation and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The FNB Bylaws contain such a provision limiting the liability of its directors to the fullest extent permitted by law.

         Under Florida law, a director is not liable for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes a violation of criminal law, self dealing, willful misconduct, or recklessness.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         The PBCL requires the affirmative vote of the holders entitled to cast at least a majority of the votes actually cast on an amendment to the articles of incorporation, provided that shareholder approval is not required for certain non-material amendments, such as a change in the corporate name, a provision for perpetual existence, or, if the corporation has only one class of shares outstanding, a change in the number




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

and par value of the authorized shares to effect a stock split. The FNB Charter provides that the FNB Charter may be amended by FNB as provided by the PBCL and all rights conferred upon the shareholders therein are granted subject to such reservation. Under the PBCL, the power to adopt, amend or repeal bylaws may be vested by the bylaws in the directors, with certain statutory exceptions for certain actions and subject to the power of shareholders to change such action. The PBCL provides that, unless the articles of incorporation otherwise provide, the board of directors does not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by statute. The FNB Charter and the FNB Bylaws provide that the FNB Bylaws may be amended by the affirmative vote of at least 75% of the FNB Board or by the affirmative vote of the holders of at least 75% of the outstanding FNB Common Stock entitled to vote thereon.

         The FBCA generally requires the affirmative vote of the holders of at least a majority of the votes actually cast on an amendment to the articles of incorporation; provided, however, a majority of the votes entitled to be cast on the amendment is required with respect to an amendment that would create dissenters' rights. Under Florida law, shareholder approval is not required for certain non-material amendments. The West Coast Charter provides that the West Coast Charter may only be amended by the affirmative vote or consent of the holders of at least 50% of the shares of each class of stock of the corporation entitled to vote on the matter; provided, however, that the affirmative vote or consent of the holders of 66 2/3 of the outstanding West Coast Common Shares is required to amend provisions relating to the nomination procedures for directors, relating to certain covered transactions and relating to certain business combinations.

         Under Florida law, a corporation's bylaws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation's bylaws if the articles of incorporation reserve such power to the shareholders, or the shareholders, in amending or appealing the bylaws, expressly provide that the board of directors may not amend or repeal the bylaws or a particular bylaw provision. The West Coast Bylaws provide that the West Coast Bylaws may be altered or amended and new bylaws adopted by the shareholders or by the West Coast Board. With respect to the classification of staggered terms for directors, however, such provisions shall only be authorized by West Coast shareholders. Further, Bylaws adopted by the West Coast Board may be repealed or amended and new Bylaws may be adopted by West Coast shareholders. West Coast shareholders may also prescribe in any Bylaw made by them that such Bylaw not be altered, amended or repealed by the West Coast Board.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

         Under the PBCL, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Except as otherwise provided by the bylaws of a corporation, the shareholders of a corporation do not have to approve a board of directors-approved plan of merger if, among other situations, (i) the surviving or new corporation is a domestic business corporation with articles of incorporation that are identical to the articles of incorporation of the constituent corporation (except for changes permitted by a board of directors without shareholder approval under the PBCL), (ii) each share of the constituent corporation outstanding immediately prior to the effective date of the merger is to continue to be or to be converted into an identical share of the surviving or new corporation after the effective date of the merger, and (iii) the shareholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after effectiveness of the plan of merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.

         The FNB Charter requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to approve a merger, consolidation, or sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of FNB, unless the FNB Board has approved and recommended the transaction prior to the consummation thereof.

         Except as otherwise provided by law, or by the West Coast Charter or the West Coast Bylaws with respect to the approval of an extraordinary corporate transaction with Interested Persons (as defined herein), 66 2/3% of the outstanding West Coast Common Shares is required to vote in favor of such action. See "-- Interested Shareholder Transactions."

INTERESTED SHAREHOLDER TRANSACTIONS

         The PBCL provides that, if a shareholder of a corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to be treated differently in a corporate dissolution from other shareholders of the same class, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder. Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors ("disqualified directors") affiliated or associated with, or nominated by, the interested shareholder. The PBCL provides that a director who has held office for at least 24 months prior to the date of vote on the proposed transaction is not a disqualified director.

         Further, the PBCL prohibits certain business combinations between the corporation and an interested shareholder except under specified circumstances. An "interested shareholder" in this instance is one who, directly or indirectly, is the beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. A "business combination" includes a merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation with the interested shareholder or with, involving or resulting in any other corporation which is, or, after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder. A "business combination" also includes a sale or other disposition to the interested shareholder or any affiliate or associate of the interested shareholder of assets of the corporation or any subsidiary (i) having an aggregate market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation, or (iii) representing 10% or more of the consolidated earning power or net income of such corporation. A "business combination" also includes certain transactions with an interested shareholder involving the issuance of shares of a corporation or its subsidiary having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares under certain circumstances, the adoption of a plan for the liquidation or dissolution of the corporation pursuant to certain agreements with an interested shareholder and certain reclassifications and loans involving the interested shareholder. The prohibition against such business combinations does not apply under specified circumstances and if the corporation has opted out of this provision. FNB has not opted out of this statutory provision.

         The FBCA contains a number of provisions which require supermajority approval for certain affiliate transactions.

         The West Coast Charter contains provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The West Coast Charter requires the affirmative vote or consent of the holders of at least 66 2/3% of the West Coast Common Shares entitled to vote on the matter to approve any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, exchange of securities requiring shareholder approval or liquidation of the corporation ("Covered Transaction"), if any person who together with his affiliates and associates beneficially owns 5% or more of any voting stock of the corporation (an "Interested Person") is a party to the transaction; provided that 66 2/3% of the entire West Coast Board has not approved the transaction. In addition, the West Coast Charter requires the separate approval of the West Coast shareholders as may be required under the FBCA. Under the FBCA, any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, or exchange of securities requiring shareholder approval (a "Business Combination"), if an Interested Person is a party to such transaction, shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the Interested Person; provided, that such approval is not required if (a) the Interested Shareholder Transaction has been approved by a majority of the disinterested directors; (b) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (c) the Interested Person has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date; (d) the Interested Person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (e) the corporation is an investment company registered under the Investment Company Act of 1940; or (f) the consideration to be received by holders of the stock of the corporation meets certain minimum levels determined by a formula under
Section 607.0901(4)(f) of the FBCA (generally, the highest price paid by the Interested Person for any shares which she or he has acquired).

FIDUCIARY DUTY

         Under the PBCL a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors.

         The FNB Charter provides that the FNB Board, in evaluating a proposal for an extraordinary corporate transaction, shall consider all relevant factors, including the economic effect, both immediate and long-term, upon the FNB shareholders, including shareholders, if any, who will not participate in the transaction; the social and economic effect on the employees, depositors and customers of, and others dealing with, FNB and its subsidiaries and on the communities in which FNB and its subsidiaries operate or are located; whether the proposal is acceptable based on the historical and current operating results or financial condition of FNB; whether a more favorable price could be obtained for FNB's securities in the future; the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of FNB and its subsidiaries; and the future value of FNB's stock; and any antitrust or other legal and regulatory issues that are raised by the proposal. The FNB Charter further provides that, if the FNB Board determines that such a proposal should be rejected, it may take any lawful action to accomplish its purposes.

         Under Florida law, a director is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in the like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director is entitled to rely on: (i) information, opinions, reports, or statements, including financial statements and other financial data, if presented or prepared by officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the board of which the director is not a member if the director reasonably believes the committee merits confidence. In addition, in discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospectus and interest of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

         FNB is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E, 25F, 25G and 25H of the PBCL. Subchapter 25E of the PBCL (relating to control transactions) provides that, if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the PBCL (relating to business combinations) delays for five years and imposes conditions upon business combinations between an interested shareholder and the corporation. As described above, the term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes, and an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. See "-- Interested Shareholder Transactions". Subchapter 25G of the PBCL (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the disinterested shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of stock to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I of the PBCL provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J of the PBCL prohibits the abrogation of certain labor contracts prior to their stated date of expiration. Subchapter 25H of the PBCL (relating to disgorgement) applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation or (2) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Subchapters 25E, 25F, 25G and 25H of the PBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

         In addition, the PBCL permits an amendment of the corporation's charter or other corporation action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights. The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the PBCL.

         The business combination provisions of the PBCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of FNB that are not negotiated with and approved by the FNB Board. FNB is not aware of any effort or intent to gain control of FNB or any effort to organize a proxy contest or to accumulate FNB's shares.

         Additionally, the following provisions of the FNB Charter and the FNB Bylaws may be considered to have anti- takeover implications: (1) the ability of the FNB Board to fill the vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (2) the ability of the FNB Board to issue substantial amounts of FNB Common Stock without the need for shareholder approval, which FNB Common Stock, among other things and in certain circumstances, may be used to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (3) the ability of the FNB Board to establish the rights of, and to issue, substantial amounts of FNB Preferred Stock without the need for shareholder approval which FNB Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNB or, to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (4) the supermajority voting requirements for certain extraordinary corporate transactions; and (5) the broad range of factors that the FNB Board may consider in evaluating such a proposal, and the broad range of actions it may take to reject such a proposal, if it so decides.

         Section 607.0902 of the FBCA restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares (the "control shares") will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an "acquiring person's statement" submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or bylaws provide otherwise, all shareholders of the corporation shall be able to exercise dissenter's rights in accordance with Florida law.

         A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

         The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners: (i) pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; (ii) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute; (iii) pursuant to either a merger or share exchange if the corporation is a party to the agreement or plan of merger or share exchange; (iv) pursuant to any savings, employee stock ownership or other benefit plan of the corporation; or (v) pursuant to an acquisition of shares specifically approved by the board of directors of the corporation.

         In addition, there are various provisions in the West Coast Charter and the West Coast Bylaws that may serve as anti-takeover protections including: (i) the ability of the West Coast Board to fill vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (ii) the supermajority voting requirements for certain corporate transactions with interested persons; and
(iii) the broad range of factors that the West Coast Board may consider in evaluating an unsolicited offer including a tender offer proposal. In addition, the West Coast Charter authorizes the West Coast Board, without further shareholder action, to issue from time to time, up to 2,500,000 shares of West Coast Preferred Stock. The West Coast Board is empowered to divide any and all of the shares of the West Coast Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

         Neither FNB nor West Coast currently has a shareholders' rights plan. Shareholders' rights plans, in a variety of forms, are common to many corporations incorporated in the United States and serve to afford a corporation's board of directors the opportunity to withstand an unsolicited takeover attempt while providing the board sufficient time to evaluate the offer and its adequacy and to consider alternative measures or transactions that may be appropriate in responding to the offer. Both the PBCL and FBCA permit shareholders' rights plans in general and permit the adoption of shareholders' rights plans by a board of directors without shareholder approval.


                                LEGAL OPINIONS

         The legality of the shares of FNB Common Stock to be issued to the holders of West Coast Common Shares pursuant to its Merger will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania. Cohen & Grigsby, P.C. has from time to time acted as counsel in advising FNB and its affiliates with respect to certain matters and in connection with various transactions. Cohen & Grigsby, P.C. did not act as counsel to FNB or its affiliates with respect to the Merger or any transaction in connection therewith.

         The Merger Agreement provides as a condition to each party's obligation to consummate the Merger that FNB and West Coast receive the opinion of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, special counsel to FNB, substantially to the effect that the Merger will constitute a "reorganization" under Section 368(a) of the Code.

                                   EXPERTS

         The consolidated financial statements of FNB incorporated by reference in FNB's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated therein and incorporated herein by reference. As to 1993, their report is based in part on the reports of S.R. Snodgrass, A.C. independent auditors. The supplemental consolidated financial statements of FNB, which give effect to the Southwest acquisition, appearing in FNB's Current Report on Form 8-K dated March 5, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. As to 1995, 1994, and 1993, their report is based in part on the reports of Hill, Barth & King, Inc., independent auditors. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The consolidated financial statements of West Coast incorporated in this Proxy Statement-Prospectus by reference to the West Coast Annual Report on Form 10-KSB for the year ended December 31, 1996 are incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                            SHAREHOLDER PROPOSALS

         The 1997 Annual Meeting of West Coast shareholders is tentatively scheduled to be held in April 1997, subject to the earlier consummation of the Merger. In the event that the 1997 Annual Meeting of West Coast shareholders is held, proposals of shareholders intended to be presented at that meeting must have been received by December 9, 1996 for inclusion in West Coast's proxy statement and form of proxy relating to such meeting. The submission of such proposals by shareholders and the consideration of such proposals by West Coast for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission.

                                OTHER MATTERS

         As of the date of this Proxy Statement-Prospectus, the West Coast Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. However, if any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of West Coast.

                                   APPENDIX A








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               F.N.B. CORPORATION,

                              SOUTHWEST BANKS, INC.

                                       AND

                            WEST COAST BANCORP, INC.

                          DATED AS OF NOVEMBER 15, 1996

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
PREAMBLE ..........................................................................1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER.......................................1
         1.1 Merger................................................................1
         1.2 Time and Place of Closing.............................................2
         1.3 Effective Time........................................................2
         1.4 Execution of Stock Option Agreement...................................2

ARTICLE 2 - TERMS OF MERGER........................................................2
         2.1 Articles of Incorporation.............................................2
         2.2 Bylaws................................................................2
         2.3 Directors.............................................................2

ARTICLE 3 - MANNER OF CONVERTING SHARES............................................2
         3.1 Conversion of Shares..................................................2
         3.2 Anti-Dilution Provisions..............................................3
         3.3 Shares Held by West Coast or FNB......................................3
         3.4 Fractional Shares.....................................................3
         3.5 Conversion of Stock Options, Warrants, and Other Rights...............3

ARTICLE 4 - EXCHANGE OF SHARES.....................................................4
         4.1 Exchange Procedures...................................................4
         4.2 Rights of Former West Coast Shareholders..............................5

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF WEST COAST...........................6
         5.1 Organization, Standing, and Power.....................................6
         5.2 Authority; No Breach by Agreement.....................................6
         5.3 Capital Stock.........................................................7
         5.4 West Coast Subsidiaries...............................................7
         5.5 SEC Filings; Financial Statements.....................................8
         5.6 Absence of Certain Changes or Events..................................8
         5.7 Tax Matters...........................................................9
         5.8 Assets...............................................................10
         5.9 Environmental Matters................................................10
         5.10 Compliance With Laws................................................11
         5.11 Labor Relations.....................................................11
         5.12 Employee Benefit Plans..............................................11
         5.13 Material Contracts..................................................12
         5.14 Legal Proceedings...................................................13
         5.15 Reports.............................................................13
         5.16 Statements True and Correct.........................................13
         5.17 Accounting, Tax and Regulatory Matters..............................14
         5.18 State Takeover Laws.................................................14
         5.19 Articles of Incorporation Provisions................................14
         5.20 Derivatives Contracts...............................................14

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FNB AND SOUTHWEST...................14
         6.1 Organization, Standing, and Power....................................14
         6.2 Authority; No Breach By Agreement....................................15
         6.3 Capital Stock........................................................15
         6.4 FNB Subsidiaries.....................................................16
         6.5 SEC Filings; Financial Statements....................................16
         6.6 Absence of Certain Changes or Events.................................17
         6.7 Tax Matters..........................................................17
         6.8 Compliance With Laws.................................................17
         6.9  Assets..............................................................18
         6.10 Legal Proceedings...................................................18
         6.11 Reports.............................................................19
         6.12 Statements True and Correct.........................................19
         6.13 Accounting, Tax and Regulatory Matters..............................19
         6.14 Environmental Matters...............................................19
         6.15 Derivatives Contracts...............................................20
         6.16 Outstanding West Coast Shares.......................................20

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION..............................20
         7.1 Affirmative Covenants of West Coast..................................20
         7.2 Negative Covenants of West Coast.....................................20
         7.3 Covenants of FNB.....................................................23
         7.4 Adverse Changes In Condition.........................................23
         7.5 Reports..............................................................23

ARTICLE 8 - ADDITIONAL AGREEMENTS.................................................24
         8.1 Registration Statement; Proxy Statement; Shareholder Approval........24
         8.2 Applications.........................................................24
         8.3 Filings With State Offices...........................................24
         8.4 Agreement As To Efforts To Consummate................................24
         8.5  Access to Information; Confidentiality..............................25
         8.6  Divided Equivalency.................................................25
         8.7  Current Information.................................................25
         8.8  Other Actions.......................................................26
         8.9 Press Releases.......................................................26
         8.10 Certain Actions.....................................................26
         8.11 Accounting and Tax Treatment........................................26
         8.12 Takeover Laws.......................................................26
         8.13 Articles of Incorporation Provisions................................26
         8.14 Agreement of Affiliates.............................................27
         8.15 Employee Benefits...................................................27
         8.16 Employment Contracts of Certain Officers of West Coast..............27
         8.17 Indemnification.....................................................28

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.....................28
         9.1 Conditions to Obligations of Each Party..............................28
         9.2 Conditions to Obligations of FNB.....................................29
         9.3 Conditions to Obligations of West Coast..............................30

ARTICLE 10 - TERMINATION..........................................................31
         10.1 Termination.........................................................31
         10.2 Effect of Termination...............................................33
         10.3 Non-Survival of Representations and Covenants.......................33

ARTICLE 11 - MISCELLANEOUS........................................................33
         11.1 Definitions.........................................................33
         11.2 Expenses............................................................40
         11.3 Brokers and Finders.................................................40
         11.4 Entire Agreement....................................................41
         11.5 Amendments..........................................................41
         11.6 Obligations of FNB..................................................41
         11.7 Waivers.............................................................41
         11.8 Assignment..........................................................42
         11.9 Notices.............................................................42
         11.10 Governing Law......................................................43
         11.11 Counterparts.......................................................43
         11.12 Captions...........................................................43
         11.13 Enforcement of Agreement...........................................43
         11.14 Severability.......................................................43

                                LIST OF EXHIBITS


      EXHIBIT
       NUMBER                          DESCRIPTION

         1.       FORM OF STOCK OPTION AGREEMENT. (SECTION 1.4).
         2.       FORM OF AGREEMENT OF AFFILIATES OF WEST COAST. (SECTION 8.14).

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 15, 1996, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida, which will be a wholly owned subsidiary of FNB on or about January 19, 1997 pursuant to the terms of that certain Agreement and Plan of Merger dated February 2, 1996 among Southwest, FNB and Southwest Affiliation Corporation, a wholly owned subsidiary of FNB (the "FNB/Southwest Merger"); and WEST COAST BANCORP, INC. ("West Coast"), a Florida corporation having its principal office located in Cape Coral, Florida.

                                    PREAMBLE

         The Boards of Directors of West Coast and FNB are of the opinion that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of West Coast by FNB pursuant to the merger of West Coast with and into Southwest (the "Merger"). In the event that the FNB/Southwest Merger has not been consummated prior to the effective time of the Merger, FNB will substitute another of its wholly owned subsidiaries as a party to this Agreement in place of Southwest. At the effective time of such Merger, the outstanding shares of the capital stock of West Coast shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of West Coast shall become shareholders of FNB. The transactions described in this Agreement are subject to the approvals of the shareholders of West Coast, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Immediately after the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, West Coast and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which West Coast is granting to FNB an option to purchase shares of West Coast Common Shares.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, West Coast shall be merged with and into Southwest in accordance with the provisions of the Florida Business Corporation Act (the "FBCA"). The separate corporate existence of West Coast shall thereupon cease, and Southwest shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall have the effects specified in the FBCA. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of West Coast, FNB and Southwest.

         1.2 Time and Place of Closing. The Parties shall use their reasonable efforts to cause the closing of the transactions contemplated by this Agreement to take place at 9:00 A.M. on or before the fifth business day (as designated by FNB) but not prior to the second business day following the Effective Time, or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of closing shall be at such location as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Florida Articles of Merger containing the provisions required by, and executed in accordance with the FBCA, shall have been accepted for filing by the Secretary of State of the State of Florida or at such later date and time as is agreed upon by the Parties as specified in the Florida Articles of Merger (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Effective Time shall occur on the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger if such action is required, and (ii) the date on which the shareholders of West Coast approve this Agreement to the extent such approval is required by applicable Law.

         1.4 Execution of Stock Option Agreement. Concurrently with the execution of this Agreement and as a condition thereto, West Coast is executing and delivering to FNB the Stock Option Agreement.

                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 Articles of Incorporation. Pursuant to the Merger, the Articles of Incorporation of Southwest in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. Pursuant to the Merger, the Bylaws of Southwest in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors. Upon the Effective Time, the directors of West Coast shall be elected as directors for a term of one year of a subsidiary bank of FNB having its headquarters in Lee County, Florida and FNB shall cause directors fees to be paid to such individuals for such term in an amount at least equal to the higher of the amount currently paid to the directors of the Southwest Subsidiaries or the amount currently paid to the West Coast directors.

                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Southwest or West Coast, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:


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                  (a) Each of the Surviving Corporation common shares issued and outstanding immediately prior to the Effective Time shall remain outstanding and issued entirely to FNB.

                  (b) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each of the West Coast Common Shares (excluding shares to be canceled pursuant to Section 3.3 of the Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into the right to receive and exchanged for .794 shares of FNB Common Stock (the "Exchange Ratio").

         3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by West Coast or FNB. Each of the West Coast Common Shares held by West Coast or by any FNB Company, in each case other than those West Coast Common Shares held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of West Coast Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the "market value" of one share of FNB Common Stock at the Effective Time. The market value of one share of FNB Common Stock at the Effective Time shall be the average of the high bid and low asked prices of such common stock in the over-the-counter market, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.5 Conversion of Stock Options, Warrants, and Other Rights.

         (a) At the Effective Time, each award, option, warrant, or other right to purchase or acquire West Cost Common Shares pursuant to stock awards, stock options, warrant agreements, or stock appreciation rights ("West Coast Options") granted by West Coast under the West Coast Stock Plans or otherwise (including, without limitation, those warrants issued to certain officers and directors of West Coast), which are outstanding at the Effective Time and as were previously listed and described in Section 3.5 of the West Coast Disclosure Memorandum, whether or not vested or exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each West Coast Option, in accordance with the terms of the West Coast Stock Plan and stock option agreement or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) FNB and its Compensation Committee shall be substituted for West Coast and the committee of West Coast's Board of Directors (including, if applicable, the entire Board of Directors of West Coast) administering such West Coast Stock Plan, (ii) each West Coast Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of


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
stock appreciation rights), (iii) the number of shares of FNB Common Stock subject to such West Coast Option shall be equal to the number of shares of West Coast Common Shares subject to such West Coast Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such West Coast Option shall be adjusted by dividing the per share exercise (or threshold) price under each such West Coast Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of West Coast Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted West Coast Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the "market value" as defined in Section 3.4 of one share of FNB Common Stock and the per share exercise price of such right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5(a), each West Coast Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. FNB agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

         (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each West Coast Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such West Coast Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and FNB shall comply with the terms of each West Coast Stock Plan to ensure, to the extent required by, and subject to the provisions of, such West Coast Stock Plan, the West Coast Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of West Coast Options assumed by FNB in accordance with this Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, FNB shall administer the West Coast Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the West Coast Stock Plan complied with such rule prior to the Merger.

         (c) All restrictions or limitations on transfer with respect to West Coast Common Shares awarded under the West Coast Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FNB shall deposit, or shall cause to be deposited, with the Exchange Agent selected by FNB (the "Exchange Agent") certificates evidencing shares of FNB



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Common Stock and cash in such amounts necessary to provide all consideration required to be exchanged by FNB for West Coast Common Shares pursuant to the terms of this Agreement. Promptly after the Effective Time, FNB shall cause the Exchange Agent to mail to the former shareholders of West Coast appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of West Coast Common Shares shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of West Coast Common Shares (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all declared but undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of West Coast Common Shares issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Shares to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of West Coast Common Shares is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the West Coast Common Shares for exchange as provided in this Section 4.1. The certificate or certificates of West Coast Common Shares so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of West Coast Common Shares for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former West Coast Shareholders. At the Effective Time, the stock transfer books of West Coast shall be closed as to holders of West Coast Common Shares immediately prior to the Effective Time and no transfer of West Coast Common Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing West Coast Common Shares (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by West Coast in respect of such West Coast Common Shares in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Until 90 days after the Effective Time, former shareholders of record of West Coast shall be entitled to vote at any meeting of FNB stockholders the number of shares of FNB Common Stock into which their respective West Coast Common Shares are converted, regardless of whether such holders have exchanged their certificates representing West Coast Common Shares for certificates representing FNB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of West Coast Common Shares issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such West Coast Common Shares certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any




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
portion of the consideration (including the proceeds of any investments thereof) which had been made available to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the shareholders of West Coast for six months after the Effective Time shall be paid to FNB. Any shareholders of West Coast who have not theretofore complied with this Article 4 shall thereafter look only to FNB for payment of their shares of FNB Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on the FNB Common Stock deliverable in respect of each West Coast Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF WEST COAST

         West Coast hereby represents and warrants to FNB as follows:

         5.1 Organization, Standing, and Power. West Coast is a corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. West Coast is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the West Coast and its Subsidiaries taken as a whole.

         5.2 Authority; No Breach by Agreement.

         (a) West Coast has the corporate power and authority necessary to execute and deliver this Agreement, and, subject to the approval and adoption of this Agreement by the shareholders of West Coast, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by West Coast and the consummation by West Coast of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of West Coast, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 hereof. Subject to such requisite shareholder approval (and assuming due authorization, execution, and delivery by FNB and Surviving Corporation), this Agreement represents a legal, valid, and binding obligation of West Coast, enforceable against West Coast in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The affirmative vote of the holders of a majority of the outstanding West Coast Common Shares is the only shareholder vote necessary to approve this Agreement and the transactions contemplated hereby. The West Coast Board of Directors has received from Advest, Inc. a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of West Coast Common Shares.

         (b) Except as disclosed in Section 5.2(b) of the West Coast Disclosure Memorandum, neither the execution and delivery of this Agreement by West Coast, nor the consummation by West Coast of the transactions contemplated hereby, nor compliance by West Coast with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of West Coast's Articles of Incorporation or Bylaws,




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
or, (ii) constitute or result in a default under, or result in the creation of any Lien on any material Asset of any West Coast Company under, or require any consent pursuant to, any Contract or Permit of any West Coast Company, where such default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, or, (iii) subject to receipt of the requisite Consents referred to in Sections 9.1(a), (b) and (c) of this Agreement, violate any Order or, to its knowledge, any law applicable to any West Coast Company or any of their respective material Assets which will have a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Small Business Administration, Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries, taken as a whole; no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by West Coast of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock.

         (a) The authorized capital stock of West Coast consists of (i) 7,500,000 West Coast Common Shares, of which 1,544,466 shares are issued and outstanding as of the date of this Agreement and not more than 1,718,691 shares will be issued and outstanding at the Effective Time, and (ii) 2,500,000 preferred shares, par value $1.00 per share, none of which is issued and outstanding. All of the issued and outstanding West Coast Common Shares are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding West Coast Common Shares has been issued in violation of any preemptive rights. West Coast has reserved 239,700 West Coast Common Shares for issuance under the West Coast Stock Plans, pursuant to which options and warrants to purchase not more than 174,225 West Coast Common Shares are outstanding.

         (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of West Coast outstanding and no outstanding Rights relating to the capital stock of West Coast.

         5.4 West Coast Subsidiaries. Except as disclosed in Section 5.4 of the West Coast Disclosure Memorandum, the list of Subsidiaries of West Coast filed by West Coast with its most recent West Coast SEC Report on Form 10-KSB is a true and complete list of all of the West Coast Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the West Coast Disclosure Memorandum, West Coast or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each West Coast Subsidiary. No equity securities of any West Coast Subsidiary are or may become required to be issued (other than to another West Coast Company) by reason of any Rights, and there are no Contracts by which any West Coast Subsidiary is bound to issue (other than to another West Coast Company) additional shares of its capital stock or Rights or by which any West Coast Company is or may be bound to transfer any shares of the capital stock of any West Coast Subsidiary (other than to another West Coast Company). There are no Contracts relating to the rights of any West Coast Company to vote or to dispose of any shares of the capital stock of any West Coast Subsidiary. All of the shares of capital stock of each West Coast Subsidiary held by a West Coast Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in


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which such Subsidiary is incorporated or organized (except, in the case of
Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by the West Coast Company free and clear of any Lien. Each West Coast Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each West Coast Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole. Each West Coast Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

         5.5 SEC Filings; Financial Statements.

         (a) West Coast has filed or will file and has made or will make available to FNB all forms, reports, and documents required to be filed by West Coast with the SEC since January 1, 1993 (collectively, the "West Coast SEC Reports"). The West Coast SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such West Coast SEC Reports or necessary in order to make the statements in such West Coast SEC Reports, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent West Coast SEC Report). Except for West Coast Subsidiaries that are registered as a broker, dealer or investment advisor, none of West Coast's Subsidiaries is required to file any forms, reports, or other documents with the SEC. West Coast has made available to FNB a copy of the balance sheets and the related consolidated statements of income, consolidated statement of changes in shareholders' equity (including related notes and schedules) of its subsidiary banks as of and for the three year period ended December 31, 1995 and consolidated statements or earnings releases for West Coast and its consolidated subsidiaries as of and for the three year period ended December 31, 1995 and subsequent interim periods that have been prepared by or for West Coast as of the date of this Agreement.

         (b) Each of the West Coast Financial Statements (including, in each case, any related notes) contained in any West Coast SEC Report on Form 10-QSB or Form 10-KSB, including any West Coast SEC Report on Form 10-QSB or Form 10-KSB filed after the date of this Agreement until the Effective Time, are or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and present or will present fairly the consolidated financial position of West Coast and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows at and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited statements.

         5.6 Absence of Certain Changes or Events. Except as disclosed in
Section 5.6 of the West Coast Disclosure Memorandum and except as set forth in West Coast SEC Reports filed prior to the date of this



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Agreement, since June 30, 1996, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, and (ii) the West Coast Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of West Coast provided in Article 7 of this Agreement.

         5.7 Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of any of the West Coast Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on West Coast, and to the Knowledge of West Coast, all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, except as reserved against in the West Coast Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the West Coast Disclosure Memorandum. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid, accrued or provided for as disclosed in
Section 5.7 of the West Coast Disclosure Memorandum.

         (b) Except as disclosed in Section 5.7 of the West Coast Disclosure Memorandum, none of the West Coast Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect.

         (c) Except as disclosed in Section 5.7 of the West Coast Disclosure Memorandum, adequate provision for any Taxes due or to become due for any of the West Coast Companies for the period or periods through and including the date of the respective West Coast Financial Statements has been made and is reflected on such West Coast Financial Statements.

         (d) Deferred Taxes of the West Coast Companies and related valuation allowance have been adequately provided for in the West Coast Financial Statements in accordance with GAAP.

         (e) To the knowledge of West Coast, each of the West Coast Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         (f) There are no Liens with respect to Taxes upon any of the assets of the West Coast Companies except for loans on the Subsidiaries' books generated in the normal course of business.

         (g) No West Coast Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.


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
         (h) All material elections with respect to Taxes affecting the West Coast Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.7 of the West Coast Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.7 of the West Coast Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.

         5.8 Assets. Except as disclosed in Section 5.8 of the West Coast Disclosure Memorandum, the West Coast Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on West Coast or its Subsidiaries taken as a whole), to all of their respective material Assets, reflected in West Coast Financial Statements as being owned by West Coast as of the date hereof. All material tangible properties used in the businesses of the West Coast Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with West Coast's past practices. All Assets which are material to West Coast's business on a consolidated basis, held under leases or subleases by any of the West Coast Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The West Coast Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 5.8 of the West Coast Disclosure Memorandum. None of the West Coast Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.8 of the West Coast Disclosure Memorandum, to the Knowledge of West Coast there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any West Coast Company under such policies.

         5.9 Environmental Matters.

         (a) To the Knowledge of West Coast, except as disclosed in Section 5.9 of the West Coast Disclosure Memorandum, each West Coast Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         (b) Except as disclosed in Section 5.9 of the West Coast Disclosure Memorandum, to the Knowledge of West Coast, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any West Coast Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         (c) To the Knowledge of West Coast, except as disclosed in Section 5.9 of the West Coast Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 5.9(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         (d) To the Knowledge of West Coast, except as disclosed in Section 5.9 of the West Coast Disclosure Memorandum, during the period of (i) West Coast's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) West Coast's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) West Coast's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of West Coast there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a West Coast Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         5.10 Compliance With Laws. West Coast is duly registered as a bank holding company under the BHC Act. Each West Coast Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole. None of the West Coast Companies is presently in default under any such Permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole. Except as disclosed in Section 5.10 of the West Coast Disclosure Memorandum, none of the West Coast Companies:

                  (a) to the Knowledge of West Coast is in violation of any Laws or Orders, applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole; and

                  (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any West Coast Company is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, or (iii) requiring any West Coast Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.11 Labor Relations. No West Coast Company is the subject of any Litigation asserting that it or any other West Coast Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other West Coast Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any West Coast Company, pending or to the Knowledge of West Coast threatened, nor is there any activity involving any West Coast Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.12 Employee Benefit Plans.

         (a) West Coast has disclosed in Section 5.12 of the West Coast Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies or summaries in each case of, all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by West Coast or any of its Subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "West Coast Benefit Plans"). Any of the West Coast Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) is referred to herein as a "West Coast ERISA Plan." No West Coast Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

         (b) Except as disclosed in the West Coast Disclosure Memorandum, all West Coast Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries on a consolidated basis.

         (c) Except as disclosed in the West Coast Disclosure Memorandum, no West Coast ERISA Plan which is a "defined benefit pension plan" (as defined in Section 4140 of the Internal Revenue Code) has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities" (as that term is defined in Section 4001(a)(16) of ERISA) when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (d) Except as disclosed in the West Coast Disclosure Memorandum or otherwise provided by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of West Coast or any of its Subsidiaries from West Coast or any of its Subsidiaries under any West Coast Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any West Coast Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries on a consolidated basis.

         5.13 Material Contracts. Except as disclosed in Section 5.13 of the West Coast Disclosure Memorandum, none of the West Coast Companies is a party to or subject to the following: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any West Coast Company or the guarantee by any West Coast Company of any such obligation exceeding $100,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by West Coast with the SEC as of the date of this Agreement that has not been filed as an exhibit in an West Coast SEC Report, or in another SEC Document (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "West Coast Contracts"). With respect to each West Coast Contract and except as disclosed in Section 5.13 of the West Coast Disclosure Memorandum: (i) each West

Coast Contract is in full force and effect; (ii) no West Coast Company is in default thereunder, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast; (iii) no West Coast Company has repudiated or waived any material provision of any such West Coast Contract; and (iv) no other party to any such Contract is, to the Knowledge of West Coast, in default in any material respect, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any West Coast Company for money borrowed is prepayable at any time by such West Coast Company without penalty or premium.

         5.14 Legal Proceedings. Except as disclosed in Section 5.14 of the West Coast Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of West Coast, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any West Coast Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any West Coast Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast. Section 5.14 of the West Coast Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any West Coast Company is a party and which names a West Coast Company as a defendant or cross-defendant and where the estimated maximum exposure is $25,000 or more.

         5.15 Reports. Since January 1, 1996, each West Coast Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file, which failure to file or amend is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole, with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws enforced or promulgated by the SEC. As of its respective date, no such report or document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on West Coast and its Subsidiaries taken as a whole.

         5.16 Statements True and Correct. None of the information supplied or to be supplied by any West Coast Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any West Coast Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to West Coast's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a West Coast Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of West Coast, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any West Coast Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.17 Accounting, Tax and Regulatory Matters. To the Knowledge of West Coast, neither West Coast nor any Affiliate thereof has taken or agreed to take any action which would, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.18 State Takeover Laws. Each West Coast Company has taken all necessary action to exempt the transactions contemplated by this Agreement from the provisions of Sections 607.0901 through 607.0903, inclusive, of the FBCA (collectively, "Takeover Laws").

         5.19 Articles of Incorporation Provisions. Each West Coast Company has taken all action so that the entering into this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any West Coast Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any West Coast Company that may be directly or indirectly acquired or controlled by it.

         5.20 Derivatives Contracts. Except as disclosed in Section 5.20 of the West Coast Disclosure Memorandum, neither West Coast nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract"), except for those Derivatives Contracts set forth in Section 5.20 of the West Coast Disclosure Memorandum.


                                    ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF FNB AND SOUTHWEST

         FNB and Southwest hereby represent and warrant to West Coast as follows:

         6.1 Organization, Standing, and Power.

         (a) FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (b) Southwest is a corporation duly organized, validly existing, and in active status under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Southwest is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

         6.2 Authority; No Breach By Agreement.

         (a) Each of FNB and Southwest has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB and Southwest. This Agreement represents a legal, valid, and binding obligation of FNB and Southwest, enforceable against FNB and Southwest in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by FNB or Southwest, nor the consummation by FNB or Southwest of the transactions contemplated hereby, nor compliance by FNB or Southwest with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FNB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company or Southwest under, any Contract or Permit of any FNB Company or Southwest, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB or Southwest, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company or Southwest or any of their respective material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB and Southwest, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB and Southwest of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of FNB consists of 100,000,000 shares of FNB Common Stock, of which 9,233,377 shares were issued and outstanding as of the date of this Agreement and (ii) 20,000,000 shares of FNB Preferred Stock, of which 398,368 shares were issued and outstanding as of September 30, 1996. All of the issued and outstanding shares of FNB Capital Stock are, and all of the FNB Common Stock to be issued in exchange for West Coast Common Shares upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of West Coast Common Shares upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

         6.4 FNB Subsidiaries. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, the list of Subsidiaries of FNB filed by FNB with its most recent FNB Report on Form 10-K is a true and complete list of all of the FNB Subsidiaries as of the date of this Agreement. Except as disclosed in
Section 6.4 of the FNB Disclosure Memorandum, FNB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are or may become required to be issued (other than to another FNB Company) by reason of any Rights, and there are no Contracts by which any FNB Subsidiary is bound to issue (other than to another FNB Company) additional shares of its capital stock or Rights or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary (other than to another FNB Company). There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. Section 55), and are owned by the FNB Company free and clear of any Lien. Each FNB Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB and its Subsidiaries taken as a whole. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         6.5 SEC Filings; Financial Statements.

         (a) FNB has filed and made available to West Coast all forms, reports, and documents required to be filed by FNB with the SEC since January 1, 1993, (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FNB Subsidiaries that are registered as brokers, dealers, investment advisers, or associated persons thereof, none of the FNB Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         6.6 Absence of Certain Changes or Events. Since June 30, 1996, except as disclosed in the FNB Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Articles 7 or 8 of this Agreement.

         6.7 Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

         (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

         (d) To the Knowledge of FNB, each of the FNB Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.8 Compliance With Laws. FNB is duly registered as a bank holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. None of the FNB Companies is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or
         (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, the FNB Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FNB or its Subsidiaries taken as a whole), to all of their respective material Assets, reflected in FNB Financial Statements as being owned by FNB as of the date hereof. All material tangible properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets which are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FNB Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 6.9 of the FNB Disclosure Memorandum. None of the FNB Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, to the Knowledge of FNB there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any FNB Company under such policies.

         6.10 Legal Proceedings. Except as disclosed in Section 6.10 of the FNB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.11 Reports. Since January 1, 1996, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to West Coast's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of West Coast, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14 Environmental Matters.

         (a) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (b) Except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into


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the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (c) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (d) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, during the period of (i) FNB's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) FNB's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) FNB's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of FNB there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.15 Derivatives Contracts. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.15 of the FNB Disclosure Memorandum.

         6.16 Outstanding West Coast Shares. As of the date of this Agreement, FNB beneficially owns for its own account (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties) 35,000 West Coast Common Shares. During the term of this Agreement, no FNB Company shall purchase or otherwise acquire beneficial ownership of any additional West Coast Common Shares except pursuant to the terms of this Agreement.

         6.17 Material Contracts. All material Contracts to which FNB is a party and which are required to be filed as exhibits to FNB SEC Reports have been so filed.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of West Coast. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, West Coast shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course,
(ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would adversely affect the ability of any Party to obtain any Consents of Regulatory Authorities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement.

         7.2 Negative Covenants of West Coast. Except as described in Section
7.2 of the West Coast Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, West Coast covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written


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consent of the chief executive officer, president, chief financial officer, or any executive vice president of FNB:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any West Coast Company or, except as expressly contemplated by this Agreement; or

                  (b) make any new loan or other extension of credit to any Person (except those who receive a commitment for a loan or extension of credit prior to the date of this Agreement) in excess of $100,000 (except for loans secured by a owner occupied real property first mortgage or single or 1-4 family residential loan properly margined or secured by liquid assets each of which is less than $500,000); provided, however, that FNB or its designate shall make every reasonable effort to respond to West Coast's request for loan approval in a timely manner and, under normal circumstances, make a decision within three business days; or

                  (c) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a West Coast Company to another West Coast Company) in excess of an aggregate of $100,000 (for the West Coast Companies on a consolidated basis) except in the ordinary course of the business of West Coast Subsidiaries consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities (except brokered deposits), purchases of federal funds, sales of certificates of deposit, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any West Coast Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the West Coast Disclosure Memorandum); or

                  (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any West Coast Company, or declare or pay any dividend or make any other distribution in respect of West Coast's capital stock (except for (i) regular quarterly dividends paid in accordance with Section 8.6 of this Agreement, (ii) dividends paid by any West Coast Subsidiary, and (iii) acquisition of West Coast Common Shares by any West Coast Subsidiary in a fiduciary or trust capacity in the ordinary course of business; or

                  (e) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(e) of the West Coast Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of West Coast Common Shares or any other capital stock of any West Coast Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (f) adjust, split, combine, or reclassify any capital stock of any West Coast Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of West Coast Common Shares, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i)


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
         any shares of capital stock of any West Coast Subsidiary (unless any such shares of stock are sold or otherwise transferred to another West Coast Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                  (g) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned West Coast Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (h) grant any increase in compensation or benefits to the employees or officers of any West Coast Company, except in accordance with past practice disclosed in Section 7.2(h) of the West Coast Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(h) of the West Coast Disclosure Memorandum; enter into or amend any severance agreements with officers of any West Coast Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any West Coast Company except in accordance with past practice disclosed in
         Section 7.2(h) of the West Coast Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (i) except as described in Section 7.2(i) of the West Coast Disclosure Memorandum and except for Employment Agreements that may be entered into pursuant to Section 8.16 of this Agreement, enter into or amend any employment Contract between any West Coast Company and any Person (unless such amendment is required by Law) that the West Coast Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (j) except as disclosed in Section 7.2(j) of the West Coast Disclosure Memorandum, adopt any new employee benefit plan of any West Coast Company or make any material change in or to any existing employee benefit plans of any West Coast Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (l) except as disclosed in Section 7.2(l) of the West Coast Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any liability of any West Coast Company for material money damages or restrictions upon the operations of any West Coast Company; or


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
                  (m) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without a material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                  (n) except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary thereof, except as disclosed in Section 7.2 of the West Coast Disclosure Memorandum; or

                  (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

                  (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

         7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chief Executive Officer of West Coast, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of West Coast Common Shares.

         7.4 Adverse Changes In Condition. Except as disclosed in Section 7.4 of the West Coast Disclosure Schedule, each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and their respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited


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
financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement (in no event, later than January 31, 1997), FNB shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. West Coast shall promptly furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. West Coast shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting,
(i) West Coast shall prepare and file with the SEC a Proxy Statement relating to the Merger and mail such Proxy Statement to its shareholders, (ii) the Parties shall promptly furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of West Coast shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, (iv) shall vote all West Coast Common Shares beneficially owned in favor of the approval of this Agreement, and (v) the Board of Directors and officers of West Coast shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Applications. FNB shall promptly prepare and file, and West Coast shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible.

         8.3 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file the Florida Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

         8.4 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing


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herein shall preclude either Party from exercising its rights under this
Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5 Access to Information; Confidentiality. From the date hereof to the Effective Time, upon reasonable notice and subject to applicable Laws, FNB and West Coast shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning its or its Subsidiaries' business, properties and personnel as such other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, each of the parties hereto shall notify the other parties hereto promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement or the Proxy Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time. Except as otherwise agreed to in writing by West Coast, unless and until the Florida Articles of Merger are filed with the Secretary of State of the State of Florida, FNB, and their Subsidiaries and Affiliates will be bound by, and all information received with respect to West Coast pursuant to this Section
8.5 shall be subject to, the terms of that certain confidentiality agreement entered into with West Coast, dated July 15, 1996 (the "Confidentiality Agreement").

         8.6 Divided Equivalency. After the date of this Agreement and until the Effective Time, West Coast may declare and pay quarterly cash dividends to its shareholders in an amount equal to the regular quarterly cash dividend paid by FNB on its Common Stock multiplied by the Exchange Ratio. After the date of this Agreement, and prior to the Effective Time, West Coast shall make all applicable payments due to participants under the West Coast Stock Plan and (the employment agreements of West Coast, and all other applicable benefit plans, including all payments due on or affected by a change in control of West Coast under the terms of such plans).

         8.7 Current Information. During the period from the date of this Agreement until the Effective Time or the termination of this Agreement, each of West Coast and FNB shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of West Coast and FNB shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threats of material litigation involving such party, or (iv) the


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
occurrence, or nonoccurrence, of any event or condition the occurrence, or nonoccurrence, of which would reasonably be expected to cause any of such party's representations or warranties set forth herein that are qualified as to materiality to become untrue or inaccurate in any respect as of the Effective Time, and in each case shall keep the other fully informed with respect thereto.

         8.8 Other Actions. No Party shall, or shall permit any of its Subsidiaries to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from the Regulatory Authorities (unless such action is required by sound banking practice).

         8.9 Press Releases. Prior to the Effective Time, West Coast and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.10 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10 hereof, no West Coast Company nor any Affiliate thereof nor any Representatives thereof retained by any West Coast Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of West Coast's Board of Directors as determined after consultation with counsel, no West Coast Company or any Affiliate or representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but West Coast may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. West Coast shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. West Coast shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.11 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. FNB and West Coast undertake and agree to use their reasonable efforts to cause the Merger, and to take no action that would cause the Merger not to qualify for pooling-of-interests accounting treatment.

         8.12 Takeover Laws. Each West Coast Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

         8.13 Articles of Incorporation Provisions. Each West Coast Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the


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
grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any West Coast Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any West Coast Company that may be directly or indirectly acquired or controlled by it.

         8.14 Agreement of Affiliates. West Coast has disclosed in Section 8.14 of the West Coast Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of West Coast for purposes of Rule 145 under the 1933 Act. West Coast shall use its reasonable efforts to cause each such Person to deliver to FNB not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of West Coast Common Shares held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and West Coast have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of West Coast in exchange for shares of West Coast Common Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and West Coast have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.11 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of West Coast pursuant to this Agreement to enforce the provisions of this Section 8.11). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.

         8.15 Employee Benefits. Following the Effective Time, FNB shall provide generally to officers and employees of the West Coast Companies, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by West Coast or those currently provided by the FNB Companies to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, FNB shall provide generally to officers and employees of West Coast Companies severance benefits in accordance with the policies of Southwest which include a payment to terminated officers and employees of West Coast equal to one week's pay for each year of service. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the West Coast Benefit Plans) under such employee benefit plans, the service of the employees of the West Coast Companies prior to the Effective Time shall be treated as service with a FNB Company participating in such employee benefit plans.

         8.16 Employment Contracts of Certain Officers of West Coast. FNB shall provide Messrs. Geml, Panicaro and Delmotte new FNB employment contracts with such terms and conditions as shall be negotiated between the parties, in exchange for the cancellation by such officers of their existing West Coast employment contracts and corresponding severance pay agreements. In the event any of such officers elect not to enter into such proposed new FNB employment agreements, FNB shall honor the severance pay agreement in the existing West Coast employment agreement of such officer.


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
         8.17 Indemnification.

         (a) FNB shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend, and hold harmless each person who is now, or has at anytime prior to the date hereof, or who becomes prior to the Effective Time, an officer, director, employee, or agent of West Coast or its Subsidiaries (each, an "Indemnified Party"), after the Effective Time against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or pertaining to any action or omission occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent then permitted under Florida law and by the Articles of Incorporation and Bylaws of West Coast as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, FNB shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel selected by the Indemnified Party. FNB shall, and shall cause the Surviving Corporation, to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

         (b) If FNB or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.17.

         (c) The provisions of this Section 8.17 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Merger and be binding on all successors and assigns of FNB and the Surviving Corporation.

         8.18 Listing of Shares on Nasdaq. FNB undertakes, prior to the Effective Time, to cause the shares of FNB Common Stock to be issued pursuant to the Merger to be listed on the Nasdaq Small Cap Market, or such other exchange or Nasdaq market on which the FNB Common Stock trades at the Effective Time.

                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.7 of this Agreement:

                  (a) Shareholder Approval. The shareholders of West Coast shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and the rules and regulations of Nasdaq.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or


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
         made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Consents and Approvals. Other than the filing of the Florida Articles of Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the West Coast Disclosure Memorandum) or for the preventing of any default under any Contract of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

                  (f) Pooling of Interests. Ernst & Young, LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time to West Coast and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

                  (g) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell and Russell, LLP in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of West Coast Common Shares for FNB Common Stock will not give rise to gain or loss to the shareholders of West Coast with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of West Coast and FNB reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.7(a) of this Agreement:

                  (a) Representations and Warranties. For purposes of this
         Section 9.2(a), the accuracy of the representations and warranties of West Coast set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of West Coast set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of West Coast set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of West Coast set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on West Coast; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of West Coast to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. West Coast shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by West Coast's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

                  (d) Affiliates Agreements. FNB shall have received from each affiliate of West Coast the affiliates letter referred to in Section
         8.14 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

         9.3 Conditions to Obligations of West Coast. The obligations of West Coast to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by West Coast pursuant to Section 11.7(b) of this Agreement:

                  (a) Representations and Warranties. For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section
         6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Section 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. FNB shall have delivered to West Coast (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southwest and its counsel shall request.

                  (d) Fairness Opinion. West Coast shall have received from Advest, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio plus the payment of the dividends to West Coast Shareholders pursuant to Section 8.6 hereof is fair, from a financial point of view, to the holders of West Coast Common Shares.

                  (e) Payment of Consideration. FNB shall have delivered to Exchange Agent the consideration to be paid to holders of the West Coast Common Shares pursuant to Sections 3.1 and 3.4 of this Agreement.

                  (f) Price Condition. The Average Market Price of a share of FNB Common Stock shall not be less than $20.625.

                  (g) Opinion of Counsel. West Coast shall have received a written opinion of Smith, Gambrell & Russell, LLP counsel to FNB, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and West Coast.


                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of West Coast, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual written consent of the Board of Directors of FNB and the Board of Directors of West Coast; or

                  (b) By the Board of Directors of either FNB or West Coast (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of West Coast and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of West Coast and Section 9.3(a) of this Agreement in the case of FNB; or

                  (c) By the Board of Directors of either FNB or West Coast in the event of a material breach by the other Party of any covenant, agreement or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either FNB or West Coast in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of West Coast fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (e) By the Board of Directors of either FNB or West Coast in the event that the Merger shall not have been consummated by September 30, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By FNB in the event dissenters' rights are claimed, pursuant to the applicable provisions of the FBCA, by persons owning in the aggregate more than 10% of the issued and outstanding West Coast Common Shares; or

                  (g) By West Coast, if its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, upon written notice to FNB at least 24 hours prior to the closing, if the Average Market Price of FNB Common Shares shall be less than $20.625; or

                  (h) By the Board of Directors of either FNB or West Coast (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of West Coast and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                  (i) By West Coast, if at any time prior to the Effective Time, the fairness opinion of Advest, Inc. is withdrawn; or

                  (j) By West Coast if prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the West Coast Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the West Coast stockholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and 11.1 and Section 8.5 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement) (other than termination due to (A) the failure of FNB to satisfy a condition to closing, (B) failure to obtain the requisite approval of West Coast shareholders following a favorable recommendation by the West Coast Board, or (C) the withdrawal by the West Coast financial advisor of its fairness opinion), FNB shall be entitled to a cash payment from West Coast in an amount equal to $500,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse West Coast for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Definitions.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).


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
                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                  "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Average Market Price" shall mean the average of the high bid and low asked prices of such common stock in the over-the-counter market for the ten consecutive trading days prior to the Determination Date, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB).

                  "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

                  "Confidentiality Agreements" shall mean those certain Confidentiality Agreement referenced to in Section 8.5.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person.

                  "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, license, plan, of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, or (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order, where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

                  "Derivatives Contract" shall have the meaning set forth in
         Section 5.20 hereof.

                  "Determination Date" shall mean the fifth business day prior to the Effective Time.

                  "Effective Time" shall have the meaning set forth in Section
         1.3 hereof.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall have the meaning set forth in Section 5.12(c) hereof.

                  "Exchange Agent" shall have the meaning set forth in Section
         4.1 hereof.

                  "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) hereof.

                  "Exhibits" 1 and 2 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "FBCA" shall mean the Florida Business Corporation Act.

                  "FNB" shall have the meaning set forth in the first paragraph hereof.

                  "FNB Capital Stock" shall mean, collectively, the FNB Common Stock, the FNB Preferred Stock, and any other class or series of capital stock of FNB.

                  "FNB Common Stock" shall mean the $2 par value common stock of FNB.

                  "FNB Companies" shall mean, collectively, FNB and all FNB Subsidiaries.

                  "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Southwest describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "FNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FNB as of June 30, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1996, and for each of the three years ended December 31, 1995, 1994, and 1993, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                  "FNB Preferred Stock" shall mean the $10 par value preferred stock of FNB.


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
                  "FNB SEC Reports" shall have the meaning set forth in Section 6.4(a) hereof.

                  "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

                  "Florida Articles of Merger" shall mean the Articles of Merger to be executed by the Parties and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section
         1.3 of this Agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" shall have the meaning set forth in
         Section 8.13 hereof.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  "Lien" with respect to any Asset shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable,(ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

                  "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity) where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                  "Merger" shall have the meaning set forth in Section 1.1 hereof.

                  "Nasdaq" shall mean the Nasdaq Stock Market.

                  "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean either West Coast or FNB, and "Parties" shall mean both West Coast and FNB.

                  "PBCL" shall mean the Pennsylvania Business Corporation Law.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

                  "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Proxy Statement" shall mean the proxy statement used by West Coast to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of West Coast Common Shares.

                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of West Coast in connection with the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the SEC, NASD, NASDAQ, and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

                  "Rights" shall mean all calls, commitments, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or any contracts, commitments, or other arrangements may be bound to issue additional shares of its capital stock, or options, warrants, rights to purchase or acquire any additional shares of the capital stock.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Shareholders' Meeting" shall mean the meeting of the shareholders of West Coast to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Southwest" shall have the meaning set forth in the first paragraph hereof.

                  "Stock Option Agreement" shall have the meaning set forth in the Preamble hereof.

                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Surviving Corporation" shall mean Southwest as the surviving corporation resulting from the Merger or in the event the FNB/Southwest Merger has not be consummated prior to the Effective Time, such other wholly-owned Subsidiary of FNB substituted in place of Southwest as a Party to this Agreement.

                  "Takeover Laws" shall have the meaning set forth in Section
         5.18 hereof.

                  "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                  "Tax Opinion" shall have the meaning set forth in Section 9.1(g) hereof.

                  "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                  "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "West Coast" shall have the meaning set forth in the first paragraph hereof.

                  "West Coast Benefits Plans" shall have the meaning set forth in Section 5.12(a) hereof.

                  "West Coast Common Shares" shall mean the $1.00 par value common shares of West Coast.

                  "West Coast Companies" shall mean, collectively, West Coast and all West Coast Subsidiaries.

                  "West Coast Contract" shall have the meaning set forth in
         Section 5.13.

                  "West Coast Disclosure Memorandum" shall mean the written information entitled "West Coast Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "West Coast ERISA Plan" shall have the meaning set forth in
         Section 5.12(a) hereof.

                  "West Coast Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of West Coast as of June 30, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1996, and for each of the three fiscal years ended December 31, 1995, 1994, and 1993, as filed by West Coast in SEC Documents, and (ii) the consolidated balance sheets of West Coast (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1996.

                  "West Coast Options" shall have the meaning set forth in
         Section 3.5(a) hereof.

                  "West Coast Pension Plan" shall have the meaning set forth in
         Section 5.12(a) hereof.

                  "West Coast SEC Reports" shall have the meaning set forth in
         Section 5.5(a) hereof.

                  "West Coast Stock Plans" shall mean the existing stock option and other stock-based compensation plans and warrant instruments of West Coast set forth in Section 3.5 of the West Coast Disclosure Memorandum.

                  "West Coast Subsidiaries" shall mean the Subsidiaries of West Coast, which shall include the West Coast Subsidiaries described in
         Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of West Coast in the future and owned by West Coast at the Effective Time.

         (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Expenses.

         (a) Except as otherwise provided in this Section 11.2, each of FNB and West Coast shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and West Coast shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

         (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for Advest, Inc. as to West Coast and except for The Robinson-Humphrey Company, Inc. as to FNB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this

Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by West Coast or FNB, each of West Coast and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of West Coast Common Shares, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of West Coast Common Shares without the further approval of such shareholders.

         11.6 Obligations of FNB. Whenever this Agreement requires FNB (including the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking by FNB to cause the FNB Subsidiaries to take such action.

         11.7 Waivers.

         (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by West Coast, to waive or extend the time for the compliance or fulfillment by West Coast of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

         (b) Prior to or at the Effective Time, West Coast, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of West Coast under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of West Coast.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:


                  West Coast:       2724 Del Prado Boulevard South
                                    Cape Coral, Florida 33904
                                    Telecopy Number: 941-772-2096
                                    Attention:  Michael P. Geml, President

                  Copy to Counsel:  Carlton, Fields, Ward, Emanuel, Smith &
                                    Cutler, P.A.
                                    One Harbour Place
                                    777 S. Harbour Island Boulevard
                                    Tampa, Florida 33602-5799
                                    Telecopy Number: 813-229-4133
                                    Attention: Richard A. Denmon

                  FNB:              Hermitage Square
                                    Hermitage, PA 16148
                                    Telecopy Number: 412-983-3515
                                    Attention: Peter Mortensen
                                               Chairman of the Board and
                                               President
                                    copy to: John Waters, Vice President and
                                             Chief Financial Officer

                  Southwest:        2911 Tamiami Trail North
                                    Naples, Florida 33940
                                    Telecopy Number: 941-435-7658
                                    Attention: Gary L. Tice, Chairman of the
                                    Board, President and Chief Executive Officer

                  Copy to Counsel:  Smith, Gambrell & Russell, LLP
                                    3343 Peachtree Road, NE
                                    Suite 1800
                                    Atlanta, Georgia 30326
                                    Telecopy Number: 404-264-2652
                                    Attention: Robert C. Schwartz

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                   F.N.B. CORPORATION


                                   By: /s/ Peter Mortensen
                                      ------------------------------------------
                                      Name: Peter Mortensen
                                      Title: Chairman of the Board and President

                                   SOUTHWEST BANKS, INC.


                                   By: /s/ Gary L. Tice
                                      ------------------------------------------
                                      Name: Gary L. Tice
                                      Title: Chairman of the Board, President,
                                              and Chief Executive Officer

                                   WEST COAST BANCORP, INC.


                                   By: /s/ Michael P. Geml
                                      ------------------------------------------
                                      Name: Michael P. Geml
                                      Title: President

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of February 28, 1997, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation, SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation and wholly owned subsidiary of FNB, and WEST COAST BANCORP, INC. ("West Coast"), a Florida corporation.


                                    PREAMBLE

         The parties hereto entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 15, 1996 whereby FNB, Southwest and West Coast agreed to the merger of West Coast with and into Southwest. The parties now desire to amend the Merger Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Representations and Warranties of West Coast - Capital Stock.
Section 5.3(a) of the Merger Agreement is hereby amended by deleting Section 5.3(a) in its entirety and by insertion, in lieu thereof, of the following:

                  "(a) The authorized capital stock of West Coast consists of
         (i) 7,500,000 West Coast Common Shares, of which 1,544,466 shares are issued and outstanding as of the date of this Agreement and not more than 1,721,906 shares will be issued and outstanding at the Effective Time, and (ii) 2,500,000 preferred shares, par value $1.00 per share, none of which is issued and outstanding. All of the issued and outstanding West Coast Common Shares are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding West Coast Common Shares has been issued in violation of any preemptive rights. West Coast has reserved 239,700 West Coast Common Shares for issuance under the West Coast Stock Plans, pursuant to which options and warrants to purchase not more than 177,440 West Coast Common Shares are outstanding."

         2. Defined Terms. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

         3. Inconsistent Provisions. All provisions of the Merger Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Merger Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control and be binding.

         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf as of the date first written above.

                                   F.N.B. CORPORATION


                                   By: /s/ Peter Mortensen
                                      ------------------------------------------
                                           Peter Mortensen
                                           Chairman of the Board and President


                                   SOUTHWEST BANKS, INC.


                                   By: /s/ Gary L. Tice
                                      ------------------------------------------
                                           Gary L. Tice
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                   WEST COAST BANCORP, INC.


                                   By: /s/ Michael P. Geml
                                      ------------------------------------------
                                           Michael P. Geml
                                           President

                                   APPENDIX B

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated November 15, 1996, between F.N.B. Corporation, a Pennsylvania corporation ("FNB") and West Coast Bancorp, Inc., a Florida corporation ("West Coast").

                              W I T N E S S E T H :

         WHEREAS, FNB and West Coast have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

         WHEREAS, as a condition and inducement to FNB's pursuit of the transactions contemplated by the Merger Agreement and in consideration therefor, West Coast has agreed to grant FNB the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) West Coast hereby grants to FNB an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 426,991 authorized but unissued fully paid and nonassessable Common Shares, $1.00 par value, of West Coast ("Common Shares"), at a price per Share equal to $15.00 (as adjusted as set forth herein, the "Option Price"); provided, that in no event shall the number of Shares for which this Option is exercisable, when combined with the West Coast Common Shares beneficially owned at such time by FNB, exceed 19.9% of the issued and outstanding Common Shares. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of Common Shares then issued and outstanding including Common Shares beneficially by FNB, but without giving effect to any Shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize West Coast or FNB to breach any provision of the Merger Agreement.

         2. (a) Subject to compliance with applicable laws and regulations, the Holder (as hereinafter defined) may exercise the Option, notwithstanding the provisions of the Confidentiality Agreements (as defined in the Merger Agreement) in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (other than termination due to (A) the failure of FNB to satisfy a condition to closing, (B) failure to obtain the requisite approval of West Coast shareholders following a favorable recommendation by the West Coast Board, or (C) the withdrawal by the West Coast financial advisor of its fairness opinion); (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event; or (iv) such other date as to which the Holder and West Coast agree. The term "Holder" shall mean the holder or holders of the Option. The rights set forth in Sections 7 and 9 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                   (i) West Coast or any of its Subsidiaries (as hereinafter defined) (each a "West Coast Subsidiary"), without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than FNB or any of its Subsidiaries (each a "FNB Subsidiary") or the Board of Directors of West Coast shall have recommended that the shareholders of West Coast approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement or this Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving West Coast or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of West Coast, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of West Coast or any Significant Subsidiary of West Coast, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of West Coast or any Significant Subsidiary of West Coast, and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any person (excluding the officers and directors of West Coast) other than FNB, any FNB Subsidiary or any West Coast Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Common Shares (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                 (iii) The shareholders of the West Coast shall not have approved the transactions contemplated by the Merger Agreement at the meeting held for that purpose or any adjustment thereof, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after West Coast's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the shareholders of West Coast approve the transactions contemplated by the Merger Agreement, or West Coast or any West Coast Subsidiary, without having received FNB's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose or interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction, with any person other than FNB or a FNB Subsidiary;

                  (iv) Any person other than FNB or any FNB Subsidiary shall have made a bona fide proposal to West Coast or its shareholders to engage in an Acquisition Transaction, which proposal has an economic value equivalent to or in excess of that of FNB.

                  (v) West Coast shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle FNB to terminate the Merger Agreement; or

                  (vi) Any person other than FNB or any FNB Subsidiary, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:


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
                  (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Shares; or

                 (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

         (d) West Coast shall notify FNB promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by West Coast shall not be a condition to the right of the Holder to exercise the Option.

         (e) No shares shall be issued pursuant to the exercise of this Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction.

         (f) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to West Coast a written notice prior to an Exercise Termination Event (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify the West Coast of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (g) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to West Coast the aggregate purchase price for the Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by West Coast, provided that failure or refusal of West Coast to designate such a bank account shall not preclude the Holder from exercising the Option.

         (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, West Coast shall deliver to the Holder a certificate or certificates representing the number of Common Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. In addition, the Holder shall provide to West Coast a letter agreeing that Holder will not offer to sell or dispose of such shares in violation of applicable law or this Agreement

         (i) Certificates for Common Shares delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and West Coast and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of West Coast and will be provided to the holder hereof without charge upon receipt by West Coast of a written request therefor."

It is understood and agreed that: (1) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to West Coast a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to West Coast, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be


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
removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the proceeding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (j) Upon the giving by the Holder to West Coast of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of West Coast shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. West Coast shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. West Coast agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Shares so that the Option may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by West Coast; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and West Coast duly and effectively to issue Common Shares pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution as set forth in Section 5 hereof.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of West Coast, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Common Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by West Coast of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, West Coast will execute and deliver a new Agreement of like tenor and date.

         5. The number of Common Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

                  (a) In the event of any change in Common Shares by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Common Shares purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Common Shares that remain subject to the Option shall be increased so that, after such issuance and together with Common Shares previously issued pursuant to the exercise of the Option (together with the number of Shares previously issued under this Option and the number of Shares otherwise beneficially owned by FNB) (as adjusted on account of any of the foregoing changes in the Common Shares), it equals 19.9% of the number of Common Shares then issued and outstanding.

                  (b) Whenever the number of Common Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Common Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Common Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, West Coast shall, at the request of FNB delivered prior to an Exercise Termination Event (or such later period as provided in Section 10) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Common Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Common Shares issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by FNB. West Coast will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 120 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. FNB shall have the right to demand two such registrations. The first demand registration effected under this Section 6 shall be at West Coast's expense except for underwriting commissions and the fees and expenses of FNB's counsel attributable to the registration of the Common Shares. The second demand registration shall be at FNB's expense. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, West Coast proposes to register any of its equity securities under the 1933 Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Common Shares issued pursuant hereto for sale to the public under the 1933 Act, it will each such time give prompt written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Common Shares intended to be disposed of and the intended method or methods of disposition thereof), West Coast will use its best efforts to effect the registration under the 1933 Act of all Common Shares which West Coast has been so requested to register by FNB, to the extent requisite to permit the disposition of the Common Shares in accordance with the intended methods thereof as specified by FNB. West Coast shall be obligated to effect only one such piggy-back registration pursuant to this Section 6. FNB shall pay such incremental expenses incurred by West Coast in connection with registering the Common Shares requested to be registered by FNB pursuant to its piggy-back registration rights under this Section 6, which expenses are in addition to the expenses that West Coast would have otherwise incurred in registering equity securities under the 1933 Act. The foregoing notwithstanding, if, at the time of any request by FNB for registration of Option Shares as provided above, West Coast has initiated discussions with investment bankers concerning, or is in registration with respect to an underwritten public offering of Common Shares, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the Common Shares offered by West Coast, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and West Coast in the aggregate; and provided further, however, that if such reduction occurs, then the West Coast shall file a registration statement for the balance as promptly as practical thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by West Coast for inclusion


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
in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, West Coast shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for West Coast. In any such registration, West Coast and FNB shall agree to indemnify each other on customary terms with regard to any information provided by such party. Upon receiving any request under this Section 6 from any Holder, West Coast agrees to send a copy thereof to any other person known to West Coast to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         7. (a) Upon the occurrence of a Repurchase Event (as hereinafter defined) that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), West Coast shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), West Coast shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Repurchase Event" shall occur if (i) any person other than FNB or any of its Subsidiaries shall have acquired beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding Common Shares, or (ii) any of the transactions described in Section 8(a)(i), 8(a)(ii), or 8(a)(iii) shall be consummated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Shares at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Shares to be paid by any third party pursuant to an agreement with West Coast, (iii) the highest closing price for Common Shares within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of West Coast's assets or deposits, the sum of the net price paid in such sale for such assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of West Coast as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of Common Shares of West Coast outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

         (b) The Holder and the Owner, as the case may be, may exercise its right to require West Coast to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to West Coast, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require West Coast to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, West Coast shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that West Coast is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that West Coast is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, West Coast shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten business days after the date on which West Coast is no longer so prohibited; provided, however, that if West Coast at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivery to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and West Coast hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, West Coast shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that West Coast is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of Common Shares obtained by multiplying the number of Common Shares for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that, prior to an Exercise Termination Event, West Coast shall enter into an agreement (i) to consolidate with or merge into any person, other than FNB or a FNB Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than FNB or a FNB Subsidiary, to merge into West Coast and West Coast shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding Common Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any Significant Subsidiary's assets or deposits to any person, other than FNB or a FNB Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with West Coast (if other than West Coast), (ii) West Coast in a merger in which West Coast is the continuing or surviving person, and (iii) the transferee of all or substantially all of West Coast's assets or deposits (or the assets or deposits of a Significant Subsidiary of West Coast).

           (ii) "Substitute Common Shares" shall mean the common shares issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

           (iv) "Average Price" shall mean the average closing price of the Substitute Common Share for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the substitute Common Shares on the day preceding such consolidation, merger or sale; provided that if West Coast is the issuer of the Substitute Option, the Average Price shall be computed with respect to common shares issued by the person merging into West Coast or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of Substitute Common Shares as is equal to the Assigned Value multiplied by the number of Common Shares for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per Substitute Common Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of Common Shares for which the Option is then exercisable and the denominator of which shall be the number of Substitute Common Shares for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares which together with shares of the Acquiring Corporation then beneficially owned by FNB, constitutes more than 19.9% of the shares of Substitute Common Shares outstanding prior to exercise of the Substitute Option.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option West Coast") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of Substitute Common Shares for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Shares (the "Substitute Shares"), the Substitute Option West Coast shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Shares within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

         (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option West Coast to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option West Coast, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option West Coast to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within ten business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option West Coast shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option West Coast is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that the Substitute Option West Coast is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option West Coast shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten business days after the date on which the Substitute Option West Coast is no longer so prohibited; provided, however, that if the Substitute Option West Coast is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option West Coast shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option West Coast shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option West Coast is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of the Substitute Common Shares obtained by multiplying the number of Substitute Common Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

         10. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason or such exercise.

         11. West Coast hereby represents and warrants to FNB as follows:

         (a) West Coast has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of West Coast and no other corporate proceedings on the part of West Coast are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by West Coast.

         (b) West Coast has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Common Shares equal to the maximum number of Common Shares at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, FNB, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following such Subsequent Triggering Event; provided, however that until the date 30 days following the date on which the Federal Reserve Board has approved applications by FNB to acquire the Common Shares subject to the Option, FNB may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of issuer, (iii) an assignment to a single party (i.e., a broker or investment banker) for the purpose of conducting a widely disbursed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         13. Each of FNB and West Coast will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder, but FNB shall not be obligated to apply to state banking authorities for approval to acquire the Common Shares issuable hereunder until such time, if ever, as it deems appropriate to do so.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or West Coast is not permitted to repurchase pursuant to Section 7, the full number of Common Shares provided in
Section 1(a) hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of West Coast to allow the Holder to acquire or to require West Coast to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as the date first above written.


                                    F.N.B. CORPORATION

                                    By: /s/  Peter Mortensen
                                       -----------------------------------------
                                    Name: Peter Mortensen
                                    Title: Chairman of the Board and President


                                    WEST COAST BANCORP,  INC.

                                    By: /s/  Michael P. Geml
                                       -----------------------------------------
                                    Name: Michael P. Geml
                                    Title: President

                                 FIRST AMENDMENT
                                       TO
                             STOCK OPTION AGREEMENT


         THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT (the "Amendment") is made and entered into as of February 28, 1997, by and between F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation and WEST COAST BANCORP, INC. ("West Coast"), a Florida corporation.

                                    PREAMBLE

         The parties hereto entered into a Stock Option Agreement (the "Agreement") dated as of November 15, 1996, pursuant to which West Coast granted to FNB an irrevocable option to purchase West Coast Common Shares upon the occurrence of certain events described in the Agreement. The parties now desire to amend the Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Amendment. Section 1 of the Agreement is hereby amended by deleting
Section 1 in its entirety and by insertion, in lieu thereof, of the following:

                  "(a) West Coast hereby grants to FNB an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 340,010 authorized but unissued fully paid and nonassessable Common Shares, $1.00 par value, of West Coast ("Common Shares"), at a price per Share equal to $15.00 (as adjusted as set forth herein, the "Option Price"); provided, that in no event shall the number of Shares for which this Option is exercisable, when combined with the West Coast Common Shares beneficially owned at such time by FNB, exceed 19.9% of the issued and outstanding Common Shares. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                  (b) In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of Common Shares then issued and outstanding including Common Shares beneficially owned by FNB. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize West Coast or FNB to breach any provision of the Merger Agreement."

         2. Defined Terms. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Agreement.

         3. Inconsistent Provisions. All provisions of the Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control and be binding.

         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf as of the date first written above.

                                    F.N.B. CORPORATION


                                    By: /s/ Peter Mortensen
                                       -----------------------------------------
                                            Peter Mortensen
                                            Chairman of the Board and President


                                    WEST COAST BANCORP, INC.



                                    By: /s/ Michael P. Geml
                                       -----------------------------------------
                                            Michael P. Geml
                                            President

                                   APPENDIX C

ADVEST


ADVEST, INC.
A SUBSIDIARY OF THE ADVEST GROUP, INC.                        CORPORATE FINANCE
-------------------------------------------------------------------------------
Serving Investors Since 1898                              One Rockefeller Plaza
                                                                     21St Floor
                                                             New York, NY 10020
                                                                 (212) 584-4204


                                March 4, 1997






Board of Directors
West Coast Bancorp, Inc.
2724 Del Prado Boulevard
Cape Coral, Florida 33904

Members of the Board:

         West Coast Bancorp, Inc. ("West Coast"), F.N.B. Corporation ("FNB") and Southwest Banks, Inc. ("Southwest"), a wholly-owned subsidiary of FNB have entered into an Agreement and Plan of Merger dated as of November 15, 1996 (the "Agreement"), pursuant to which West Coast will be merged with and into Southwest (the "Merger").

         The Agreement provides that each outstanding share of West Coast, par value $1.00, will be converted into .794 shares of FNB Common Stock (the "Exchange Ratio"), subject to adjustments under certain circumstances. In addition, West Coast has the right to declare, set aside and pay cash dividends per share on West Coast common stock equivalent in amount to the cash dividends per share declared by FNB multiplied by the Exchange Ratio up until the Effective Time. The terms and conditions of the proposed transaction are described in more detail in the Agreement.

         In connection with executing the Agreement, West Coast entered into a Stock Option Agreement (the "Option Agreement") dated November 15, 1996, pursuant to which West Coast granted FNB an option to acquire up to 19.9% of West Coast common stock then issued and outstanding including shares beneficially owned by FNB, at a price of $15.00 per share, exercisable upon the occurrence of certain events specified in the Option Agreement. The Agreement also provides for the payment of a $500,000 fee to FNB upon the occurrence of certain events specified in the Agreement in the event that the Merger is not consummated. The Agreement is expected to be considered by the shareholders of West Coast at a shareholders' meeting and consummated shortly after the receipt of shareholder and state and federal regulatory approvals.

ADVEST
 Board of Directors
 March 4, 1997
 Page 2

         You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of West Coast.

         In arriving at the opinion set forth below, we have among other things: reviewed the Agreement and the exhibits and schedules thereto; reviewed the Annual Reports on Form 10-KSB for West Coast and Form 10-K for FNB for each of the three fiscal years ended December 31, 1995, as well as unaudited financial information for the year ended December 31, 1996, for each of West Coast and FNB and earnings press releases for year ended December 31, 1996; reviewed certain financial information as filed with federal banking agencies for the three years ended December 31, 1995, as well as for the nine months ended September 30, 1996, for each of West Coast and FNB, including comparative financial and operating data on the banking industry and certain institutions which we deemed to be comparable to each of the companies; reviewed the historical market prices and trading activity for the common stock of each of West Coast and FNB and compared them with certain publicly-traded companies which we deemed to be comparable to each company; reviewed certain bank mergers and acquisitions on a state, regional and nationwide basis for institutions which we deemed to be comparable to West Coast and compared the proposed consideration with the consideration paid in such other mergers and acquisitions which we deemed relevant; conducted limited discussions with members of senior management of each of West Coast and FNB concerning the financial condition, business, and prospects of each respective company; and reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

         In preparing this opinion we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have not independently verified such information nor have we undertaken an independent evaluation of the assets or liabilities of West Coast or FNB. Advest has been retained by the Board of Directors of West Coast to act as financial advisor to West Coast with respect to the Merger and will receive a fee for its services including a fee for this opinion. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated by us as of the date of this letter. Our opinion is directed to the Board of Directors of West Coast and does not constitute a recommendation of any kind to any shareholder of West Coast as to how such shareholder should vote at the shareholders' meeting to be held in connection with the Merger. We have assumed for purposes of this opinion that there has been no material change in the financial condition of either West Coast or FNB from that existing on December 31, 1996.

 ADVEST
    Board of Directors
    March 4, 1997
    Page 3


         In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of West Coast.



                                        Very truly yours,


                                        Advest, Inc.

                                        By:  /s/ Thomas G. Rudkin
                                             ---------------------------
                                             Thomas G. Rudkin
                                             Managing Director



TGR:mv

              PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Numbered Paragraph 6.b of the FNB Charter provides as follows:

         Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this para graph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

         Article IX of the FNB Bylaws provides that FNB shall indemnify each director and officer of FNB and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of FNB or otherwise) arising out of such director's or officer's service to FNB or to another organization at FNB's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding shall be paid by FNB in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to FNB) shall have been furnished to FNB to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. FNB may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

         Section 1741 of the PBCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

                 (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

                 (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3)      By the shareholders.

         Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

         THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF PENNSYLVANIA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE AS
EXHIBIT 99.3 OF THIS REGISTRATION STATEMENT.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed with or incorporated by reference in this Registration Statement:

   EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
   -----------   --------------------------------------------------------------

       2 .1      Agreement and Plan of Merger, by and among F.N.B. Corporation
                 ("FNB"), Southwest Banks, Inc.  ("Southwest") and West Coast
                 Bancorp, Inc. ("West Coast"), dated November 15, 1996
                 (included as Appendix A to the Proxy Statement-Prospectus).
       2 .1.1    Amendment No. 1 to Agreement and Plan of Merger, dated as of
                 February 28, 1997 (included as Appendix A to the Proxy
                 Statement-Prospectus).
       5 .1      Opinion of Cohen & Grigsby, P.C.
       8 .1      Opinion of Smith, Gambrell & Russell, LLP
       10.1      Stock Option Agreement by and between FNB and West Coast,
                 dated November 15, 1996 (included as Appendix B to the Proxy
                 Statement-Prospectus).
       10.1.1    Amendment No. 1 to Stock Option Agreement, dated as of
                 February 28, 1997 (included as Appendix B to the Proxy
                 Statement - Prospectus).
       23.1      Consent of Ernst & Young LLP
       23.2      Consent of Coopers & Lybrand L.L.P.
       23.3      Consent of S.R. Snodgrass, A.C.
       23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
       23.5      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit
                 8.1).
       23.6      Consent of Advest, Inc.
       23.7      Consent of Hill, Barth & King, Inc.
       24.1      Powers of Attorney
       99.1      Form of Proxy for Special Meeting of Shareholders of West
                 Coast.
       99.2      Opinion of Advest, Inc. (included as Appendix C to the Proxy
                 Statement-Prospectus).
       99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.

ITEM 22.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERMITAGE, COMMONWEALTH OF PENNSYLVANIA, ON FEBRUARY 25, 1997.

                                          F.N.B. CORPORATION


                                          By: /s/ Peter Mortensen
                                             -----------------------------------
                                                        Peter Mortensen
                                                    Chairman and President

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      SIGNATURE                                  TITLE                                     DATE
      ---------                                  -----                                     ----
       /s/ Peter Mortensen           Chairman, President and Director              February 25, 1997
  -----------------------------       (Principal Executive Officer)
         Peter Mortensen

                *                      Executive Vice President and                February 25, 1997
  -----------------------------                  Director
      Stephen J. Gurgovits

                *                      Vice President and Director                 February 25, 1997
  -----------------------------
     Samuel K. Sollenberger


       /s/ John D. Waters           Vice President and Chief Financial             February 25, 1997
  -----------------------------        Officer (Principal Financial
         John D. Waters                  and Accounting Officer)

                *                                Director                          February 25, 1997
  -----------------------------
      W. Richard Blackwood

                                                 Director
  -----------------------------
       William B. Campbell

                *                                Director                           January 2,  1997
  -----------------------------
        Charles T. Cricks

                *                                Director                          February 25, 1997
  -----------------------------
      Henry M. Ekker, Esq.

                *                                Director                          February 25, 1997
  -----------------------------
        Thomas C. Elliott

                *                                Director                          February 25, 1997
  -----------------------------
         Thomas W. Hodge

                *                                Director                          February 25, 1997
  -----------------------------
     George E. Lowe, D.D.S.

                                                 Director
  -----------------------------
        James S. Lindsay

                 *                               Director                           January 2, 1997
  -----------------------------
           Paul P. Lynch

                                                 Director
  -----------------------------
          Edward J. Mace

                 *                               Director                          February 25, 1997
  -----------------------------
          Robert S. Moss

                                                 Director
  -----------------------------
         Richard C. Myers

                 *                               Director                          February 25, 1997
  -----------------------------
          John R. Perkins

                 *                               Director                           January 2, 1997
  -----------------------------
         William A. Quinn

                 *                               Director                          February 25, 1997
  -----------------------------
          George A. Seeds

                 *                               Director                          February 25, 1997
  -----------------------------
        William J. Strimbu

                                                 Director
  -----------------------------
           Gary L. Tice

                 *                               Director                          February 25, 1997
  -----------------------------
         Archie O. Wallace

                 *                               Director                           January 3, 1997
  -----------------------------
         Joseph M. Walton

                 *                               Director                          February 25, 1997
  -----------------------------
          James T. Weller

                 *                               Director                          February 25, 1997
  -----------------------------
       Eric J. Werner, Esq.

                 *                               Director                           January 2, 1997
  -----------------------------
          Donna C. Winner

     *By: /s/ John D. Waters
         ------------------------------------
           John D. Waters, as Attorney-in-Fact

                                 EXHIBIT INDEX


   EXHIBIT NO.                                  DESCRIPTION OF EXHIBIT
   -----------   --------------------------------------------------------------------------------------------------------

       2.1       Agreement and Plan of Merger, by and among F.N.B. Corporation ("FNB"), Southwest Banks, Inc.
                 ("Southwest") and West Coast Bancorp, Inc. ("West Coast"), dated November 15, 1996 (included as
                 Appendix A to the Proxy Statement-Prospectus).
       2.1.1     Amendment No. 1 to Agreement and Plan of Merger dated as of February 28, 1997 (included as Appendix A to the Proxy Statement-Prospectus).
       5.1       Opinion of Cohen & Grigsby, P.C.
       8.1       Opinion of Smith, Gambrell & Russell, LLP
       10.1      Stock Option Agreement by and between FNB and West Coast, dated November 15, 1996 (included as Appendix
                 B to the Proxy Statement-Prospectus).
       10.1.1    Amendment No. 1 to Stock Option Agreement, dated as of February 28, 1997 (included as Appendix B to the
                 Proxy Statement - Prospectus).
       23.1      Consent of Ernst & Young LLP
       23.2      Consent of Coopers & Lybrand L.L.P.
       23.3      Consent of S.R. Snodgrass, A.C.
       23.4      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
       23.5      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
       23.6      Consent of Advest, Inc.
       23.7      Consent of Hill, Barth & King, Inc.
       24.1      Powers of Attorney
       99.1      Form of Proxy for Special Meeting of Shareholders of West Coast.
       99.2      Opinion of Advest, Inc. (included as Appendix C to the Proxy Statement-Prospectus).
       99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.